Exhibit 10.1

Execution Version

THIRD AMENDMENT

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 18, 2021

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of March 18, 2021 by and among HYATT HOTELS CORPORATION, a Delaware corporation (“Hyatt”), HOTEL INVESTORS I, INC., a société à responsabilité limitée duly incorporated and validly existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 2-4, rue Eugène Ruppert, L-2453 Luxembourg, Grand-Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 157.496 (the “Foreign Borrower”, together with Hyatt, collectively, the “Borrowers”), each of Hyatt Equities, L.L.C., a Delaware limited liability company (“Equities”), Select Hotels Group, L.L.C., a Delaware limited liability company (“Select”), Hyatt Place Franchising, L.L.C., a Delaware limited liability company (“Hyatt Place Franchising”), Hyatt Corporation, a Delaware corporation (“Corporation”), HE Orlando Hotel, LLC, a Delaware limited liability company (“Orlando”), Hyatt Franchising, L.L.C., a Delaware limited liability company (“Franchising”), SDI, Inc., a Nevada corporation (“SDI”), H.E. San Antonio I, L.L.C., a Delaware limited liability company (“San Antonio”), Miraval Resort Arizona, LLC, a Delaware limited liability company (“Miraval”), HR Lake Tahoe Owner, LLC, a Delaware limited liability company (“Lake Tahoe”), and Hyatt House Franchising, L.L.C., a Kansas limited liability company (“Hyatt House Franchising”, together with Equities, Select, Hyatt Place Franchising, Corporation, Orlando, Franchising, SDI, San Antonio, Miraval and Lake Tahoe, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, collectively, the “Credit Parties”), each of the Lenders party hereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Second Amended and Credit Agreement dated as of January 6, 2014, by and among the Borrowers, the other Credit Parties party thereto, the Lenders, the Administrative Agent and the other parties thereto (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of January 10, 2018 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of April 21, 2020 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement; and

WHEREAS, the Credit Parties, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.    Amendments to the Credit Agreement. Effective as of March 18, 2021 (the “Third Amendment Effective Date”) but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as set forth in the marked terms on Annex I attached hereto (the “Amended Credit Agreement”). In Annex I hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text, and insertions of text are indicated by double-underlined text. As of the Third Amendment Effective Date, the parties hereto agree that Schedules 2.1(a), 5.2(a) and 6.7(a) to the Credit Agreement are hereby amended as set forth in Annex II attached hereto. As so amended, the Credit Agreement shall continue in full force and effect. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.

2.    Extending Lenders. Each Lender set forth on Annex III hereto (each, an “Extending Lender”) hereby agrees that the Maturity Date with respect to itself and its Revolving Commitment, LOC Commitment and Swingline Commitment shall be subject to automatic extension upon the exercise by Hyatt of the extension option set forth in Section 2.24 of the Amended Credit Agreement in accordance with (and subject only to) the terms of such section. Notwithstanding the foregoing or anything in the Credit Agreement to the contrary, if there are one or more Lenders who are not Extending Lenders (the “Non-Extending Lenders”), then, on the Extension Date (as defined in the Amended Credit Agreement), (i) the Maturity Date with respect to the Revolving Commitment, LOC Commitment and Swingline Commitment of each Extending Lender shall be automatically extended to January 10, 2024 without consent or further action by any Lender or any other Person, (ii) the Revolving Commitment of each Non-Extending Lender shall terminate, (iii) the Aggregate Revolving Committed Amount shall be reduced by the Revolving Committed Amount of each Non-Extending Lender, (iv) the Swingline Committed Amount and the aggregate Dollar Amount of LOC Obligations permitted under the Credit Agreement shall be reduced on a proportionate basis with the reduction of such Aggregate Revolving Committed Amount and (v) all Obligations (including all accrued interest and Facility Fees) owing to the Non-Extending Lenders shall be due and payable in full. The amended Schedule 2.1(a) attached hereto in Annex II sets forth the “Revolving Committed Amount”, “Commitment Percentage”, “LOC Committed Amount” and “LC Commitment Percentage” of each Lender both before and after giving effect to the proposed extension. For the avoidance of doubt, after giving effect to the proposed extension if such extension option is exercised by Hyatt, the aggregate total Swingline Committed Amount shall be $48,333,333.33 and the aggregate total Dollar Amount of LOC Obligations shall be $193,333,333.33.

3.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)    Execution of Amendment. Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Credit Parties, the Lenders and the Administrative Agent.

(b)    Absence of Legal Proceedings. The absence of any pending or, to the best knowledge of Hyatt, threatened action, suit, investigation, proceeding, bankruptcy or insolvency, injunction, order or claim with respect to Hyatt or any of its Subsidiaries which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(c)    Know Your Customer Information. The Borrowers and each other Credit Party shall have provided all information requested by the Administrative Agent and each Lender (to the extent requested in writing (which may be by e-mail) at least 3 Business Days prior to the Third Amendment Effective Date) in order to comply with applicable “know your customer” and Anti-Money Laundering Laws including without limitation, the Patriot Act.

(d)    Officer’s Certificate. Receipt by the Administrative Agent of a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that as of the Third Amendment Effective Date (i) Hyatt and each of the other Credit Parties on a consolidated basis are solvent and (ii) after giving effect to the consummation of the Amendment, no Default or Event of Default has occurred and is continuing.

(e)    Fees. Receipt by the Administrative Agent of all fees and expenses, if any, then owing by the Borrowers to the Lenders and the Administrative Agent, including without limitation, the fees set forth in that certain Fee Letter dated as of March 2, 2021, among the Arrangers (as defined therein) and the Borrowers.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 3 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the date of this Amendment specifying its objections.

4.    Representations and Warranties of the Credit Parties. The Credit Parties hereby represent and warrant as follows:

(a)    This Amendment has been duly authorized by all necessary corporate action on the part of the Borrowers and the other Credit Parties party hereto, and this Amendment constitutes a legal, valid and binding obligation of the Borrowers and the other Credit Parties party hereto, enforceable against the Borrowers and any such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment has been duly executed and delivered on behalf of the Borrowers and the other Credit Parties.

(b)    As of the date hereof and after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.

(c)    The representations and warranties made by the Borrowers in the Amended Credit Agreement or any other Credit Document or which are contained in any certificate furnished in connection therewith are true and correct in all material respects (or in the case of a representation or warranty qualified by materiality, true and correct in all respects) on and as of the date hereof as if made on and as of such date (except for those which expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) after giving effect to the terms of this Amendment.

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5.    Reaffirmation. (i) Each Guarantor hereby reaffirms its continuing obligations to the Administrative Agent, the Lenders and the Hedging Agreement Providers under the Guaranty and agrees that the transactions contemplated by this Amendment, including the effectiveness of the Amended Credit Agreement, shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder; and (ii) each Borrower and each Guarantor hereby reaffirms its acceptance of the non-exclusive jurisdiction of the courts of the State of Illinois in Cook County or any federal court located in the State of Illinois, as provided in Section 10.14 of the Credit Agreement.

6.    Reference to and Effect on the Credit Agreement.

(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement (including any reference to “this Agreement,” “hereunder,” “herein” or words of like import referring thereto) or in any other Credit Document shall mean and be a reference to the Amended Credit Agreement.

(b)    Each Credit Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Notes, any of the other Credit Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith or herewith.

(d)    This Amendment is a “Credit Document” under (and as defined in) the Amended Credit Agreement.

(e)    Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated.

7.    Expenses. The Credit Parties jointly and severally agree to pay or reimburse the Administrative Agent and the Lead Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of one outside counsel to the Administrative Agent, the Issuing Lenders and the Lead Arrangers.

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8.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (WITHOUT TAKING INTO ACCOUNT CONFLICT OF LAW PRINCIPLES).

9.    Headings. Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Amendment.

10.    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by Facsimile, e-mailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed original counterpart of this Amendment.

[remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to Credit Agreement to be duly executed and delivered as of the date first above written.

HYATT:	HYATT HOTELS CORPORATION,
a Delaware corporation

	By:	/s/ Bradley O’Bryan
	Name:	Bradley O’Bryan
	Title:	Senior Vice President and Treasurer

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

FOREIGN BORROWER:	HOTEL INVESTORS I, INC.,
a Luxembourg société à responsabilité limitée

	By:	/s/ Bradley O’Bryan
	Name:	Bradley O’Bryan
	Title:	Type B Manager

	By:	/s/ Marjorie Allo
	Name:	Marjorie Allo
	Title:	Type A Manager

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

GUARANTORS:	HE ORLANDO HOTEL, LLC
HYATT FRANCHISING, L.L.C.
HYATT PLACE FRANCHISING, L.L.C.
SDI, INC.
H.E. SAN ANTONIO I, L.L.C.
HR LAKE TAHOE OWNER, LLC
HYATT HOUSE FRANCHISING, L.L.C.
MIRAVAL RESORT ARIZONA, LLC

	By:	/s/ Bradley O’Bryan
	Name:	Bradley O’Bryan
	Title:	Vice President, Treasurer

HYATT CORPORATION

	By:	/s/ Bradley O’Bryan
	Name:	Bradley O’Bryan
	Title:	Senior Vice President and Treasurer

HYATT EQUITIES, L.L.C.
SELECT HOTELS GROUP, L.L.C.

	By:	/s/ Bradley O’Bryan
	Name:	Bradley O’Bryan
	Title:	Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually in its capacity as a Lender and an Extending Lender and in its capacity as Administrative Agent

	By:	/s/ Mark F. Monahan
	Name:	Mark F. Monahan
	Title:	Senior Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

BANK OF AMERICA, N.A., as a Lender and an Extending Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender and an Extending Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu (ming.k.chu@db.com)
Title:	Director (212-250-5451)

By:	/s/ Marko Lukin
Name:	Marko Lukin (marko.lukin@db.com)
Title:	Vice President (212-250-7283)

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

JPMORGAN CHASE BANK, N.A., as a Lender and an Extending Lender

By:	/s/ Lance Buxkemper
Name:	Lance Buxkemper
Title:	Executive Director

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

THE BANK OF NOVA SCOTIA, as a Lender and an Extending Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender and an Extending Lender

By:	/s/ Kevin W. Raisch
Name:	Kevin W. Raisch
Title:	Authorized Signatory

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

TRUIST BANK, as a Lender and an Extending Lender

By:	/s/ J. Matthew Rowand
Name:	J. Matthew Rowand
Title:	Director

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and an Extending Lender

By:	/s/ Terrence Ward
Name:	Terrence Ward
Title:	Senior Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender and an Extending Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Attila Coach
Name:	Attila Coach
Title:	MD

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender and an Extending Lender

By:	/s/ Alan Vitulich
Name:	Alan Vitulich
Title:	Director

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an Extending Lender

By:	/s/ Tracy S. Larrison
Tracy S. Larrison, Senior Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender and an Extending Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

BBVA USA, as a Lender and an Extending Lender

By:	/s/ Don Byerly
Name:	Don Byerly
Title:	Executive Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

FIFTH THIRD BANK, NATIONAL ASSOCIATION
(f/k/a Fifth Third Bank) as a Lender and an Extending Lender

By:	/s/ Brook Miller
Name:	Brook Miller
Title:	Executive Director

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

SANTANDER BANK, N.A., as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Zara Kamal
Name:	Zara Kamal
Title:	Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

THE NORTHERN TRUST COMPANY, as a Lender and an Extending Lender

By:	/s/ Molly Drennan
Name:	Molly Drennan
Title:	Senior Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

COMERICA BANK, as a Lender and an Extending Lender

By:	/s/ John Lascody
Name:	John Lascody
Title:	Vice President

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[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

FIRST HAWAIIAN BANK, as a Lender and an Extending Lender

By:	/s/ Derek Chang
Name:	Derek Chang
Title:	Senior Vice President

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

with Hyatt Hotels Corporation]

ANNEX I

MARKED CREDIT AGREEMENT

See attached.

(Not a Legal Document)

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 6, 2014

among

HYATT HOTELS CORPORATION,

as a Borrower,

HOTEL INVESTORS I, INC.,

as Foreign Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE LENDERS PARTIES HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF NOVA SCOTIA,

as Joint Book Runners and Co-Lead Arrangers,

and

DEUTSCHE BANK SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

GOLDMAN SACHS LENDING PARTNERS LLC,

SUNTRUST BANK

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

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TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Computation of Time Periods	37
1.3	Accounting Terms	37
1.4	Exchange Rates; Currency Equivalents	~~36~~38
1.5	Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts	38
1.6	Divisions	~~37~~38
1.7	Other Interpretative Provisions	~~37~~39
1.8	Bridge Facility Termination Date; Security Release Date	39

SECTION 2 CREDIT FACILITY		39
2.1	Revolving Loans	39
2.2	Competitive Loan Subfacility	41
2.3	Swingline Loan Subfacility	43
2.4	Letter of Credit Subfacility	45
2.5	Additional Loans	49
2.6	Default Rate	~~48~~50
2.7	Extension and Conversion	50
2.8	Prepayments	~~49~~51
2.9	Termination and Reduction of Commitments	53
2.10	Fees	53
2.11	Computation of Interest and Fees	~~52~~54
2.12	Pro Rata Treatment and Payments	55
2.13	Non-Receipt of Funds by the Administrative Agent	57
2.14	Inability to Determine Interest Rate	57
2.15	Illegality	58
2.16	Requirements of Law	59
2.17	Indemnity	61
2.18	Taxes	~~59~~61
2.19	Indemnification; Nature of Issuing Lender’s Duties	64
2.20	Replacement of Lenders	65
2.21	Defaulting Lenders	66
2.22	Funds Transfer Disbursements	69
2.23	Foreign Borrower	70
2.24	Extension of Maturity Date	70

SECTION 3 REPRESENTATIONS AND WARRANTIES		71
3.1	Existing Indebtedness	71
3.2	Financial Statements	71
3.3	No Material Adverse Change	~~69~~72
3.4	Organization; Existence	~~69~~72
3.5	Authorization; Power; Enforceable Obligations	~~69~~72
3.6	Consent; Government Authorizations	72
3.7	No Material Litigation	72
3.8	No Default	~~70~~73
3.9	Taxes	~~70~~73
3.10	ERISA	~~70~~73
3.11	Governmental Regulations, Etc.	~~70~~74
3.12	Subsidiaries	~~70~~74

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3.13	Use of Proceeds	74
3.14	Contractual Obligations; Compliance with Laws; No Conflicts	~~72~~75
3.15	Accuracy and Completeness of Information	~~72~~75
3.16	Environmental Matters	75
3.17	Solvency	76
3.18	Title to Property; Leases	76
3.19	Insurance	~~74~~77
3.20	Licenses and Permits	~~74~~77
3.21	Anti-Corruption Laws and Sanctions	~~74~~77
3.22	Labor Matters	77
3.23	Regarding the Foreign Borrower	77
3.24	Affected Financial Institution	78
3.25	Security Interests	78

SECTION 4 CONDITIONS		~~76~~79
4.1	Conditions to Closing	~~76~~79
4.2	Conditions to All Extensions of Credit	~~78~~81

SECTION 5 AFFIRMATIVE COVENANTS		~~79~~82
5.1	Financial Statements	~~79~~82
5.2	Certificates; Other Information	~~80~~83
5.3	Notices	83
5.4	Maintenance of Existence; Compliance with Laws; Contractual Obligations	84
5.5	Maintenance of Property; Insurance; Owner of Certain Property	~~82~~85
5.6	Inspection of Property; Books and Records; Discussions	85
5.7	Use of Proceeds	85
5.8	Additional Guarantors; Specified Guarantors; Collateral	86
5.9	Financial Covenants	87
5.10	Electronic Delivery of Certain Information	~~84~~87
5.11	Public/Private Information	~~85~~88
5.12	Foreign Borrower Authorizations	~~85~~88
5.13	Further Assurances	~~85~~88
5.14	Liquidity	89

SECTION 6 NEGATIVE COVENANTS		~~86~~89
6.1	Liens	~~86~~89
6.2	Nature of Business	~~86~~89
6.3	Mergers and Sale of Assets	90
6.4	Transactions with Affiliates	~~88~~91
6.5	Fiscal Year; Organizational Documents	~~88~~91
6.6	Restricted Payments	~~88~~91
6.7	Other Limitations Prior to the Limitation Date	92
6.8	Other Limitations Prior to the Security Release Date	~~90~~94

SECTION 7 EVENTS OF DEFAULT		~~91~~95
7.1	Events of Default	~~91~~95
7.2	Acceleration; Remedies	~~91~~97

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SECTION 8 AGENCY PROVISIONS		~~94~~98
8.1	Appointment and Authorization	~~94~~98
8.2	Wells Fargo as Lender	~~96~~99
8.3	Approvals of Lenders	~~96~~100
8.4	Notice of Events of Default	~~96~~100
8.5	Administrative Agent’s Reliance	~~96~~100
8.6	Indemnification of Administrative Agent	~~97~~101
8.7	Lender Credit Decision, Etc.	~~98~~101
8.8	Successor Administrative Agent	102
8.9	Titled Agents	~~100~~103
8.10	Patriot Act Notice	~~100~~104

SECTION 9 GUARANTY		~~101~~105
9.1	The Guaranty	~~101~~105
9.2	Bankruptcy	~~102~~105
9.3	Nature of Liability	~~102~~106
9.4	Independent Obligation	~~103~~106
9.5	Authorization	~~103~~107
9.6	Reliance	~~103~~107
9.7	Waiver	~~103~~107
9.8	Limitation on Enforcement	~~104~~108
9.9	Confirmation of Payment	~~105~~108
9.10	Collateral and Guaranty Matters	~~105~~109
9.11	Keepwell	109

SECTION 10 MISCELLANEOUS		~~107~~110
10.1	Amendments and Waivers	~~107~~110
10.2	Notices	~~109~~113
10.3	No Waiver; Cumulative Remedies	~~112~~116
10.4	Survival of Representations and Warranties	~~112~~116
10.5	Payment of Expenses and Taxes	~~112~~116
10.6	Successors and Assigns	~~113~~117
10.7	Adjustments; Set-off	~~117~~121
10.8	Table of Contents and Section Headings	~~118~~122
10.9	Counterparts	~~118~~122
10.10	Effectiveness	122
10.11	Severability	122
10.12	Integration	123
10.13	GOVERNING LAW	~~119~~123
10.14	Consent to Jurisdiction and Service of Process	~~119~~123
10.15	Confidentiality	123
10.16	Acknowledgments	~~120~~124
10.17	Waivers of Jury Trial	125
10.18	Judgment Currency	~~121~~125
10.19	Nonliability of Administrative Agent and Lenders; No Advisory or Fiduciary Responsibility	~~121~~125
10.20	NO NOVATION	~~122~~126
10.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~123~~127
10.23	Acknowledgement Regarding Any Supported QFCs	~~124~~128

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SCHEDULES

Schedule 1.1	Applicable Designee
Schedule 1.1(a)	Mandatory Cost Formulae
Schedule 1.1(b)	Form of Disbursement Instruction Agreement
Schedule 1.1(c)	Existing Letters of Credit
Schedule 1.1(d)	Form of Pari Passu Intercreditor Agreement
Schedule 1.1(e)	Restricted Real Properties
Schedule 2.1(a)	Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)-1	Form of Revolving Note (Hyatt)
Schedule 2.1(e)-2	Form of Revolving Note (Foreign Borrower)
Schedule 2.2(b)-1	Form of Competitive Bid Request
Schedule 2.2(b)-2	Form of Notice of Receipt of Competitive Bid Request
Schedule 2.2(c)	Form of Competitive Bid
Schedule 2.2(e)	Form of Competitive Bid Accept/Reject Letter
Schedule 2.3(d)	Form of Swingline Note
Schedule 2.7	Form of Notice of Extension/Conversion
Schedule 2.18	2.18 Certificate
Schedule 3.1	Indebtedness
Schedule 3.12	Subsidiaries
Schedule 3.19	Insurance
Schedule 3.22	Labor Matters
Schedule 4.1(d)	Form of Secretary’s Certificate
Schedule 5.2(a)	Form of Officer’s Compliance Certificate
Schedule 5.8	Form of Joinder Agreement
Schedule 6.1	Liens
Schedule 6.7(a)	Investments
Schedule 6.7(h)	Permitted Collateral Liens
Schedule 10.6	Form of Assignment and Assumption

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 6, 2014 (the “Credit Agreement” or “Agreement”), is by and among HYATT HOTELS CORPORATION, a Delaware corporation (“Hyatt”), HOTEL INVESTORS I, INC., a société à responsabilité limitée duly incorporated and validly existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 2-4, rue Eugène Ruppert, L-2453 Luxembourg, Grand-Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 157.496 (the “Foreign Borrower”), those Material Domestic Subsidiaries of Hyatt identified as “Guarantors” on the signature pages hereto and such other Subsidiaries of Hyatt as may from time to time become a party hereto (the “Guarantors”), the lenders named herein and such other lenders as may become a party hereto (collectively, the “Lenders” and individually, a “Lender”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent for the Lenders (in such capacity, the “Syndication Agent”), WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A. and THE BANK OF NOVA SCOTIA, as Joint Book Runners and as Co-Lead Arrangers, and DEUTSCHE BANK SECURITIES INC., JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA, GOLDMAN SACHS LENDING PARTNERS LLC, SUNTRUST BANK and U.S. BANK NATIONAL ASSOCIATION as Co-Documentation Agents.

W I T N E S S E T H

WHEREAS, certain of the Lenders and other financial institutions have made available to Borrower a $1,500,000,000 revolving credit facility on the terms and conditions contained in that certain Amended and Restated Credit Agreement dated as of September 9, 2011 by and among the Borrower, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Wells Fargo Securities, LLC and BofA Securities, Inc., as Joint Book Runners, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers, and JPMorgan Chase Bank, N.A., Deutsche Bank Securities, Inc. and SunTrust Bank, as Co-Documentation Agents (as amended, restated, modified or supplemented through the date hereof, the “Existing Facility”); and

WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other parties hereto desire to amend and restate the terms of the Existing Facility on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Facility is amended and restated as follows:

SECTION 1

DEFINITIONS

1.1    Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“1031 Exchange” has the meaning set forth in Section 6.3(c).

“Additional Loans” has the meaning set forth in Section 2.5.

“Administrative Agent” has the meaning set forth in the first paragraph hereof, together with any successors or assigns.

“Administrative Agent’s Office” shall mean, with respect to any currency, the Administrative Agent’s address and, as appropriate, account (which account shall be located within the United States or any state or commonwealth thereof or the District of Columbia) as set forth in Section 10.2 with respect to such currency, or such other address or account (which account shall be located within the United States or any state or commonwealth thereof or the District of Columbia) with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Revolving Committed Amount” means the aggregate Dollar Amount of Commitments in effect from time to time, being initially ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000) (as such amount may be increased as provided in Section 2.5 or reduced as provided in Section 2.9 or Section 2.24, as applicable, from time to time).

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Designee” means any Affiliate of a Lender designated thereby from time to time by written notice to and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) to lend all or any portion of such Lender’s Foreign Currency Loans under this Agreement; provided that no such designation shall relieve such Lender from its obligations to provide any portion of a Loan required to be provided by such Lender hereunder. Schedule 1.1 sets forth the Applicable Designee of each Lender, if any, as of the Closing Date.

“Applicable Foreign Obligor Documents” has the meaning set forth in Section 3.23(a).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Loan, such Lender’s Foreign Currency Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan denominated in a Foreign Currency, and such Lender’s U.S. Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan denominated in Dollars.

“Applicable Percentage” means:

(I) from and including the Second Amendment Effective Date until the later of the Limitation Date and the last day of the ~~Leverage Increase~~Covenant Adjustment Period, (a) if Hyatt has a Debt Rating of at least BBB- from S&P or a Debt Rating of at least Baa3 from Moody’s, the Applicable Percentage (i) for Revolving Loans that are Eurocurrency Rate Loans and for Letter of Credit Fees shall be 1.550%, (ii) for Revolving Loans that are Base Rate Loans shall be 0.550% and (iii) for the Facility Fee shall be 0.200% and (b) if Hyatt does not have a Debt Rating of BBB- or better from S&P or a Debt Rating of Baa3 or better from Moody’s, the Applicable Percentage (i) for Revolving Loans that are Eurocurrency Rate Loans and for Letter of Credit Fees shall be 2.000%, (ii) for Base Rate Loans shall be 1.000% and (iii) for the Facility Fee shall be 0.250%. Notwithstanding the foregoing, if, as of any date of determination, Hyatt does not have a Debt Rating from either S&P or Moody’s then in effect, the Applicable Percentage shall be determined based on the pricing set forth in clause (b) of the immediately preceding sentence; and

(II) prior to ~~the~~ the Second Amendment Effective Date and on and after the later of the Limitation Date and the last day of the ~~Leverage Increase~~Covenant Adjustment Period, the rate per annum set forth below opposite the applicable level then in effect, based upon the Debt Rating as set forth below (such grid immediately below hereinafter referred to as the “Debt Ratings Grid”), it being understood that the Applicable Percentage based upon the Debt Ratings Grid for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin for Revolving Loans”, (b) Revolving Loans that are Eurocurrency Rate Loans shall be the percentage set forth under the column “Eurocurrency Rate Margin for Revolving Loans and Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Eurocurrency Rate Margin for Revolving Loans and Letter of Credit Fee” and (d) the Facility Fee shall be the percentage set forth under the column “Facility Fee”:

Debt Ratings Grid

Level	Debt Ratings S&P/Moody’s	Eurocurrency Rate Margin for Revolving Loans and Letter of Credit Fee	Base Rate Margin for Revolving Loans	Facility Fee
I	A-/A3 or higher	0.900%	0.000%	0.100%
II	BBB+/Baa1	0.975%	0.075%	0.125%
III	BBB/Baa2	1.050%	0.100%	0.150%
IV	BBB-/Baa3	1.300%	0.300%	0.200%
V	Less than BBB-/Baa3 or not rated	1.500%	0.500%	0.250%

As used in this Credit Agreement, “Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (individually, a “Debt Rating” and collectively, the “Debt

Ratings”) of Hyatt’s non-credit-enhanced, senior unsecured long-term debt; provided in the event of a split-rating, (i) in which the rating differential is one level, the higher of the two Debt Ratings will apply and (ii) in which the rating differential is more than one level, the average of the two Debt Ratings (or the higher of any two intermediate Debt Ratings) shall apply.

Notwithstanding the immediately preceding paragraphs, with respect to this clause (II) only, during any period that the Leverage Ratio (x) is less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00, if the Applicable Percentage would be determined by reference to Level IV or V of the Debt Ratings Grid, then the Applicable Percentage shall be determined by reference to Level III of the Debt Ratings Grid, (y) is less than 2.00 to 1.00, if the Applicable Percentage would be determined by reference to Level III, IV or V of the Debt Ratings Grid, then the Applicable Percentage shall be determined by reference to Level II of the Debt Ratings Grid, or (z) is greater than 4.50 to 1.00, the Applicable Percentage for Revolving Loans that are Eurocurrency Rate Loans or Base Rate Loans, and the Letter of Credit Fee, determined in accordance with this definition shall be increased by 0.25%. This paragraph shall be subject to Section 2.11(c).

Notwithstanding anything in this definition of “Applicable Percentage” to the contrary, if, as of any date of determination under this clause (II), Hyatt does not have a Debt Rating from either S&P or Moody’s then in effect, the Applicable Percentage shall be determined based on Level V of the Debt Ratings Grid. The Applicable Percentage shall be determined based upon the Debt Rating then in effect and shall remain at such level until the first day of the month immediately following the date of any publicly announced change in the Debt Rating. As of the Closing Date, and thereafter until changed as provided above, the Applicable Percentage is determined based on Level III of the Debt Ratings Grid.

During an Extension Period, the percentages set forth under the columns (i) “Eurocurrency Rate Margin for Revolving Loans and Letter of Credit Fee” and (ii) “Base Rate Margin for Revolving Loans”, shall be increased by 0.25% for each Level of the Debt Ratings Grid.

“Applicable Time” means, with respect to any borrowings and payments in Foreign Currencies, the local times in the place of settlement for such Foreign Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided, however, “Approved Fund” shall not include any competitor of the Borrower or any Subsidiary in the hospitality or lodging industry.

“Asset Sale” means any conveyance, sale, lease, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any of the following (whether owned on the Second Amendment Effective Date or thereafter acquired): (a) Collateral, (b) Restricted Real Properties, (c) material owned Intellectual Property of Hyatt or any Subsidiary, (d) real property assets of Hyatt or any Domestic Subsidiary, (e) Capital Stock of direct or indirect Subsidiaries that are Domestic Subsidiaries of Hyatt or of any other Person that is located in the United States and (f) any management or franchise agreement, in the case of this clause (f), for an aggregate consideration in excess of $100,000,000 for a single transaction or a series of related transactions; provided that “Asset Sale” shall exclude any Permitted Disposition.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)(iii)), and accepted by the Administrative Agent, substantially in the form of Schedule 10.6 or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR Market Index Rate plus 1.0%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which the Eurocurrency Rate is unavailable or unascertainable).

“Base Rate Loans” means Loans that bear interest at an interest rate based on the Base Rate.

“Borrower” means either Hyatt or the Foreign Borrower individually, or Hyatt and the Foreign Borrower collectively, as the context may require.

“Bridge Facility” means a term loan facility (and the term loans extended thereunder) made available to Hyatt and guaranteed solely by one or more other Credit Parties pursuant to the Bridge Facility Agreement in an aggregate principal amount not to exceed $500,000,000 at any time outstanding and with a maturity date not later than the date which is 364 days following the Second Amendment Effective Date.

“Bridge Facility Agent” means Goldman Sachs Bank USA as the administrative agent and collateral agent under the Bridge Facility, together with its successors and assigns in such capacities.

“Bridge Facility Agreement” means that certain Bridge Facility Credit Agreement entered into on the Second Amendment Effective Date by and among Hyatt, the other guarantors party thereto, the Bridge Facility Agent and the other lenders party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bridge Facility Termination Date” shall be the date that the Bridge Facility has been repaid in full, all commitments thereunder have been terminated and the Bridge Facility Agent has released all Liens securing the Bridge Facility.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina, New York, New York or Chicago, Illinois are authorized or required by law to close; provided, however, that (a) when used in connection with a rate determination, borrowing or payment in respect of a Eurocurrency Rate Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in deposits of Dollars or Foreign Currencies, as applicable, in the London interbank market and (b) for purposes of Extensions of Credit or Letters of Credit denominated in a Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for foreign exchange dealings between banks in the exchange of the home country of such Foreign Currency.

“Canadian Dollar” and “Cdn $” shall mean the lawful money of Canada.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (i) a public offering registered under the Securities Act, or (ii) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities) (including common or preferred equity, debt and hybrid securities, convertible securities and any and all warrants, rights or options to purchase any of the foregoing, in each case whether in a public offering or a private placement); provided that the foregoing shall not include issuances pursuant to long-term incentive plans, employee stock plans and other contractual obligations to employees in effect prior to the Second Amendment Effective Date.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person (excluding hypothetical shares of stock of the Borrower issued to employees as part of a “phantom stock” compensation plan).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and all regulations and guidance issued by any Governmental Authority with respect thereto.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lenders or the Lenders, as collateral for LOC Obligations or obligations of Lenders to fund participations in respect of LOC Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Lenders shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lenders. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A2 or the equivalent by S&P or at least P2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A2 or the equivalent thereof by S&P or at least P2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; (e) investments in money market funds registered under the Investment Company Act of 1940 which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above; and (f) instruments equivalent to those referred to in clauses (a) through (e) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any Subsidiary is located or in which such investment is made.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) any Person or two or more Persons acting in concert (other than (A) any Pritzker Affiliate, (B) Madrone GHC, LLC or its Affiliates and (C) Affiliates of The Goldman Sachs Group, Inc.) shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of Hyatt (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Hyatt, or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of Hyatt then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Act of 1934.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the regulations promulgated thereunder. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means, collectively, (a) all “Pledged Equity” as defined in the Pledge Agreement and (b) all “Collateral” as defined in the Security Agreement.

“Collateral Documents” means, collectively, the Pledge Agreement, the Security Agreement and all other agreements, instruments and documents executed in connection herewith that are intended to create, perfect or evidence Liens to secure the Credit Party Obligations.

“Commitment” means the Revolving Commitment, the LOC Commitment and the Swingline Commitment, individually or collectively, as appropriate.

“Commitment Percentage” means, for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The ~~initial~~ Commitment Percentages as of the Third Amendment Effective Date are set out on Schedule 2.1(a).

“Commitment Period” means the period from and including the Closing Date to but not including the earlier of (a) the Maturity Date, or (b) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.2.

“Competitive Bid Rate” means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with the provisions of Section 2.2(b).

“Competitive Loan” means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.2.

“Competitive Loan Lenders” means, at any time, those Lenders which have Competitive Loans outstanding.

“Consolidated Adjusted Funded Debt” means, as of any date of determination, without duplication, (a) the aggregate principal amount of all Funded Debt of Hyatt and its Subsidiaries on a consolidated basis minus (b) the lesser of (i) $100,000,000 and (ii) the aggregate outstanding principal amount of all Guaranty Obligations of Hyatt or any of its Subsidiaries of Funded Debt of all other Persons minus (c) the lesser of (i) $200,000,000 and (ii) contingent reimbursement obligations of Hyatt or any of its Subsidiaries with respect to the undrawn stated amount of letters of credit but excluding, for the avoidance of doubt, any unreimbursed drafts drawn with respect to any such letter of credit~~.~~ minus (d) the lesser of (i)  all unrestricted cash and Cash Equivalents of Hyatt and its Subsidiaries in excess of an amount equal to (x) the amount of cash and Cash Equivalents held to fund certain operating programs (including the loyalty program and captive insurance company) plus (y) $150,000,000 and (ii) the amount of Consolidated Adjusted Funded Debt that matures on or before the date that is 12 months from such date of determination.

“Consolidated Assets” means, at any time, the amount representing the assets of Hyatt and the Subsidiaries that would appear on a consolidated balance sheet of Hyatt and its Subsidiaries at such time prepared in accordance with GAAP.

“Consolidated EBITDA” means, for any period, (a) Consolidated Net Income for such period (excluding from the determination of Consolidated Net Income any income or losses attributable to unconsolidated joint ventures of Hyatt and its Subsidiaries) plus cash distributions received by Hyatt from unconsolidated joint ventures after required debt service related thereto and excluding any proceeds from financings, refinancings or sales related thereto (distributions classified as “return on” investments in the operating section of “Consolidated Statement of Cash Flows” of Hyatt for such period) plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local, foreign income, value added and similar taxes payable by Hyatt and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) amortization of management and franchise agreement intangibles constituting key money, ~~and~~ (v) non-cash Capital Stock compensation costs (regardless of whether non-recurring), and (vi) other non-recurring non-cash charges for such period (including (A) losses on discontinued operations and (B) non-cash losses due to foreign currency losses) minus (c) to the extent included in calculating Consolidated Net Income, non-cash income due to foreign currency gains; provided that “Consolidated EBITDA” for any period shall be adjusted on a pro forma basis (i) to include (or exclude) amounts attributable to operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simple arithmetic basis) attributable to projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period. Notwithstanding the foregoing, Consolidated EBITDA shall exclude (x) fair value non-cash unrealized gains or losses on Borrower’s available-for-sale (“AFS”) equity investment in Playa Hotels & Resorts, N.V. (“Playa N.V.) pending adoption of FASB Accounting Standards Update No. 2016-01 (“ASU 2016-01”) effective for periods after December 15, 2017 and (y) overspend and underspend or recovery associated with managed costs to the extent (I) with respect to an overspend, the amount is reasonably anticipated to be recovered in a subsequent period and, with respect to an underspend or recovery, such amount was added back to Consolidated EBITDA in a prior period and (II) such overspend, underspend or recovery is a result of FASB Accounting Standards ASC 606 effective for periods after December 31, 2017.

“Consolidated Fixed Charge Coverage Ratio” means, for any applicable fiscal quarter, the ratio of (A) Consolidated EBITDA for such fiscal quarter to (B) Consolidated Fixed Charges for such fiscal quarter.

“Consolidated Fixed Charges” means, for any period, on a pro forma basis, the sum of (A) Consolidated Interest Expense for such period, (B) preferred stock dividends accrued and/or paid in cash (to the extent not accrued during a prior period) by Hyatt during such period and (C) scheduled amortization payments (other than balloon payments) of Hyatt and its Subsidiaries on a consolidated basis during such period.

“Consolidated Interest Expense” means, for any period, all interest expense with respect to Funded Debt for such period of Hyatt and its Subsidiaries on a consolidated basis, (x) including the interest component under Capital Leases and capitalized interest (other than capitalized interest funded under a construction loan interest reserve account) and (y) excluding commitment, arrangement, upfront and one-time financing fees, including amortization of original issue discount.

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes of Hyatt and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any time, the amount representing the assets of Hyatt and the Subsidiaries that would appear on a consolidated balance sheet of Hyatt and its Subsidiaries at such time prepared in accordance with GAAP, less (a) all current liabilities and non-controlling interests and (b) goodwill and other intangibles.

“Continuing Directors” means, during any period of up to 24 consecutive months, individuals who at the beginning of such 24 month period were directors of Hyatt (together with any new director whose election by Hyatt’s board of directors or whose nomination for election by Hyatt’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Adjustment Period” means the period commencing on the last day of the Covenant Relief Period and ending on the earlier of (i) the first Measurement Date following the date Hyatt has delivered a notice to the Administrative Agent electing to terminate the Covenant Adjustment Period (for the avoidance of doubt, the increased Leverage Ratio permitted under clause (ii) of Section 5.9(a) shall not apply for such Measurement Date) and (ii) the day following the fifth Measurement Date occurring after the Covenant Relief Period, which date shall not, in any event, be later than April 1, 2023.

“Covenant Relief Period” shall mean the period commencing on the Second Amendment Effective Date and ending on the date which is the earlier of (a) the date Hyatt has delivered a notice in writing electing to the Administrative Agent electing to terminate the Covenant Relief Period and (b) ~~April~~January 1, ~~2021~~2022.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the Collateral Documents, the Pari Passu Intercreditor Agreement, the LOC Documents, any Joinder Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (excluding, however, any Hedging Agreement and the Fee Letter).

“Credit Party” means any of the Borrower or the Guarantors.

“Credit Party Obligations” means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lenders) and the Administrative Agent, whenever arising, under this Credit Agreement or any of the other Credit Documents or the Fee Letter (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Hedging Agreement Provider arising under any Hedging Agreement permitted hereunder.

“Debt Rating” has the meaning set forth in the definition of “Applicable Percentage.”

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable and good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, an Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, an Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable and good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Lenders, the Swingline Lender and each Lender.

“Designated Non-Cash Consideration” shall mean (A) any liabilities of Hyatt and its Subsidiaries that are assumed by the transferee with respect to the applicable sale or other disposal of assets and for which Hyatt and its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Hyatt or its Subsidiary from such transferee that are converted by Hyatt or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable sale or other disposal of assets and (C) aggregate non-cash consideration received by Hyatt or its Subsidiary having an aggregate fair market value (determined as of the closing of the applicable sale or other disposal of assets for which such non-cash consideration is received) not to exceed $300,000,000 at any time.

“Disbursement Instruction Agreement” means a form substantially in the form of Schedule 1.1(b) to be delivered to the Administrative Agent pursuant to Section 4.1(m), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Discretionary Issuing Lender” has the meaning set forth in Section 2.4(j).

“Dollar Amount” shall mean, at any time, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Issuing Lender” has the meaning set forth in Section 2.4(j).

“Domestic Lending Office” shall mean, initially, the office of each Lender (or its affiliate) designated as such Lender’s Domestic Lending Office as set forth in the Administrative Questionnaire delivered by each Lender to the Administrative Agent; and thereafter, such other office of such Lender (or its affiliate) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Base Rate Loans of such Lender are to be made.

“Domestic Letters of Credit” means any Letters of Credit issued by a Domestic Issuing Lender to a beneficiary located in the United States, any state or commonwealth thereof, any possession or territory thereof or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of an assignment of a Revolving Commitment (or an increase thereto pursuant to Section 2.5, to the extent provided by a bank, financial institution or investment fund that is not an existing Lender), each Issuing Lender and the Swingline Lender, and (iii) unless a Default or Event of Default shall exist, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates (other than an Affiliate of The Goldman Sachs Group, Inc. that is a Lender as of the First Amendment Effective Date) or Subsidiaries, any competitor of the Borrower or any Subsidiary in the hospitality or lodging industry, or any Defaulting Lender and (y) in the case of clause (iii) above, the Borrower shall be deemed to have approved of such Person unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.

“EMU” shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” shall mean legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements or any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” shall mean the single currency of Participating Member States of the European Union to the extent adopted by its member nations.

“Euro Unit” shall mean the currency unit of the Euro.

“Eurocurrency Rate” means, the rate of interest obtained by dividing (a)(i) with respect to any Eurocurrency Rate Loan for any Interest Period other than a Eurocurrency Rate Loan denominated in Canadian Dollars, the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in the currency in which such Eurocurrency Rate Loan is denominated for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period and (ii) with respect to any Eurocurrency Rate Loan for any Interest Period denominated in Canadian Dollars, the rate of interest per annum equal to the Canadian Dollar Offered Rate quoted daily at 11:00 A.M. (Eastern Time), from time to time by Reuters on the “CDOR Page” (the “CDOR Rate”) (or any applicable successor page), in each case, by (b) a percentage equal to 1 minus the Eurocurrency Reserve Percentage. If, for any reason, the rate referred to in the preceding clause (a)(i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (a)(i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in the currency in which such Eurocurrency Rate Loan is denominated would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. If, for any reason, the rate referred to in the preceding clause (a)(ii) does not appear on the Reuters “CDOR Page” (or any applicable successor page), then the rate to be used for such clause (a)(ii) shall be CDOR Rate that appears on Bloomberg (or any applicable successor page). Any change in the maximum rate of reserves described in the preceding clause (b) shall result in a change in the Eurocurrency Rate on the date on which such change in such maximum rate becomes effective. If the Eurocurrency Rate determined as provided above would be less than ~~0.75~~0.25%, the Eurocurrency Rate shall be deemed to be ~~0.75~~0.25%.

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Reserve Percentage” means for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means such term as defined in Section 7.1.

“Excluded Assets” has the meaning given such term in the Security Agreement.

“Excluded Subsidiaries” means a collective reference to (i) the Specified Entities, (ii) each of Hyatt International, AIC Holding Co., Hyatt International (Milan), L.L.C., Hyatt LACSA Services, Inc., Hyatt International Holdings Co., ARUBA Beachfront Resorts Limited Partnership, Grand Toronto Corp., Grand Toronto Venture, L.P., H.E. Bermuda, L.L.C., H.E. Cap Cana, L.L.C., HI Holdings Kyoto Co., Hyatt Foreign Employment Services, Inc., Hyatt Franchising Canada Corp., Hyatt Franchising Latin America, L.L.C., Hyatt Hotels of Canada, Inc., Hyatt Hotels of Puerto Rico, Inc., Hyatt House Canada, Inc., Hyatt International Technical Services, Inc., Hyatt Minority Investments, Inc., Hyatt of Latin America and Caribbean, L.L.C., Hyatt Place Canada Corporation, Hyatt Services Caribbean, L.L.C., SHG Puerto Rico, Inc., Hyatt Global Services, Inc., Hyatt Hotels Foundation – 501(c)(3) and any other Material Domestic Subsidiary whether newly formed, after acquired or otherwise existing, in each case to the extent and for so long as Hyatt determines in good faith that it is reasonably likely to suffer adverse tax consequences by reason of each of such entities’ guaranty of the Credit Party Obligations hereunder, (iii) Hotel Investments, L.L.C. so long as it is prohibited from guaranteeing the Credit Party Obligations pursuant to that certain Loan Agreement dated as of May 15, 2005 by and between the City of San Antonio, Texas Convention Center Hotel Finance Corporation and Hotel Investments, L.L.C. (as successor to Hotel Investments, L.P.) in an aggregate outstanding principal amount not to exceed $185,520,000 which is secured by collateral substantially similar to that described as the Deed of Trust (as defined in that certain Indenture of Trust dated May 15, 2005 by and between the City of San Antonio, Texas Convention Center Hotel Finance Corporation and Wells Fargo Bank, N.A. (as in effect on May 15, 2005)), and (iv) any other Subsidiary (other than any Wholly-Owned Subsidiary) of Hyatt that is prohibited by operation of law, contract or its organizational documents from guaranteeing Indebtedness of the type described in clauses (a), (b), or (g) of the definition thereof of Hyatt and its Wholly-Owned Subsidiaries; provided that any such contract or organizational document was not entered into with the intent of avoiding Section 5.8 hereof. Notwithstanding the foregoing, for the avoidance of doubt, from the Second Amendment Effective Date until the Security Release Date, no Specified Guarantor shall be an “Excluded Subsidiary” hereunder.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Facility” has the meaning given that term in the first “WHEREAS” clause of this Agreement.

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Facility and set forth on Schedule 1.1(c).

“Extended Letter of Credit” has the meaning given that term in Section 2.4(a).

“Extending Lender” has the meaning given that term in the Third Amendment.

“Extension Date” has the meaning set forth in Section 2.24.

“Extension of Credit” means, as to any Lender, without duplication, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender or the issuance of, or participation in, a Swingline Loan by such Lender.

“Extension Notice” has the meaning set forth in Section 2.24.

“Extension Period” has the meaning set forth in Section 2.24.

“Facility Fee” has the meaning set forth in Section 2.10(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FASB” has the meaning set forth in in Section 1.3.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.

“Fee Letter” means (a) that certain letter agreement dated as of October 18, 2017, among Wells Fargo, Wells Fargo Securities, LLC, and the Borrower and (b) each other respective fee letter by and among the Borrower, each other respective Lead Arranger and the other parties thereto, in each case, as amended, modified, supplemented or replaced from time to time.

“Fees” means all fees payable pursuant to Section 2.10.

“Financial Covenants” shall mean the Financial Covenants set forth in Section 5.9.

“First Amendment Effective Date” means January 10, 2018.

“Fixed Charge Coverage Ratio Measurement Date” has the meaning set forth in Section 5.9(b).

“Foreign Borrower” has the meaning set forth in the first paragraph hereof, together with any successors or assigns permitted hereunder.

“Foreign Currency” means (a) Euros, (b) Japanese Yen, (c) Pounds Sterling and (d) Canadian Dollars.

“Foreign Currency Equivalent” shall mean, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“Foreign Currency Eurocurrency Lending Office” shall mean, initially, the offices of each applicable lender (or its affiliate) designated as such Lender’s Foreign Currency Eurocurrency Lending Office as set forth in the Administrative Questionnaire delivered by each Lender to the Administrative Agent; and thereafter, such other office of such Lender (or its affiliate) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the Eurocurrency Rate Loans of such Lender denominated in Foreign Currencies are to be made.

“Foreign Currency Loan” shall mean any Loan denominated in a Foreign Currency.

“Foreign Currency Sublimit” means TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

“Foreign Letters of Credit” means any Letter of Credit that is not a Domestic Letter of Credit.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than accounts payable and other trade debt incurred in the ordinary course of business and not overdue by more than 60 days or subject to a bona fide dispute) which would appear as liabilities on a balance sheet of such Person, (e) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (f) the principal portion of all obligations of such Person under Capital Leases, (g) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is six months after the Maturity Date, (i) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product and (j) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness. For purposes of the calculation of Funded Debt of Hyatt and its Subsidiaries on a consolidated basis, “Funded Debt” shall not include Funded Debt owing among Hyatt and its Subsidiaries to the extent such Funded Debt amounts to zero on a consolidated basis as a result of the consolidation of the financial statements of Hyatt and its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

“Government Acts” has the meaning set forth in Section 2.19(a).

“Government Assistance Indebtedness” means unsecured Indebtedness of Hyatt or its Subsidiaries incurred pursuant to the CARES Act or other federal, state or local stimulus plans in response to the COVID-19 pandemic from any Governmental Authority (including, but not limited to, loans provided by the U.S. Small Business Administration) so long as the proceeds of such Indebtedness are used in compliance with all provisions and requirements of the CARES Act (or other applicable act) and Hyatt and its Subsidiaries otherwise comply with all provisions and requirements of the CARES Act or other applicable act including any provisions and requirements applicable for such Indebtedness to be forgiven (with respect to any act other than the CARES Act, to the extent applicable).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Guarantied Credit Party Obligations” means all Credit Party Obligations other than Excluded Swap Obligations.

“Guarantors” means (a) any of the Subsidiaries identified as a “Guarantor” on the signature pages hereto and (b) any Person which executes a Joinder Agreement, together with their successors and permitted assigns. In no event shall any Excluded Subsidiary be a “Guarantor” hereunder.

“Guaranty” means the guaranty of the Guarantors set forth in Section 9.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or by its terms intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss (excluding ordinary course indemnification obligations) in respect thereof.

“Hedging Agreement Provider” means any Person that enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted hereunder to the extent such Person is a (a) Lender, (b) an Affiliate of a Lender or (c) any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“Hyatt” has the meaning set forth in the first paragraph hereof, together with any successors or assigns.

“Hyatt International” means Hyatt International Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Hyatt.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than accounts payable and other trade debt incurred in the ordinary course of business and not overdue by more than 60 days or subject to a bona fide dispute) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all net obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is six months after the Maturity Date, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Intellectual Property” means patents, patent applications, trademarks, trademark rights, trademark applications, service marks, service mark rights, service mark applications, trade names, trade name rights, URLs, copyrights, computer software, trade secrets, know-how and processes and, when used in connection with Hyatt and its Subsidiaries, shall include, for the avoidance of doubt, the “Hyatt” brand.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last day of each March, June, September and December and on the Maturity Date, (b) as to any Swingline Loan, the Swingline Maturity Date, the last day of each March, June, September and December and on the Maturity Date, (c) as to any Eurocurrency Rate Loan or Competitive Loan having an Interest Period of three months or less, the last day of such Interest Period, and (d) as to any Eurocurrency Rate Loan or Competitive Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” means (a) with respect to each Eurocurrency Rate Loan, each period commencing on the date such Eurocurrency Rate Loan is made, or in the case of the continuation of a Eurocurrency Rate Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing or Notice of Extension/Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and (b) with respect to each Competitive Loan, the period commencing on the date such Competitive Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.2. Notwithstanding the foregoing: (i) if any Interest Period Loan would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day). No more than ten (10) Eurocurrency Rate Loans may be in effect at any time (excluding any Eurocurrency Rate Loans that are Competitive Loans). No more than ten (10) Eurocurrency Rate Loans that are Competitive Loans may be in effect at any time.

“Issuing Lender” means (a) with respect to Domestic Letters of Credit, any Domestic Issuing Lender (including, without limitation, each JLA Issuing Lender) and (b) with respect to Foreign Letters of Credit, any Discretionary Issuing Lender.

“Issuing Lender Fees” has the meaning set forth in Section 2.10(c).

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Capital Stock in another Person, (b) a loan, advance (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees, consultants and independent contractors, in each case, made in the ordinary course of business) or extension of credit to (but excluding payment deferrals, trade receivables and non-cash extensions of credit, in each case, in the ordinary course of business), capital contribution to, Guaranty Obligation with respect to Indebtedness of, or payment, purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Credit Document, (i) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, or write-ups, write-downs or write-offs with respect to such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment) and (ii) any modification, replacement, renewal or extension of an Investment made after the Second Amendment Effective Date (or any other conversion or exchange of one type of an Investment to or for another type of an Investment) shall be permitted (and shall not be deemed to constitute another Investment) so long as the initial Investment was permitted and the amount of such Investment (after giving effect to such modification, replacement, renewal, extension, conversion or exchange) is not increased thereby other than as otherwise permitted by Section 6.7(a)(including, without limitation, by using the unused portion of any baskets set forth in Section 6.7(a)).

“Japanese Yen” or “JPY” shall mean Japanese yen, the lawful currency of Japan.

“JLA Issuing Lenders” has the meaning set forth in Section 2.4(a).

“Joinder Agreement” means a Joinder Agreement in substantially the form of Schedule 5.8, executed and delivered by each Person required to become a Guarantor in accordance with the provisions of Section 5.8.

“Lead Arrangers” means each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc. and The Bank of Nova Scotia.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each Person that becomes a “Lender” in connection with an increase of the Aggregate Revolving Committed Amount pursuant to Section 2.5, and their respective successors and assigns.

“Letter of Credit Fee” has the meaning set forth in Section 2.10(b).

“Letters of Credit” means any letter of credit issued hereunder by an Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, restated, modified, extended, renewed or replaced from time to time.

~~“Leverage Increase Period” means the period commencing on the last day of the Covenant Relief Period and ending on the earlier of (i) the first Measurement Date following the date Hyatt has delivered a notice to the Administrative Agent electing to terminate the Leverage Increase Period (for the avoidance of doubt, the increased Leverage Ratio permitted under clause (ii) of Section 5.9(a) shall not apply for such Measurement Date) and (ii) the day following the second Measurement Date occurring after the Covenant Relief Period, which date shall not, in any event, be later than October 1, 2021.~~

“Leverage Ratio” means, as of any date of determination, with respect to Hyatt and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Adjusted Funded Debt as of the last day of the twelve month period ending on the last day of any fiscal quarter to (b) Consolidated EBITDA for the ~~last day of the~~ twelve month period ending on the last day of any fiscal quarter. Notwithstanding the foregoing, ~~for purposes of calculating~~during the Covenant Adjustment Period, the Leverage Ratio ~~for (i) the first~~shall be calculated on an annualized basis as follows: (i)  for the second Measurement Date

~~following the end of~~occurring during the Covenant ~~Relief Period for which the Borrower is required to comply with the Financial Covenants~~Adjustment Period, Consolidated EBITDA shall be measured as Consolidated EBITDA for the fiscal quarter period ending on such date multiplied by 4, (ii) for the ~~second~~third Measurement Date ~~following the end of~~occurring during the Covenant ~~Relief Period for which the Borrower is required to comply with the Financial Covenants~~Adjustment Period, Consolidated EBITDA shall be measured as Consolidated EBITDA for the two fiscal quarter period ending on such date multiplied by 2 and (iii) for the ~~third~~fourth Measurement Date ~~following the end of~~occurring during the Covenant ~~Relief Period for which the Borrower is required to comply with the Financial Covenants~~Adjustment Period, Consolidated EBITDA shall be measured as Consolidated EBITDA for the three fiscal quarter period ending on such date multiplied by 4/3.

“LIBOR Market Index Rate” means, for any day, the rate of interest obtained by dividing the rate specified in clause (a)(i) in the definition of “Eurocurrency Rate” by the percentage specified in clause (b) of such definition, as of that day that would be applicable for a Eurocurrency Rate Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “Eurocurrency Rate”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Limitation Date” shall mean the later of (i) the Bridge Facility Termination Date and (ii) the last day of the Covenant Relief Period.

“Loan” or “Loans” means a Revolving Loan, a Swingline Loan and/or Competitive Loans, as appropriate.

“LOC Commitment” means the commitment of an Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender’s LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

“LOC Commitment Percentage” means, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.6(c).

“LOC Committed Amount” means, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.4 and, individually, the amount of each Lender’s LOC Commitment as specified in Schedule 2.1(a).

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral security for such obligations, in each case relating to such Letter of Credit.

“LOC Obligations” means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) without duplication the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lenders but not theretofore reimbursed.

“Mandatory Borrowing” with respect to (a) Swingline Loans, has the meaning set forth in Section 2.3(b)(ii) and (b) with respect to Letters of Credit, has the meaning set forth in Section 2.4(e).

“Mandatory Cost” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1(a).

“Material” means material in relation to the business, operations, financial condition or properties of Hyatt and its Subsidiaries taken as a whole.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Hyatt or Hyatt and its Subsidiaries taken as a whole; (b) an impairment of the ability of (i) the Borrower to perform its material obligations under any Credit Document or the Fee Letter, in each case to which it is a party or (ii) of the Borrower and the Credit Parties taken as a whole to perform their material obligations under any Credit Document or the Fee Letter, in each case to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against (i) the Borrower of any Credit Document or the Fee Letter, in each case to which it is a party or (ii) of the Borrower and the Credit Parties taken as a whole of any Credit Document or the Fee Letter, in each case to which they are a party; other than any change, effect or circumstance to the extent resulting from (I) changes in general economic, financial market or geopolitical conditions, (II) any outbreak or escalation of hostilities or war or any act of terrorism, or (III) any failure by Hyatt and its Subsidiaries to meet any published analyst estimates or expectations of their revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Hyatt and its Subsidiaries to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); provided that, in the case of the immediately preceding clauses (I) and (II), such changes, effects or circumstances do not affect Hyatt or its Subsidiaries disproportionately relative to other companies operating in the same industry.

“Material Domestic Subsidiary” means any Domestic Subsidiary that is also a Material Subsidiary.

“Material Subsidiary” means, as of any date of determination, any Subsidiary of Hyatt that accounts for at least two percent (2%) of Consolidated EBITDA of Hyatt and its Subsidiaries on a consolidated basis for the four fiscal quarter period ending on the last day of the fiscal year for which financial statements have been prepared immediately preceding the date as of which any such determination is made. Notwithstanding the foregoing, (a) Hyatt International shall be deemed to be a Material Subsidiary at all times and (b) the determination of Material Subsidiaries as of December 31, 2019 shall remain in effect until re-determined as of December 31, 2021 (with no re-determination as of December 31, 2020).

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means, as to each Lender, January 10, 2023; provided that upon an exercise of the extension option in accordance with Section  2.24, the Maturity Date shall mean, as to each Extending Lender, January 10, 2024.

“Measurement Date” means the last day of each fiscal quarter of Hyatt.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Pension Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“National Currency Unit” shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

“Net Cash Proceeds” means (a) the aggregate cash proceeds received by Hyatt or any of its Subsidiaries (x) in respect of any Asset Sale by Hyatt or any such Subsidiary (including any cash received upon the sale or other disposition of any non-cash consideration or Cash Equivalents substantially concurrently received in any Asset Sale, but only as and when received) or (y) (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any Property of Hyatt or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such Property to a purchaser with such power under threat of such a taking (this clause (y), a “Recovery Event”), minus (b) without duplication (i) any actual and reasonable costs incurred by Hyatt or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Hyatt or such Subsidiary in respect thereof, and any deduction of appropriate amounts to be provided by Hyatt or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale or such Recovery Event and retained by Hyatt or any of its Subsidiaries after such Asset Sale or Recovery Event, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that such reserved amounts will be deemed to be Net Cash Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount), (ii) any bona fide direct costs incurred in connection with any Asset Sale or Recovery Event, including legal, accounting and investment banking fees, brokerage and sales commissions, and income Taxes payable as a result of any gain recognized in connection therewith and (iii) payment of the outstanding principal amount of, premium or penalty, if any, on and interest on any Indebtedness that is secured by a Lien on the Property subject to such Asset Sale or Recovery Event that is required to be repaid under the terms thereof (other than any Indebtedness under the Bridge Facility or any Secured Refinancing Debt), in each case under this clause (b), to the extent such amounts are not payable to an Affiliate of Hyatt or its Subsidiaries.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning given that term in the Third Amendment.

“Non-Recourse Debt” means any Funded Debt of Hyatt or any of its Subsidiaries if, and so long as, such Funded Debt meets the requirements of clause (a) or (b) below:

(a)    Such Funded Debt is secured solely by Purchase Money Liens and: (i) the instruments governing such Funded Debt limit the recourse (whether direct or indirect) of the holders thereof against Hyatt and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, and environmental liabilities); provided that any partial Guaranty Obligation by, or any other limited recourse for payment of such Funded Debt against, Hyatt or its Subsidiaries which is not expressly excluded from the definition of “Guaranty Obligations” shall not prevent the non-guaranteed and non-recourse portion of such Funded Debt from constituting Non-Recourse Debt; and (ii) if such Funded Debt is incurred after the date hereof by Hyatt or a Domestic Subsidiary of Hyatt, either (x) (1) the holders of such Funded Debt shall have irrevocably agreed that in the event of bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Funded Debt, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Funded Debt, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain recourse against such obligor or any property of such obligor other than the property securing such Funded Debt, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Administrative Agent and the Lenders under this Agreement; or (y) the property securing such Funded Debt is not material to the business, financial condition, operations or properties of Hyatt and its Subsidiaries, taken as a whole, as determined by Hyatt in its reasonable discretion at the time such Funded Debt is incurred; or

(b)    (i) The sole obligor of such Funded Debt (such obligor a “Specified Entity”) is a corporation or other entity formed solely for the purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (ii) such Specified Entity owns no other material property and (iii) the sole collateral security provided by Hyatt and its Subsidiaries with respect to such Funded Debt (if any) consists of property owned by such Specified Entity and/or the capital stock of (or equivalent ownership interest in) such Specified Entity (provided that any partial Guaranty Obligation by, or any other limited recourse for payment of such Funded Debt against, Hyatt or its Subsidiaries which is not expressly excluded from the definition of “Guaranty Obligations” shall, to the extent thereof, constitute a Guaranty Obligation but shall not prevent the non-guaranteed and non-recourse portion of such Funded Debt from constituting Non-Recourse Debt).

“Note” or “Notes” means the promissory notes of Hyatt or the Foreign Borrower, as applicable, in favor of each of the Lenders that request such notes (a) evidencing the Revolving Loans and Competitive Loans in substantially the form attached as Schedule 2.1(e)-1, in the case of Hyatt, and Schedule 2.1(e)-2, in the case of the Foreign Borrower, or (b) evidencing the Swingline Loans in substantially the form attached as Schedule 2.3(d), with the foregoing individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Schedule 2.7, as required by Section 2.7.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” shall mean a certificate substantially in the form of Schedule 5.2(a) attached hereto.

“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement entered into between the Bridge Facility Agent and the Administrative Agent and acknowledged by Hyatt and the Specified Guarantors substantially in the form of Schedule 1.1(d) attached hereto, or such other form of customary pari passu intercreditor agreement as is reasonably acceptable to the Administrative Agent, as the same may be amended, amended and restated, supplemented or otherwise modified in accordance with its terms.

“Participant” has the meaning set forth in Section 10.6(d).

“Participant Register” has the meaning set forth in Section 10.6(d).

“Participating Member State” means each country so described in any EMU Legislation.

“Participation Interest” means the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.3(b)(ii) or in Letters of Credit as provided in Section 2.4(c).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

“Pension Plan” means, at any particular time, an employee pension benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Collateral Indebtedness” means Indebtedness of the types described in clauses (a) and (b) below in an aggregate amount not to exceed $10,000,000 with respect to each Pledged Entity:

(a)	Indebtedness related to Purchase Money Liens incurred in the ordinary course of business and consistent with past practice; and

(b)	purchase money indebtedness arising in connection with Capital Leases incurred in the ordinary course of business and consistent with past practice.

“Permitted Collateral Liens” means:

(a)    Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

(b)    Purchase Money Liens;

(c)    Liens and other purchase money liens securing purchase money indebtedness arising in connection with Capital Leases;

(d)    Liens for taxes, assessments, charges or other governmental levies (i) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of Hyatt or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation) or (ii) securing an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

(e)    statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) the Property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof or any proceedings commenced for the enforcement of such Liens and encumbrances shall have been duly suspended and (ii) adequate reserves with respect thereto are maintained on the books of Hyatt or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(f)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(g)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, government contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)     Liens in connection with attachments or judgments (including judgment or appeal bonds); provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(i)     easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(j)    leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of Hyatt and its Subsidiaries;

(k)    any interest of title of a lessor or licensor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or licenses permitted by this Agreement;

(l)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Pension Plan;

(n)    Liens securing the Bridge Facility or any Secured Refinancing Facility; provided that at all times, such Liens are subject to a Pari Passu Intercreditor Agreement;

(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)    Liens arising in connection with consignments or similar arrangements for the sale of goods in the ordinary course of business;

(q)    Liens existing on the Second Amendment Effective Date and set forth on Schedule 6.7(h); provided that no such Lien shall at any time be extended to cover property or assets other than the Property or assets subject thereto on the Second Amendment Effective Date; provided, however, that Liens on new Property which are in replacement of Liens on previously owned Property to the extent such new Property is acquired through like-kind exchanges or similar substitutions shall be permitted hereunder; and

(r)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (other than clause (n) above); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

Notwithstanding the foregoing, only the Permitted Collateral Liens described in clauses (a), (d), (h), (m) and (n) above shall be “Permitted Collateral Liens” with respect to any Capital Stock of any Pledged Entity constituting Collateral.

“Permitted Disposition” means:

(a)     the disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents and having reasonably equivalent value therefor;

(b)     the lease or sublease of assets and properties in the ordinary course of business;

(c)    any disposition of surplus, obsolete, damaged or worn out equipment or other Property in the ordinary course of business;

(d)    any disposition to Hyatt or any of its Subsidiaries; provided that any Collateral shall only be permitted to be disposed of to another Specified Guarantor (including any Person that shall become a Specified Guarantor simultaneous with such disposition in the manner contemplated by Section 5.8); provided that:

(i) such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such disposition (and otherwise subject only to Permitted Collateral Liens) in favor of the Administrative Agent for the benefit of the Secured Parties following such disposition,

(ii) concurrently therewith, the Specified Guarantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,

(iii) concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive a certificate of a Responsible Officer of Hyatt, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to Hyatt (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent, and

(iv) concurrently with any disposition of Collateral to any Person that shall become a Specified Guarantor simultaneous with such disposition in the manner contemplated by Section 5.8, such Person shall have complied with the requirements of Section 5.8(b); and

(e)    any Investment permitted by Section 6.7(a).

“Permitted Indebtedness” means (a) transactions between or among any of Hyatt and/or any of its Subsidiaries; (b) Indebtedness incurred in the ordinary course of business of Hyatt and its Subsidiaries for purchase money, Capital Leases and/or similar equipment financings; (c) borrowings under the Bridge Facility and borrowings under this Agreement, and (d) Government Assistance Indebtedness.

“Permitted Liens” means:

(a)    Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

(b)    Purchase Money Liens;

(c)    Liens and other purchase money liens securing purchase money indebtedness arising in connection with Capital Leases;

(d)    Liens on real property assets of Hyatt and its Subsidiaries (including without limitation, the furniture, fixtures and equipment related thereto) securing Non-Recourse Debt of Hyatt and its Subsidiaries;

(e)    Liens for taxes, assessments, charges or other governmental levies (i) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of Hyatt or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation) or (ii) securing an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

(f)    statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) the Property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof or any proceedings commenced for the enforcement of such Liens and encumbrances shall have been duly suspended and (ii) adequate reserves with respect thereto are maintained on the books of Hyatt or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

(g)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(h)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, government contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i)     Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(j)    easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(k)    leases, subleases, licenses or sublicenses granted to others not interfering in any material respect with the business of Hyatt and its Subsidiaries;

(l)    any interest of title of a lessor or licensor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or licenses permitted by this Agreement;

(m)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Pension Plan;

(o)    Liens assumed in connection with an acquisition of all or substantially all of the assets or Voting Stock of another Person permitted hereunder, so long as such Liens cover only the assets acquired pursuant to such acquisition and were not created in contemplation thereof;

(p)    prior to the Security Release Date, Liens securing the Bridge Facility or any Secured Refinancing Facility; provided that at all times, such Liens are subject to a Pari Passu Intercreditor Agreement;

(q)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)    Liens arising in connection with consignments or similar arrangements for the sale of goods in the ordinary course of business;

(s)    Liens on assets of Persons which become Subsidiaries after the date of this Agreement; provided, however, that such Liens existed at the time such Persons became Subsidiaries and were not created in anticipation thereof and such Liens do not extend to any other property of Hyatt or its Subsidiaries (except proceeds of such Property and, in the case of Liens on real estate or equipment, items which become fixtures on such real estate or are accessions to such equipment);

(t)    Liens on the assets of Subsidiaries (other than any Wholly-Owned Subsidiary) to the extent the Indebtedness secured thereby is Non-Recourse Debt;

(u)    Liens existing on the First Amendment Effective Date and set forth on Schedule 6.1; provided that no such Lien shall at any time be extended to cover property or assets other than the Property or assets subject thereto on the First Amendment Effective Date; provided, however, that Liens on new Property which are in replacement of Liens on previously owned Property to the extent such new Property is acquired through like-kind exchanges or similar substitutions shall be permitted hereunder;

(v)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (other than clause (p) above); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(w)    other Liens in addition to those permitted by the foregoing clauses securing Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Tangible Assets determined at such time.

Notwithstanding the foregoing, prior to the later of the end of the Covenant Relief Period and the Security Release Date, “Permitted Liens” (including any Lien permitted pursuant to clause (w) above) shall not include (i) any Lien securing the Senior Notes or (ii) any Lien which would have the effect of causing the Senior Notes to be secured by a Lien.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Pledge Agreement” means the Pledge Agreement (including any and all supplements thereto), dated as of the Second Amendment Effective Date, by and among the Credit Parties party thereto and the Administrative Agent.

“Pledged Entity” means each Person whose Capital Stock is pledged as Collateral under the Pledge Agreement.

“Portfolio Acquisition” means an acquisition of a portfolio of real properties (whether by purchase of such properties, purchase of entities owning such properties, purchase of operating companies or some combination thereof) with a minimum gross purchase price of $1,000,000,000.

“Pounds Sterling” and “£” means, at any time of determination, the then official currency of the United Kingdom of Great Britain and Northern Ireland.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pritzker Affiliate” shall mean (i) all lineal descendants of Nicholas J. Pritzker, deceased, and all spouses and adopted children of such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlling, controlled by or under common control with any person, trust or other entity described in clauses (i), (ii) or (iii). “Control” for these purposes shall mean the ability to influence, direct or otherwise significantly affect the major policies, activities or action of any person or entity.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the twelve-month period ending as of the most recent quarter end preceding the date of such transaction.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Property and Equipment” means the book value of all property and equipment of Hyatt and its Subsidiaries, without giving effect to depreciation and amortization, determined on a consolidated basis in accordance with GAAP, and as set forth in the most recent financial statements of Hyatt available to the Lenders, giving pro forma effect to acquisitions and dispositions of property and equipment effected since the date of such financial statements.

“Purchase Money Liens” means any Lien on property, real or personal, acquired or constructed by Hyatt or any Subsidiary of Hyatt: (a) to secure the purchase price of the property; (b) that was existing on such property at the time of acquisition thereof by Hyatt or such Subsidiary and assumed in connection with such acquisition; (c) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property or incurred within 90 days following the acquisition or completion of such construction provided the principal amount of Indebtedness secured by each such Lien shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired; or (d) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under the Credit Documents) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property; provided in each case that (1) such Liens do not extend to, cover or otherwise encumber any property other than the property acquired or constructed by Hyatt and its Subsidiaries (and any improvements made to such property acquired or constructed) and (2) such Liens do not cover current assets of Hyatt or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recovery Event” has the meaning set forth in the definition of “Net Cash Proceeds”.

“Register” has the meaning set forth in Section 10.6(c).

“Regulation T, U, or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, members, managers, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Replaced Lender” has the meaning set forth in Section 2.20.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived.

“Required Lenders” means, at any time, Lenders having more than fifty percent (50%) of the Commitments, or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of (a) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Loans outstanding; provided that the Commitments of, and outstanding principal Dollar Amount (determined as of the most recent Revaluation Date) of Loans owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders and (b) the outstanding Participation Interests (including the Participation Interests of an Issuing Lender in any Letters of Credit and of the Swingline Lender in any Swingline Loans).

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means as to Hyatt, any of the chief executive officer, the chief financial officer, the president, the treasurer, the assistant treasurer, the controller or any senior or executive vice president of Hyatt.

“Restricted Assets” means (a) the Collateral and (b) the Restricted Real Properties.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Hyatt or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Hyatt or any of its Subsidiaries, now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Hyatt or any of its Subsidiaries, now or hereafter outstanding.

“Restricted Real Properties” means each real estate asset (including leasehold interests) (a) owned by a Pledged Entity on the Second Amendment Effective Date or (b) owned by Hyatt or one of its Subsidiaries (other than a Pledged Entity) on the Second Amendment Effective Date and, in each case, listed on Schedule 1.1(e).

“Revaluation Date” shall mean, with respect to any Extension of Credit, each of the following: (a) in connection with the origination of any new Extension of Credit, the Business Day which is the earliest of the date such credit is extended, the date the rate is set or the date the bid is accepted, as applicable; (b) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such advance is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation; (c) each date a Letter of Credit is issued or renewed pursuant to Section 2.4 or amended in such a way as to modify the LOC Obligations; (d) the date of any reduction of any of the Aggregate Revolving Committed Amount, or the LOC Committed Amount pursuant to the terms of Section 2.9, as the case may be; and (e) such additional dates as the Administrative Agent or the Required Lenders shall deem reasonably necessary. For purposes of determining availability hereunder, the rate of exchange for any Foreign Currency shall be the Spot Rate.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) at any time outstanding up to such Lender’s Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

“Revolving Committed Amount” means the amount of each Lender’s Commitment as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

“Revolving Credit Exposure” means, as to any Lender at any time, the Dollar Amount (determined as of the most recent Revaluation Date) of the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in LOC Obligations and Swingline Loans at such time.

“Revolving Loans” has the meaning set forth in Section 2.1(a).

“Sanctioned Country” means, at any time, a country, territory or region which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency of the government of a Sanctioned Country or (d) any Person Controlled by any Persons or agencies described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Amendment” means the Second Amendment to this Agreement dated as of April 21, 2020, by and among Hyatt, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means April 21, 2020.

“Secured Funded Debt” means, as of any date of determination, without duplication, the aggregate principal amount of all Funded Debt of Hyatt and its Subsidiaries on a consolidated basis that is secured in any manner by any Lien.

“Secured Funded Debt Ratio” means, as of any date of determination, with respect to Hyatt and its Subsidiaries on a consolidated basis, the ratio of (a) Secured Funded Debt on such date to (b) Property and Equipment on such date. Not more than $250,000,000 of Secured Funded Debt assumed in connection with, not in contemplation of, and existing at the time of, an acquisition described in clause (o) or (s) of the definition of “Permitted Lien” (and any new Secured Funded Debt refinancing, and to the extent not increasing the principal balance of, any such Secured Funded Debt (so long as new Secured Funded Debt is secured by a Permitted Lien described in clause (v) of the definition of “Permitted Lien”)) may be excluded from the Secured Funded Debt Ratio for a period not to exceed one year following such acquisition.

“Secured Party” means the Administrative Agent, each Lender, each Issuing Lender and each Hedging Agreement Provider.

“Secured Refinancing Facility” means any secured refinancing or replacement of the Bridge Facility which Secured Refinancing Facility shall not (i) increase the principal amount from that owing under the Bridge Facility at the time of such refinancing or replacement (other than an amount equal to any fees and expenses incurred in the placement of such Secured Refinancing Facility) and (ii) have a maturity date which is earlier than the date which is two years following the Maturity Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement (including any and all supplements thereto), dated as of the Second Amendment Effective Date, by and among the Credit Parties party thereto and the Administrative Agent.

“Security Release Date” shall mean the date upon which Hyatt, in its discretion, has delivered a notice in writing to the Administrative Agent certifying the following: (i) the Bridge Facility Termination Date has occurred, no Secured Refinancing Facility is outstanding and equal and ratable Liens securing the Credit Party Obligations are not required pursuant to Section 6.1 and (ii) no Default or Event of Default has occurred and is existing or will be existing at the time of such release. Notwithstanding the foregoing, (a) if the Bridge Facility Termination Date occurs prior to the end of the Covenant Relief Period, the Security Release Date shall not be deemed to have occurred unless (A) all loans (if any) outstanding under the Bridge Facility have been repaid in full solely with the proceeds of unsecured Indebtedness incurred by Hyatt and/or its Subsidiaries after the Second Amendment Effective Date, (B) such unsecured Indebtedness has a maturity date which is no earlier than the date which is two years following the Maturity Date and (C) the aggregate net cash proceeds received by Hyatt and its Subsidiaries from such unsecured Indebtedness is not less than $300,000,000 and (b) if the Security Release Date is deemed not to have occurred as a result of the foregoing clause (a) then, if the conditions in clause (i) and (ii) are satisfied at such time, the Security Release Date shall be deemed to have occurred after the end of the Covenant Relief Period on the date that the Credit Parties have demonstrated compliance with the Financial Covenants in the compliance certificate delivered for the immediately prior fiscal quarter pursuant to Section 5.2(a).

“Senior Notes” shall mean each series of notes issued under that certain Indenture of Hyatt dated as of August 14, 2009 (including any supplemental indenture relating thereto or in respect thereof).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Single Employer Plan” means any Pension Plan which is not a Multiemployer Plan.

“Specified Entity” has the meaning set forth in the definition of “Non-Recourse Debt”.

“Specified Guarantors” means each Credit Party which is party to the Security Agreement or the Pledge Agreement as a “Grantor” or “Pledgor”, respectively.

“Spot Rate” shall mean, with respect to any Foreign Currency, the rate quoted by the Lender then acting as Administrative Agent as the spot rate for the purchase by the Lender then acting as Administrative Agent of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation in made.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless otherwise identified, “Subsidiary” or “Subsidiaries” means Subsidiaries of Hyatt.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” means the Dollar Amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.3(a).

“Swingline Lender” means the Lender then acting as Administrative Agent, in its capacity as such.

“Swingline Loan” or “Swingline Loans” has the meaning set forth in Section 2.3(a).

“Swingline Maturity Date” shall mean the earlier of (a) the date that is five (5) Business Days after such Swingline Loan is made and (b) the Maturity Date.

“Swingline Note” means the promissory note of Hyatt in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Syndication Agent” has the meaning set forth in the first paragraph hereof, together with any successors or assigns.

“Taxes” has the meaning set forth in Section 2.18(a).

“Third Amendment” means the Third Amendment to this Agreement dated as of March 18, 2021, by and among Hyatt, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means March 18, 2021.

“Titled Agent” has the meaning set forth in Section 8.9.

“Treaty on European Union” shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

“Type” means, as to any Loan, its nature as a Base Rate Loan, Eurocurrency Rate Loan or Swingline Loan, as the case may be.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Eurocurrency Lending Office” shall mean, initially, the office(s) of each Lender (or its affiliate) designated as such Lender’s U.S. Eurocurrency Lending Office as set forth in the Administrative Questionnaire delivered by each Lender to the Administrative Agent and thereafter, such other office of such Lender (or its affiliate) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the Eurocurrency Rate Loans of such Lender denominated in Dollars are to be made.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which all of the equity interests (except directors’ qualifying shares or shares aggregating either (x) a de minimis amount of the outstanding shares of such Subsidiary which are owned by local residents thereof as required by local law or (y) less than 1% of the outstanding shares of such Subsidiary which are owned by individuals) and voting interests are owned by any one or more of Hyatt and Hyatt’s other Wholly-Owned Subsidiaries at such time.

“Withholding Agent” means (a) the Borrower, (b) any other Credit Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2     Computation of Time Periods.

All time references in this Credit Agreement and the other Credit Documents shall be to Charlotte, North Carolina time unless otherwise indicated. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3     Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect on the Closing Date. In the event that any Accounting Change (as defined below) results in a change in the method of calculation of financial covenants, standards or terms used herein or in any other Credit Document, then the Borrower and the Administrative Agent shall enter into good faith negotiations in order to amend such provisions hereof (with the consent of the Lenders required pursuant to Section 10.1) so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Required Lenders, (a) all financial covenants, standards and terms used herein shall continue to be calculated or construed as if such Accounting Change had not occurred and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement and the other Credit Documents or as reasonably requested hereunder or thereunder setting forth a reconciliation between calculations of such financial covenants or other computations under any such standards or terms made before and after giving effect to the Accounting Change. Notwithstanding the preceding sentence, (i) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (“FASB”) allowing entities to elect fair value option for financial liabilities and (ii) any obligation of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect on the Closing Date shall not be treated as a capital lease solely as a result of (A) the adoption of any changes in, or (B) changes in the application of, GAAP after the Closing Date. As used herein, “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB or, if applicable, the SEC and/or the Public Company Accounting Oversight Board (or successors thereto or agencies with similar functions).

1.4     Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Extensions of Credit and amounts outstanding hereunder denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Credit Documents and the Fee Letter shall be such Dollar Amount as so determined by the Administrative Agent acting in its commercially reasonable discretion.

(b)    Wherever in this Credit Agreement in connection with an Extension of Credit, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Extension of Credit or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

1.5     Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts.

(a)    Each obligation of the Borrower to make a payment denominated in the National Currency Unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Extension of Credit in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Extension of Credit, at the end of the then current Interest Period.

(b)    Each provision of this Credit Agreement relating to Loans or Letters of Credit denominated in Euro shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro; provided such changes are generally made to the credit documentation for other borrowers similarly situated to the Borrower.

(c)    References herein to minimum Dollar Amounts and integral multiples stated in Dollars, where they shall also be applicable to Foreign Currency, shall be deemed to refer to approximate Foreign Currency Equivalents.

1.6     Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.7     Other Interpretative Provisions.

Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with the Cross-Border Mergers Directive (2005/56/EC) (as codified) as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Credit Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

1.8      Bridge Facility Termination Date; Security Release Date.

For the avoidance of doubt, it is hereby acknowledged and agreed that each of the Bridge Facility Termination Date and the Security Release Date occurred on April 23, 2020.

SECTION 2

CREDIT FACILITY

2.1     Revolving Loans.

(a)    Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Loans in Dollars and Foreign Currencies (the “Revolving Loans”) to the Borrower from time to time in the amount of such Lender’s Commitment Percentage of such Loans for the purposes hereinafter set forth; provided that (i) with regard to the Lenders collectively, the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations plus outstanding Competitive Loans shall not exceed the Aggregate Revolving Committed Amount, and (ii) with regard to each Lender individually, the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of such Lender’s Commitment Percentage of outstanding Revolving Loans plus such Lender’s Commitment Percentage of Swingline Loans plus such Lender’s LOC Commitment Percentage of LOC Obligations shall not exceed such Lender’s Revolving Committed Amount and (iii) with regard to the Lenders collectively, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Foreign Currency Loans plus the aggregate Dollar Amount (determined as of the most recent Revaluation Date) of LOC Obligations in respect of Letters of Credit denominated in a Foreign Currency shall not exceed the Foreign Currency Sublimit. Revolving Loans may consist of Base Rate Loans or Eurocurrency Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, (A) Loans denominated in a Foreign Currency shall consist solely of Eurocurrency Rate Loans and (B) Loans made on the Closing Date or on any of the three Business Days following the Closing Date may only consist of Base Rate Loans unless the Borrower executes a funding indemnity letter in form and substance satisfactory to the Administrative Agent. Eurocurrency Rate Loans denominated in Dollars shall be made by each Lender at its U.S. Eurocurrency Lending Office. Eurocurrency Rate Loans denominated in a Foreign Currency shall be made by each Lender at its Foreign Currency Eurocurrency Lending Office. Base Rate Loans shall be made by each Lender at its Domestic Lending Office.

(b)    Revolving Loan Borrowings.

(i)    Notice of Borrowing. The Borrower shall request a Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. on the Business Day of the requested borrowing in the case of Base Rate Loans denominated in Dollars, 1:00 P.M. on the third Business Day prior to the date of the requested borrowing in the case of Eurocurrency Rate Loans denominated in Dollars and 1:00 P.M. on the fourth Business Day prior to the date of the requested borrowing in the case of all Eurocurrency Rate Loans denominated in any Foreign Currency. Each such request for borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the currency and the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Base Rate Loans, Eurocurrency Rate Loans or a combination thereof, and if Eurocurrency Rate Loans are requested, the Interest Period(s) therefore and currency therefor and (E) whether Hyatt or the Foreign Borrower is the Borrower of such Loan. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a Eurocurrency Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, (2) the Type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder, (3) the currency of the Revolving Loan requested, then such notice shall be deemed to be a request for a Revolving Loan denominated in Dollars or (4) whether Hyatt or the Foreign Borrower is the Borrower of such Loan, then the Borrower of such Loan shall be deemed to be Hyatt. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto.

(ii)    Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of (A) in the case of Eurocurrency Rate Loans, $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining Aggregate Revolving Committed Amount, if less) and (B) in the case of Base Rate Loans, $1,000,000 and integral multiples of $250,000 in excess thereof (or the remaining Aggregate Revolving Committed Amount, if less).

(iii)    Advances. Each Lender will make its Commitment Percentage of each Loan borrowing available to the Administrative Agent for the account of the Borrower, in Dollars or the applicable Foreign Currency, as applicable, at the Administrative Agent’s Office, or at such office as the Administrative Agent may designate in writing and in funds immediately available to the Administrative Agent, by (A) 2:00 P.M. on the date specified in the applicable Notice of Borrowing in the case of any Revolving Loan denominated in Dollars and (B) the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan denominated in a Foreign Currency. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account designated by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(c)    Repayment. The principal amount of all Loans shall be due and payable in full on the Maturity Date.

(d)    Interest. Subject to the provisions of Section 2.6:

(i)    Base Rate Loans. During such periods as Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Base Rate Loans; and

(ii)    Eurocurrency Rate Loans. During such periods as Loans shall be comprised in whole or in part of Eurocurrency Rate Loans, such Eurocurrency Rate Loans shall bear interest at a per annum rate equal to the Eurocurrency Rate plus the Applicable Percentage for Eurocurrency Rate Loans plus, if applicable, the Mandatory Cost.

Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

(e)    Notes. The Loans shall be further evidenced by a duly executed Note in favor of each Lender in the form of Schedule 2.1(e)-1 attached hereto, in the case of Hyatt, or Schedule 2.1(e)-2 attached hereto, in the case of the Foreign Borrower, if requested by such Lender.

(f)    Maximum Number of Eurocurrency Rate Loans. The Borrower will be limited to a maximum number of ten (10) Eurocurrency Rate Loans outstanding at any time. For purposes hereof, Eurocurrency Rate Loans with separate or different Interest Periods will be considered as separate Eurocurrency Rate Loans even if their Interest Periods expire on the same date.

(g)    Redenomination of Foreign Currency Loans. Notwithstanding anything herein to the contrary, during the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Foreign Currency Loans be prepaid, or redenominated into Dollars in the Dollar Amount thereof, on the last day of the then current Interest Period with respect thereto. The Administrative Agent will promptly notify the Borrower of any such prepayment or redenomination request.

2.2     Competitive Loan Subfacility.

(a)    Competitive Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, from and after the Limitation Date to but not including the earlier of (x) the Maturity Date and (y) the date on which the Commitments terminate in accordance with the provisions of this Credit Agreement, to the extent Hyatt’s Debt Rating is BBB- or Baa3 or better at such time, the Borrower may request and each Lender may, in its sole discretion, agree to make, Competitive Loans to the Borrower in Dollars; provided, however, that (i) the aggregate principal amount of all Competitive Loans shall not exceed 50% of the remainder of (x) the Aggregate Revolving Committed Amount less (y) the Dollar Amount (determined as of the most recent Revaluation Date) of the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations, (ii) with regard to each Lender individually, the sum of the Dollar Amount (determined as of the most recent Revaluation Date) of such Lender’s Commitment Percentage of outstanding Revolving Loans plus such Lender’s Commitment Percentage of Swingline Loans plus such Lender’s LOC Commitment Percentage of LOC Obligations shall not exceed such Lender’s Revolving Committed Amount and (iii) with regard to the Lenders collectively, the sum of the aggregate Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans shall not exceed the Aggregate Revolving Committed Amount. Each Competitive Loan shall be not less than $3,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Revolving Committed Amount, if less).

(b)    Competitive Bid Requests. The Borrower may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.2(b)-1 to the Administrative Agent by 12:00 noon on a Business Day not less than three (3) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business Day), (ii) the amount of the requested Competitive Loan borrowing and (iii) the applicable Interest Periods requested. The Administrative Agent shall, promptly following its receipt of a Competitive Bid Request under this subsection (b), notify the affected Lenders of its receipt and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Schedule 2.2(b)-2. No more than three (3) Competitive Bid Requests (e.g., the Borrower may request Competitive Bids for no more than three (3) different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

(c)    Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent not later than 10:00 A.M. on the Business Day next succeeding the date of receipt by the Administrative Agent of the related Competitive Bid Request. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $3,000,000 and integral multiples of $1,000,000 in excess thereof) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.2(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The Administrative Agent shall promptly notify the Borrower of all Competitive Bids made and the terms thereof. The Administrative Agent shall send a copy of each of the Competitive Bids to the Borrower for its records as soon as practicable.

(d)    Submission of Competitive Bids by Administrative Agent. If the Administrative Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to any Competitive Bid Request, it shall submit such Competitive Bid directly to the Borrower one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent in response to such Competitive Bid Request pursuant to subsection (c) above.

(e)    Acceptance of Competitive Bids. The Borrower may, in its sole and absolute discretion, subject only to the provisions of this subsection (e), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, the Borrower shall give written notification (or telephonic notice promptly confirmed in writing) substantially in the form of Schedule 2.2(e) of its acceptance of any or all such Competitive Bids to the Administrative Agent by 11:00 A.M. on the Business Day following the date on which bids are to be received by the Administrative Agent from the Lenders in accordance with the terms of Section 2.2(c); provided, however, (i) the failure by the Borrower to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) the Borrower may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) the Borrower may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause the Borrower to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit such a Competitive Bid at the same Competitive Bid Rate, then pro rata between or among such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal Dollar Amount (determined as of the most recent Revaluation Date) of $3,000,000 and integral multiples of $1,000,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of subsection (iv) hereof, then in a minimum principal Dollar Amount (determined as of the most recent Revaluation Date) of $500,000 and integral multiples of $100,000 in excess thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to subsection (iv) hereof, the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of the Borrower. A notice of acceptance of a Competitive Bid given by the Borrower in accordance with the provisions hereof shall be irrevocable. The Administrative Agent shall, not later than 12:00 noon on the date of receipt by the Administrative Agent of a notification from the Borrower of its acceptance and/or refusal of Competitive Bids, notify each affected Lender of its receipt and the contents thereof. Upon its receipt from the Administrative Agent of notification of the Borrower’s acceptance of its Competitive Bid in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

(f)    Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2, or at such other office as the Administrative Agent may designate in writing, by 1:30 P.M. on the date specified in the Competitive Bid Request in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by crediting the account of the Borrower on the books of such office with the aggregate of the amount made available to the Administrative Agent by the applicable Competitive Loan Lenders and in like funds as received by the Administrative Agent.

(g)    Maturity of Competitive Loans. Each Competitive Loan shall mature and be due and payable in full on the last day of the Interest Period applicable thereto, unless accelerated sooner pursuant to Section 7.2. Unless the Borrower shall give notice to the Administrative Agent otherwise on or before 1:00 P.M. on the third Business Day prior to the last day of the end of the Interest Period for a Competitive Loan, the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Eurocurrency Rate Loans denominated in Dollars in the amount of the maturing Competitive Loan and having an Interest Period of one month, the proceeds of which will be used to repay such Competitive Loan.

(h)    Interest on Competitive Loans. Subject to the provisions of Section 2.6, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Interest on Competitive Loans shall be payable in arrears on each Interest Payment Date.

(i)    Competitive Bid Auction Fee. The Borrower shall pay to the Administrative Agent the related bid auction fees as agreed in writing from time to time by the Borrower and the Administrative Agent.

(j)    Competitive Loan Notes. The Competitive Loans made by each Lender shall be further evidenced by such Lender’s Revolving Note, if a Revolving Note was requested by such Lender.

(k)    No Competitive Loans to Foreign Borrower. Notwithstanding anything to the contrary in this Section 2.2, the Foreign Borrower may not request Competitive Loans.

2.3     Swingline Loan Subfacility.

(a)    Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans in Dollars to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the lesser of (A) FIFTY MILLION DOLLARS ($50,000,000) (~~the “~~as such amount may be reduced from time to time in accordance with the terms of the Third Amendment and Section  2.24 hereof, the “Swingline Committed Amount”) and (B) the aggregate amount of the Commitment of Wells Fargo, in its capacity as a Lender, minus the aggregate principal amount of all Loans outstanding made by Wells Fargo, in its capacity as a Lender, and (ii) the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

(b)    Swingline Loan Borrowings.

(i)    Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans in Dollars available to the Borrower on any Business Day upon request made by the Borrower not later than 1:00 p.m. on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications and submitted to the Swingline Lender’s Domestic Lending Office. Swingline Loan borrowings hereunder shall be made in minimum Dollar Amounts of $100,000 and in integral Dollar Amounts of $100,000 in excess thereof.

(ii)    Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the earlier of (A) the Swingline Maturity Date and (B) three (3) days after demand therefor by the Swingline Lender by written notice to the Borrower and the Administrative Agent. Notwithstanding the foregoing, in the following circumstances, the Swingline Lender shall be deemed to have given demand for repayment of its Swingline Loans by way of a Revolving Loan borrowing and, in such event, the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Base Rate Loans in the Dollar Amount of such Swingline Loans one Business Day prior to each of (1) the Maturity Date, (2) the occurrence of any Event of Default described in Section 7.1(e), (3) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default and (4) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a “Mandatory Borrowing”). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such deemed request on account of each Mandatory Borrowing in the Dollar Amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (E) the date of such Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such

Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

(c)    Interest on Swingline Loans. Subject to the provisions of Section 2.6, Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for Revolving Loans that are Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

(d)    Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original Dollar Amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).

(e)    No Swingline Loans to Foreign Borrower. Notwithstanding anything to the contrary in this Section 2.3, the Foreign Borrower may not borrow Swingline Loans.

2.4     Letter of Credit Subfacility.

(a)    Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the applicable Issuing Lender may reasonably require, during the Commitment Period each Issuing Lender shall issue, and the Lenders shall severally participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the applicable Issuing Lender; provided, however, that (i) the aggregate Dollar Amount of LOC Obligations shall not at any time exceed TWO HUNDRED MILLION DOLLARS ($200,000,000), as such amount may be reduced from time to time in accordance with the terms of the Third Amendment and Section  2.24 hereof, (ii) the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans shall not at any time exceed the Aggregate Revolving Committed Amount, (iii) the aggregate stated amount of outstanding Letters of Credit issued by an Issuing Lender shall not exceed the Commitment of such Issuing Lender, in its capacity as a Lender, (iv) a JLA Issuing Lender (as defined below) shall not be obligated to issue any Letter of Credit if, after giving effect to such issuance, the aggregate stated amount of outstanding Letters of Credit issued by such JLA Issuing Lender would exceed one-fifth of the aggregate amount of all LOC Commitments, (v) all Letters of Credit shall be denominated in Dollars or Foreign Currencies, (vi) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Foreign Currency Loans plus the aggregate Dollar Amount (determined as of the most recent Revaluation Date) of LOC Obligations in respect of Letters of Credit denominated in a Foreign Currency shall not exceed the Foreign Currency Sublimit and (vii) Letters of Credit shall be issued for lawful corporate purposes and shall be issued as standby letters of credit, including in connection with workers’ compensation and other insurance programs. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Maturity Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”) so long as the Borrower delivers to the Administrative Agent for the benefit of the applicable Issuing Lender no later than 30 days prior to the Maturity Date, Cash Collateral for such Letter of Credit for deposit into a cash collateral account in respect of such Letter of Credit in an amount equal to the amount available to be drawn by a beneficiary under such Letter of Credit at such time of determination; provided, that the obligations of the Borrower under this Section in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding. If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Maturity Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum stated amount of such Letter of Credit), which shall be reimbursed (or participations therein funded) by the Lenders in accordance with the immediately following subsections (c) and (d), as applicable, with the proceeds being utilized to provide Cash Collateral for such Letter of Credit. If requested by an Issuing Lender, the Borrowers shall submit a letter of credit application in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face Dollar Amount of $100,000 or such lesser Dollar Amount as the applicable Issuing Lender may agree. As of the Closing Date, Wells Fargo and Bank of America, N.A. are the Issuing Lenders with respect to Domestic Letters of Credit. As of the First Amendment Effective Date, Wells Fargo, Bank of America, N.A., JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch and The Bank of Nova Scotia (collectively, the “JLA Issuing Lenders”) are the Issuing Lenders with respect to Domestic Letters of Credit. Wells Fargo and any Discretionary Issuing Lender may be an Issuing Lender for any Foreign Letters of Credit issued on or after the Closing Date. The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes of this Agreement.

(b)    Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the applicable Issuing Lender at least five (5) Business Days prior to the requested date of issuance (or such shorter period as may be acceptable to such Issuing Lender in its sole discretion) and shall set forth for such requested Letter of Credit whether such Letter of Credit will be denominated in Dollars or the applicable Foreign Currency, the initial stated amount, the beneficiary, the expiration date and whether the account party will be Hyatt or the Foreign Borrower. Each Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued by such Issuing Lender and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit issued by such Issuing Lender. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding with respect to Letters of Credit issued by such Issuing Lender.

(c)    Participations. Each Lender upon issuance of a Letter of Credit (or, in the case of the Existing Letters of Credit, upon the Closing Date) shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to such Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the applicable Issuing Lender of such Letter of Credit has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to such Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsections (a) or (d) hereof, as applicable. The obligation of each Lender to so reimburse an Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse such Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

(d)    Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the applicable Issuing Lender on the day of drawing under any Letter of Credit issued by such Issuing Lender in (x) the applicable Foreign Currency of the relevant Letter of Credit with respect to which the drawing was made to the extent directly reimbursed by the Borrower or (y) in Dollars to the extent funded with the proceeds of a Revolving Loan obtained hereunder or otherwise and, in each case, in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse an Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage plus two percent (2%). Unless the Borrower shall immediately notify the applicable Issuing Lender and the Administrative Agent of its intent to otherwise reimburse such Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Base Rate Loans in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against any Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. Each Issuing Lender will promptly notify the Lenders of the amount of any unreimbursed drawing in respect of any Letter of Credit issued by such Issuing Lender and each Lender shall promptly pay to the Administrative Agent for the account of such Issuing Lender in Dollars and in immediately available funds, the amount of such Lender’s LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from such Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to such Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender’s obligation to make such payment to an Issuing Lender, and the right of an Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender’s respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the applicable Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the Dollar Amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for a Revolving Loan to be made by the time otherwise required in Section 2.1(b)(i), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Aggregate Revolving Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable by such Lender to the applicable Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

(f)    Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(g)    Letter of Credit Governing Law. Unless otherwise expressly agreed by an Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(h)    Reimbursement Payments. All payments made to an Issuing Lender to reimburse such Issuing Lender for any drawing under a Letter of Credit issued by such Issuing Lender from (x) the Borrower, shall be made in the applicable Foreign Currency of the relevant Letter of Credit with respect to which the drawing was made or (y) the Lenders, shall be made in Dollars (based upon the Dollar Amount of the applicable payment); provided that in each case the Borrower shall be liable for any currency exchange loss related to such payments and, absent demonstrable error, shall promptly pay the applicable Issuing Lender, upon receipt of notice thereof, the amount of any such loss.

(i)    Conflict with LOC Documents. In the event of any conflict between the terms hereof and any LOC Documents, the terms hereof shall control.

(j)    Domestic and Discretionary Issuing Lenders. In addition to those Lenders specified in Section 2.4(a) hereof, any Lender with a Revolving Commitment (in such capacity, a “Domestic Issuing Lender”) may from time to time, at the written request of the Borrower (with a copy to the Administrative Agent) and with the consent of the Administrative Agent, and in such Lender’s sole discretion, agree to issue one or more Domestic Letters of Credit for the account of the Borrower on the same terms and conditions in all respects as are applicable to the Letters of Credit issued by the other Issuing Lenders hereunder by executing and delivering to the Administrative Agent a written agreement to such effect, among (and in form and substance satisfactory to) the Borrower, the Administrative Agent and such Domestic Issuing Lender. Any Lender with a Revolving Commitment (in such capacity, a “Discretionary Issuing Lender”) may from time to time, at the written request of the Borrower (with a copy to the Administrative Agent) and with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), and in such Lender’s sole discretion, agree to issue one or more Foreign Letters of Credit for the account of the Borrower on the same terms and conditions in all respects as are applicable to the Letters of Credit issued by the other Issuing Lenders hereunder by executing and delivering to the Administrative Agent a written agreement to such effect, among (and in form and substance satisfactory to) the Borrower, the Administrative Agent and such Discretionary Issuing Lender. With respect to each of the Letters of Credit issued (or to be issued) thereby, each of the Issuing Lenders shall have all of the same rights and obligations under and in respect of this Agreement and the other Credit Documents, and shall be entitled to all of the same benefits (including, without limitation, the rights, obligations and benefits set forth in Sections 2.4, 2.19 and 10.5), as are afforded to all of the Issuing Lenders hereunder and thereunder. The Administrative Agent shall promptly notify each of the Lenders with a Revolving Commitment of the appointment of any Issuing Lender after the Closing Date. Each Issuing Lender shall provide to the Administrative Agent, on a monthly basis, a report that details the activity with respect to each Letter of Credit issued by such Issuing Lender (including an indication of the maximum amount then in effect with respect to each such Letter of Credit).

(k)    Extended Letters of Credit. Each Lender confirms that its obligations under the immediately preceding subsections (c) through (e) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

2.5     Additional Loans.

Subject to the terms and conditions set forth herein, so long as no Default or Event of Default shall have occurred and be continuing or shall result after giving effect to such Additional Loans, the Borrower shall have the right during the period from the Bridge Facility Termination Date until the date one Business Day prior to the Maturity Date, to incur additional Indebtedness (the “Additional Loans”) under this Credit Agreement in the form of one or more increases to the Aggregate Revolving Committed Amount by an aggregate amount of up to $500,000,000. The following terms and conditions shall apply to all Additional Loans: (a) the loans made under any such Additional Loan shall constitute Credit Party Obligations, (b) such Additional Loan shall have the same terms (including interest rate) as the existing Loans, (c) any such Additional Loan shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (d) any such Additional Loan shall be obtained from existing Lenders or from other banks, financial institutions or investment funds, in each case in accordance with the terms set forth below, (e) such Additional Loan shall be in a minimum principal Dollar Amount (determined as of the most recent Revaluation Date) of $50,000,000 and integral multiples of $5,000,000 in excess thereof, (f) the proceeds of any Additional Loan will be used in accordance with Section 3.13, (g) the Borrower shall execute such promissory notes as are necessary and requested by the Lenders to reflect the Additional Loans and (h) the representations and warranties made by the Borrower herein or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date). The Borrower may invite existing Lenders or other banks, financial institutions and investment funds that are not Lenders and that are reasonably acceptable to the Administrative Agent and that would satisfy the same criteria that would be required for such bank, financial institution or investment fund to be an “Eligible Assignee” to join this Credit Agreement as Lenders to provide any Additional Loans, provided (i) no existing Lender shall have any obligation to provide all or any portion of any such Additional Loan and (ii) such other banks, financial institutions and investment funds that are not existing Lenders shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request and shall thereafter be deemed to be Lenders. The existing Lenders shall make such assignments (which assignments shall not be subject to the requirements set forth in Sections 10.6(c) or 10.6(e)) of the outstanding Loans (excluding Competitive Loans) and Participation Interests to the Lenders providing any Additional Loan so that, after giving effect to such assignments, each Lender (including the Lenders providing the Additional Loans) will hold Loans and Participation Interests equal to its Commitment Percentage of all outstanding Loans and LOC Obligations (and accordingly the Borrower shall pay any additional amounts required pursuant to Section 2.17). The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Credit Agreement or any other Credit Document consistent with this Section 2.5 as may be necessary to incorporate the terms of any Additional Loan.

2.6	Default Rate.

Upon the occurrence, and during the continuance, of an Event of Default, the overdue principal of and, to the extent permitted by law, interest on the Loans, LOC Obligations and any other amounts owing hereunder, under the other Credit Documents or under the Fee Letter shall, upon the election of the Required Lenders (except with respect to an Event of Default occurring under Section 7.1(e), in which case such interest rate increase shall be immediate) bear interest, payable on demand, at a per annum rate 2% greater than the interest rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate plus the Applicable Percentage).

2.7	Extension and Conversion.

The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (a) except as expressly provided otherwise in this Credit Agreement, Eurocurrency Rate Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurocurrency Rate Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Rate Loans, only so long as no Default or Event of Default then exists or would otherwise result therefrom, and (c) Loans extended as, or converted into, Eurocurrency Rate Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii). Any request for extension or conversion of a Eurocurrency Rate Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. on the Business Day of, in the case of the conversion of a Eurocurrency Rate Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurocurrency Rate Loan as, or conversion of a Base Rate Loan into, a Eurocurrency Rate Loan, the date of the proposed extension or conversion, specifying (i) the date of the proposed extension or conversion, (ii) the Loans to be so extended or converted, (iii) the Types of Loans into which such Loans are to be converted and, if appropriate and (iv) the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Section 4.2 (b) and (c). In the event the Borrower fails to request extension or conversion of any Eurocurrency Rate Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurocurrency Rate Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

Unless otherwise agreed to by the Required Lenders, upon the occurrence and during the continuance of any Default or Event of Default, all Foreign Currency Loans then outstanding shall be redenominated into Dollars (based on the Dollar Amount of such Foreign Currency Loans on the date of redenomination) on the last day of the then current Interest Periods of such Foreign Currency Loans; provided that in each case the Borrower shall be liable for any currency exchange loss related to such payments and shall promptly pay the Lenders upon receipt of notice thereof the amount of any such loss.

2.8     Prepayments.

(a)    Voluntary Repayments. Revolving Loans, Swingline Loans and, with the consent of the applicable Competitive Loan Lender or Lenders, Competitive Loans, may be repaid in whole or in part without premium or penalty; provided that (i) Eurocurrency Rate Loans may be repaid only upon three (3) Business Days’ prior written notice to the Administrative Agent, and Base Rate Loans may be repaid only upon at least one (1) Business Day’s prior written notice to the Administrative Agent, (ii) repayments of Eurocurrency Rate Loans must be accompanied by payment of any amounts owing under Section 2.17, and (iii) partial repayments of the Eurocurrency Rate Loans shall be in minimum principal Dollar Amount (determined as of the most recent Revaluation Date) of $5,000,000, and in integral multiples of $1,000,000 in excess thereof and partial repayments of Base Rate Loans shall be in minimum principal Dollar Amount (determined as of the most recent Revaluation Date) of $1,000,000, and in integral multiples of $250,000 in excess thereof.

(b)    Mandatory Prepayments.

(i)    Overadvance. If at any time, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans shall exceed the Aggregate Revolving Committed Amount, the Borrower shall immediately (or, if such excess is solely due to a currency fluctuation, within two Business Days) make payment on the Loans and/or Cash Collateralize the LOC Obligations in an amount sufficient to eliminate the deficiency.

(ii)    Asset Sales. If, at any time, on and after the Second Amendment Effective Date and prior to the date which is the earlier of the Security Release Date and the Limitation Date, any Borrower, any Guarantor or any other Subsidiary of Hyatt receives Net Cash Proceeds exceeding $50,000,000 in the aggregate from one or more Asset Sales, Hyatt shall prepay the Loans (without a permanent reduction in the Commitments) in an amount equal to such excess Net Cash Proceeds, within three (3) Business Days of such Borrower’s, or such Guarantor’s or such Subsidiary’s receipt of such Net Cash Proceeds; provided, that notwithstanding the foregoing, the Net Cash Proceeds payable pursuant to this Section 2.8(b)(ii) shall be reduced by the amount of such Net Cash Proceeds that are applied to reduce the principal amount of loans outstanding under the Bridge Facility.

(iii)    Insurance/Condemnation Proceeds. If, at any time, on and after the Second Amendment Effective Date and prior to the date which is the earlier of the Security Release Date and the Limitation Date, any Borrower, any Guarantor or any other Subsidiary of Hyatt receives Net Cash Proceeds from any Recovery Event (other than Net Cash Proceeds not exceeding $100,000,000 in the aggregate per fiscal year that are designated in writing to be applied to replace such lost Property in other long-term assets useful in the business of Hyatt and its Subsidiaries (or used to replace damaged or destroyed Property) within 180 days of receipt thereof (or, if the applicable Borrower, Guarantor or other Subsidiary, as applicable, has contractually committed within such 180 day period following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within 360 days following receipt of such Net Cash Proceeds)), Hyatt shall prepay the Loans (without a permanent reduction of the Commitments) in an amount equal to such Net Cash Proceeds, within three (3) Business Days of such Borrower’s, such Guarantor’s or such Subsidiary’s receipt of such Net Cash Proceeds; provided, that notwithstanding the foregoing, the Net Cash Proceeds payable pursuant to this Section 2.8(b)(iii) shall be reduced by the amount of such Net Cash Proceeds that are applied to reduce the principal amount of loans outstanding under the Bridge Facility.

(iv)    Issuance of Debt; Capital Markets Offering. If, at any time, on and after the Second Amendment Effective Date and prior to the date which is the earlier of the Security Release Date and the Limitation Date, any Borrower, any Guarantor or any other Subsidiary of Hyatt receives cash proceeds from any incurrence of any Indebtedness of the type described in clauses (a), (b), (g), (h) or (k) of the definition of “Indebtedness” (other than Permitted Indebtedness) or any Capital Markets Offering, in each case, of any Borrower, any Guarantor or any other Subsidiary of Hyatt, Hyatt shall prepay the Loans (without a permanent reduction in the Commitments) in an amount equal to the amount of such cash proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith (to the extent not paid to an Affiliate of Hyatt or its Subsidiaries), including reasonable legal fees and expenses, within three (3) Business Days of such Borrower’s, such Guarantor’s or such Subsidiary’s receipt of such cash proceeds; provided, that notwithstanding the foregoing, the cash proceeds payable pursuant to this Section 2.8(b)(iv) shall be reduced by the amount of such cash proceeds that are applied to reduce the principal amount of loans outstanding under the Bridge Facility.

(c)    Application. Unless otherwise specified by the Borrower or otherwise provided in 2.8(b) above, voluntary repayments and mandatory prepayments made hereunder shall be applied first to Base Rate Loans, then to Eurocurrency Rate Loans in direct order of Interest Period maturities, second to Competitive Loans in direct order of Interest Period maturities and third (after all Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Amounts repaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the provisions hereof.

(d)    Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.8 shall not affect the Borrower’s obligation to continue to make payments under any Hedging Agreement with a Hedging Agreement Provider, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

(e)    Restrictions on Mandatory Prepayments. With respect to any prepayment required pursuant to Section 2.8(b)(ii) – (iv), notwithstanding any provisions of this Section 2.8 to the contrary, (i) to the extent that any or all of the cash proceeds giving rise to a prepayment event pursuant to Section 2.8(b)(ii) – (iv) is prohibited or delayed by applicable local law (including laws related to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, and in respect of restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the board of directors or other governing body of the Borrower or the applicable Subsidiaries) from being repatriated to the United States, the portion of such cash proceeds so affected will not be required to be applied to prepay the Loans at the times provided in this Section 2.8, but may be retained by Hyatt or the applicable Subsidiary for so long, but only so long, as the applicable local law will not permit repatriation to the United States and (ii) to the extent that a Responsible Officer of Hyatt has reasonably determined in good faith that repatriation of any or all of the cash proceeds giving rise to a prepayment event pursuant to Section 2.8(b)(ii) – (iv) would have an adverse tax consequence, the net proceeds so affected will not be required to be applied to prepayment of the Loans at the times provided in this Section 2.8, but may be retained by Hyatt or the applicable Subsidiary without being repatriated.

2.9     Termination and Reduction of Commitments

(a)    Voluntary Reductions. The Commitments may be terminated or permanently reduced by the Borrower in whole or in part upon three (3) Business Days’ prior written notice to the Administrative Agent; provided that (i) after giving effect to any voluntary reduction, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Loans plus LOC Obligations outstanding shall not exceed the Aggregate Revolving Committed Amount, as reduced, and (ii) partial reductions shall be in minimum principal Dollar Amounts (determined as of the most recent Revaluation Date) of $5,000,000, and in integral multiples of $1,000,000 in excess thereof; provided that no such reduction or termination shall be permitted if after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans would exceed the Aggregate Revolving Committed Amount.

(b)    Mandatory Reduction. The Revolving Commitments, the LOC Commitments and the Swingline Commitment shall automatically terminate on the Maturity Date.

2.10     Fees.

(a)    Facility Fee. The Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders holding Commitments, a facility fee (the “Facility Fee”) equal to the Applicable Percentage per annum times the actual daily amount of Aggregate Revolving Committed Amount (or, if the Commitments have terminated, on the outstanding amount of all Revolving Loans, Swingline Loans and LOC Obligations), regardless of usage. The Facility Fee shall accrue at all times during the Commitment Period (and thereafter so long as any Revolving Loans, Swingline Loans or LOC Obligations remain outstanding), including at any time during which one or more of the conditions in Section 4 is not met, and shall be due and payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.

(b)    Letter of Credit Fee. In consideration of the LOC Commitments, the Borrower agrees to pay to each Issuing Lender a fee in Dollars (the “Letter of Credit Fee”) equal to the Applicable Percentage for Eurocurrency Rate Loans per annum on the average daily maximum Dollar Amount available to be drawn under each Letter of Credit issued by such Issuing Lender from the date of issuance to the date of expiration or termination. The applicable Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including such Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

(c)    Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Borrower shall pay to each Issuing Lender for its own account without sharing by the other Lenders (i) a fronting fee of one-tenth of one percent (0.10%) per annum on the average daily maximum amount available to be drawn under each Letter of Credit issued by such Issuing Lender and (ii) the reasonable and customary charges from time to time of an Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”) The Issuing Lender Fees shall be payable to the respective Issuing Lenders quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

(d)    Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative agent fee as described in the Fee Letter.

(e)     Maturity Date Extension Fee. If Hyatt exercises its right to extend the Maturity Date in accordance with Section 2.24, Hyatt agrees to pay to the Administrative Agent, for the account of each Extending Lender, a fee equal to 0.25% of the amount of such Extending Lender’s Revolving Committed Amount as of the Extension Date, which fee shall be payable on and subject to the occurrence of the Extension Date.

2.11     Computation of Interest and Fees.

(a)    Interest payable hereunder with respect to Base Rate Loans based on the Prime Rate and with respect to Eurocurrency Rate Loans denominated in Pounds Sterling or Canadian Dollars shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

(c)    The parties understand that the Applicable Percentage may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Hyatt (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by Hyatt) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within 5 Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, any Issuing Lender’s or any Lender’s other rights under this Agreement.

2.12     Pro Rata Treatment and Payments.

(a)    Each borrowing of Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Foreign Currency shall be payable in such Foreign Currency. Each payment under this Credit Agreement or any Note shall be applied (i) first, to any Fees then due and owing, (ii) second, to interest then due and owing in respect of the Loans (whether or not evidenced by Notes) of the Borrower and (iii) third, to principal then due and owing hereunder and under the Loans (whether or not evidenced by Notes) of the Borrower. Each payment on account of the Facility Fees and the Letter of Credit Fees shall be made pro rata in accordance with the respective amounts due and owing. Each payment (other than voluntary repayments and mandatory prepayments) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts due and owing hereunder in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Foreign Currency shall be payable in the same Foreign Currency as such Loan. Each voluntary repayment and mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.8. The obligation of the Borrower to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent of the full amount in the appropriate currency payable hereunder. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Competitive Loan Lenders in accordance with the then outstanding amounts of their respective Competitive Loans. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s Office specified in Section 10.2 and (i) in the case of Loans or other amounts denominated in Dollars, shall be made in Dollars not later than 1:00 P.M. on the date when due and (ii) in the case of Loans or other amounts denominated in a Foreign Currency, unless otherwise specified herein, shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the date when due. Any payment received after the foregoing deadlines shall be deemed received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurocurrency Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)    Allocation of Payments After Event of Default. Notwithstanding any other provision of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees of one outside counsel) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

SECOND, to payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees of one outside counsel (absent dissension among the Lenders or the Administrative Agent and the Lenders)) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest in respect of Swingline Loans;

FIFTH, to the payment of all of the other Credit Party Obligations consisting of accrued fees and interest (including, without limitation, accrued fees and interest arising under any Hedging Agreement with a Hedging Agreement Provider);

SIXTH, to the payment of the outstanding principal amount of the Credit Party Obligations in respect of Swingline Loans;

SEVENTH, to the payment of the outstanding principal amount of the other Credit Party Obligations (including, without limitation, the payment or Cash Collateralization of the outstanding LOC Obligations, and including with respect to any Hedging Agreement with a Hedging Agreement Provider, any breakage, termination or other payments due under such Hedging Agreement with a Hedging Agreement Provider and any interest accrued thereon);

EIGHTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SEVENTH” above; and

NINTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (ii) each of the Lenders and/or Hedging Agreement Providers shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender or the outstanding obligations payable to such Hedging Agreement Provider bears to the aggregate then outstanding Loans, LOC Obligations and obligations payable under all Hedging Agreements with a Hedging Agreement Provider) of amounts available to be applied pursuant to clauses “THIRD”, “FIFTH”, “SEVENTH” and “EIGHTH” above and (iii) Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Credit Party Obligations otherwise set forth above in this Section.

2.13     Non-Receipt of Funds by the Administrative Agent.

(a)    Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Eurocurrency Rate Loan is to be made (or prior to 2:00 p.m. in the case of a Base Rate Loan) by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent and any such payment by the Borrower shall not constitute a waiver of any right or remedy the Borrower may have with respect to any such Lender. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

(b)    Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent at a per annum rate equal to, if repaid to the Administrative Agent within two (2) days from the date such amount was made available by the Administrative Agent, the Federal Funds Rate and thereafter at a rate equal to the Base Rate.

(c)    A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.

2.14     Inability to Determine Interest Rate.

(a)    Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the Eurocurrency Rate (including, without limitation, because the Eurocurrency Rate is not available or published on a current basis) for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the

Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of funding Eurocurrency Rate Loans that the Borrower has requested be outstanding as a Eurocurrency Rate tranche during such Interest Period, the Administrative Agent shall (unless such determination has resulted because the Eurocurrency Rate is not available or published on a current basis) forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. If such notice is given (A) any Foreign Currency Loans requested to be made on the first day of such Interest Period shall be made, at the sole option of the Borrower, in Dollars as Base Rate Loans or such request shall be cancelled, (B) any affected Foreign Currency Loans that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Rate Loans shall be converted to or continued, at the sole option of the Borrower, as Base Rate Loans, (c) any affected Eurocurrency Rate Loans requested to be made on the first day of such Interest Period shall be made, at the sole option of the Borrower, in Dollars as Base Rate Loans and (d) any affected Loans that were requested to be converted into or continued as Eurocurrency Rate Loans shall remain as or be converted into Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, Eurocurrency Rate Loans for the Interest Periods so affected.

(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the circumstances set forth in clauses (i) or (ii) of Section 2.14(a) (1) have arisen and such circumstances are unlikely to be temporary or (2) have not arisen but the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than ~~0.75~~0.25%, such rate shall be deemed to be ~~0.75~~0.25% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date a copy of the amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (2) of the first sentence of this Section 2.14(b), only to the extent the Eurocurrency Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any affected Loans that were requested to be converted into or continued as Eurocurrency Rate Loans shall remain as or be converted into Base Rate Loans and (y) no further Loans shall be made as, continued as, or converted into, Eurocurrency Rate Loans for the Interest Periods so affected.

2.15     Illegality.

(a)    Notwithstanding any other provision of this Credit Agreement, if any Change in Law shall make it unlawful for such Lender or its U.S. Eurocurrency Lending Office or Foreign Currency Lending Office to make or maintain Eurocurrency Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its U.S. Eurocurrency Lending Office or Foreign Currency Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make Eurocurrency Rate Loans or continue Eurocurrency Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as Eurocurrency Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law to Base Rate Loans denominated in Dollars. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Eurocurrency Rate Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its U.S. Eurocurrency Lending Office or Foreign Currency Eurocurrency Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(b)    Notwithstanding any other provision of this Credit Agreement, if there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it unlawful or impossible for any Lender to make Loans denominated in an applicable Foreign Currency to the Borrower, as contemplated by this Credit Agreement, (i) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (ii) the commitment of such Lender hereunder to make such Foreign Currency Loans shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (iii) such Lender’s Loans then outstanding as such Foreign Currency Loans, if any, shall be, at the sole option of the Borrower, on the last day of the Interest Period for such Loans or within such earlier period as required by law, (A) converted to Base Rate Loans denominated in Dollars or (B) prepaid. The Borrower hereby agrees promptly to pay any such Lender, upon its demand, any additional amounts necessary to compensate the Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section, attributable to the amount of any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its applicable Foreign Currency Loans hereunder, as provided in Section 2.16. A certificate as to any additional amounts payable pursuant to this Section submitted by the affected Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

2.16    Requirements of Law.

(a)    If any Change in Law made subsequent to the date hereof, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement, made subsequent to the date of such assignment or transfer (except to the extent the assigning or transferring Lender was entitled to benefits under this Section 2.16):

(i)    shall subject such Lender to any tax of any kind whatsoever with respect to any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the net income of such Lender or Taxes which the Borrower shall be required to pay, reimburse a Lender in respect of, or indemnify or hold harmless a Lender in respect of, in each case pursuant to Section 2.18);

(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

(iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (taking into account all available tax credits, tax deductions or other tax benefits) of making or maintaining Eurocurrency Rate Loans or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its Eurocurrency Rate Loans. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be presumptive evidence of such additional amount in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

(b)    If any Lender or Issuing Lender shall have reasonably determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s, such Issuing Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender, such Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s, such Issuing Lender’s or such corporation’s policies with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender or such Issuing Lender in its sole discretion to be material, then from time to time, within fifteen (15) days after demand by such Lender or such Issuing Lender, the Borrower shall pay to such Lender or such Issuing Lender such additional amount as shall be certified by such Lender or such Issuing Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender or Issuing Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be presumptive evidence of such additional amount in the absence of manifest error.

(c)    The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of the Loans and all other amounts payable hereunder.

(d)    Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to a Lender or Issuing Lender pursuant to this Section 2.16 in respect of increased costs or a reduction in the rate of return, if (i) written demand therefor has not been made by such Lender or such Issuing Lender within 180 days from the date on which such Lender or such Issuing Lender determined that any Change in Law has resulted in such increased cost or reduction in rate of return; provided that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period shall be extended to include the retroactive effect thereof or (ii) such increased cost or reduction in rate of return is attributable to the gross negligence or willful misconduct of the Lender or the Issuing Lender as determined by a court of competent jurisdiction in a final non-appealable judgment. No Lender or Issuing Lender shall request that the Borrower pay any additional amount pursuant to this Section 2.16 unless it shall concurrently make similar requests to other borrowers similarly situated and affected by such Change in Law and from whom such Lender is entitled to seek similar amounts.

2.17    Indemnity.

The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any actual funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any repayment, prepayment, continuation or conversion after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a repayment or prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder, but excluding lost profits. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, repayment, prepayment or conversion or no such amount shall be owing) shall be conclusive in the absence of manifest error. The agreements in this Section 2.17 shall survive termination of this Credit Agreement and payment of the Loans and all other amounts payable hereunder.

2.18    Taxes.

(a)    All payments made by the Borrower under the Credit Documents will be, except as provided in this Section 2.18, made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits (including any branch profits tax or alternative minimum tax imposed by the United States and any similar tax imposed by any other jurisdiction) of a Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) any U.S. Federal withholding Taxes imposed under FATCA), and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees (i) to deduct or withhold such Taxes and to pay the full amount of such Taxes to the relevant taxing or Government Authority and (ii) except as provided in Section 2.18(b), to pay such additional amounts as may be necessary so that every payment of all amounts due under any Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law, certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such

Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender except as provided in Section 2.18(b). Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to a Lender pursuant to this Section 2.18(a) in respect of penalties, interest and other similar liabilities attributable to any Taxes, if (i) written demand therefor has not been made by such Lender within 180 days from the date on which such Lender received written notice of imposition of Taxes by the relevant taxing or Governmental Authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Lender in making such written demand, (ii) such penalties, interest and other similar liabilities have accrued after the Borrower had indemnified or paid an additional amount due pursuant to this Section 2.18(a) or (iii) such penalties, interest and other similar liabilities are attributable to the gross negligence or willful misconduct of the Lender as determined by a court of competent jurisdiction in a final non-appealable judgment. After the Lender receives written notice of the imposition of the Taxes which are subject to this Section 2.18(a), such Lender will act in good faith to promptly notify the Borrower of its obligations hereunder. No Lender shall request that the Borrower pay any Taxes or any gross-up therefor pursuant to this Section 2.18(a) unless it shall make similar requests to other borrowers similarly situated and affected by such Taxes and from whom such Lender is entitled to seek reimbursement for such Taxes or any gross-up therefor.

(b)    Each Foreign Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 10.6 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, or in the case of a Person that becomes a Lender in connection with the making of Additional Loans pursuant to Section 2.5, on or prior to the date such Person becomes a Lender (i)in the event the Borrower is Hyatt and the Foreign Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN-E or W-8ECI (or successor forms) certifying such Lender’s entitlement to a complete or partial exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, (ii) in the event the Borrower is Hyatt and the Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8ECI as set forth in clause (i) above with the certification required in such clause (i), or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a “2.18 Certificate”) and (y) two accurate and complete original signed copies of the applicable Internal Revenue Service Form W-8 (or successor form) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note and (iii) any other properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit payments under this Credit Agreement or any Note to be made without withholding or at a reduced rate of withholding. In addition, each Lender agrees that it will deliver upon the Borrower’s or the Administrative Agent’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect (including as a result of a change in the Lender’s Applicable Lending Office), together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(b)(i) and (ii) and 2.18(c)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes from interest, fees or other amounts payable under any Credit Document for the account of any Foreign Lender to the extent that such

Lender has not provided to the Borrower the documents and forms described above that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to make any additional payments to a Lender or to indemnify any Lender in respect of Taxes imposed on any payments of interest, fees or other amounts payable under the Credit Documents (I) if such Lender has not provided to the Borrower the documents and forms described above required to be provided to the Borrower pursuant to this Section 2.18(b), but excepting any such documents or forms (other than such documentation set forth in Section 2.18(b)(i) and (ii) and 2.18(c)) not delivered based upon the Lender’s reasonable judgment that the completion, execution or submission of such documentation or forms would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender , (II) to the extent that such documents and forms do not establish a complete exemption from withholding of U.S. or Luxembourg withholding Taxes or (III) if the imposition of U.S. or Luxembourg withholding Taxes is the result of a change in the Lender’s Applicable Lending Office, except to the extent that such Lender was entitled to any such additional payments at the time of such change or such change was made at the request of the Borrower. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes that occur after (i) the Closing Date, (ii) in the case of a Lender that changes its Applicable Lending Office, to the extent that such Lender was not entitled to additional amounts pursuant to Section 2.18(a) at the time of a change in its Applicable Lending Office, the date of such change or (iii) in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement (other than pursuant to Section 2.20), to the extent that the assigning or transferring Lender was not entitled to additional amounts pursuant to Section 2.18(a) at the time of such assignment or transfer, the date of such assignment or transfer to such Lender.

(c)    If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)    Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Applicable Lending Office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens reasonably deemed by such Lender in its sole discretion to be material.

(e)    If the Borrower pays any additional amount pursuant to this Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18(e) to the Borrower or any other party or to make available its tax return or any other information related to its taxes which it deems confidential.

(f)    The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19     Indemnification; Nature of Issuing Lender’s Duties.

(a)    In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and hold each Issuing Lender harmless from and against any and all actual claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees of one outside counsel (absent dissension among the Issuing Lenders)) that such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance by such Issuing Lender of any Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of such Issuing Lender as determined in a final non-appealable judgment of a court of competent jurisdiction, or (ii) the failure of such Issuing Lender to honor a drawing under a Letter of Credit issued by such Issuing Lender as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).

(b)    As between the Borrower and an Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit issued by such Issuing Lender by the beneficiary thereof. No Issuing Lender shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) any consequences arising from causes beyond the control of an Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender’s rights or powers hereunder.

(c)    In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lenders against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any

Government Authority. No Issuing Lender shall, in any way, be liable for any failure by such Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the reasonable control of such Issuing Lender.

(d)    Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4 hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of an Issuing Lender thereof to enforce any right, power or benefit under this Credit Agreement.

(e)    Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined in a final non-appealable judgment by a court of competent jurisdiction.

2.20    Replacement of Lenders.

The Borrower shall be permitted to replace with a financial institution acceptable to the Administrative Agent any Lender (other than the Lender then acting as Administrative Agent) (each a “Replaced Lender”) that (a) requests reimbursement for amounts owing pursuant to 2.14, 2.15, 2.16 or 2.18(a) or pursuant to an amendment to the Credit Agreement entered into pursuant to 2.23, (b) is a Defaulting Lender or (c) is a Sanctioned Person; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such Replaced Lender under Section 2.17 if any Eurocurrency Rate Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and the Issuing Lenders, (vi) the Replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14, 2.15, 2.16 or 2.18(a), as the case may be, (viii) in the case of any such assignment resulting from a claim for compensation under Sections 2.14, 2.15, 2.16 or 2.18, either such assignment will result in a reduction of such compensation or the replacement Lender shall not have a similar claim for such compensation, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender. In the event any Replaced Lender fails to execute the agreements required under Section 10.6 in connection with an assignment pursuant to this Section 2.20 (after two (2) days’ notice has been given to such Replaced Lender), such failure will not impair the validity of the removal of such Replaced Lender and the mandatory assignment of such Replaced Lender’s Commitments and outstanding Loans shall nevertheless be effective without the execution by such Replaced Lender of the assignment documents required under Section 10.6 so long as (i) evidence of proof of receipt by such Replaced Lender of such assignment agreement is available and (ii) such Replaced Lender has been paid in full in cash on or prior to the effective date of such replacement. A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such replacement cease to apply.

2.21    Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Credit Document shall be restricted as set forth in the definition of Required Lenders and Section 10.1.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the future Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, an Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or Mandatory Borrowing owing by such Defaulting Lender under Section 2.4.(e) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded Participation Interests in LOC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages and LOC Commitment Percentages, as applicable (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Certain Fees.

(i)    No Defaulting Lender shall be entitled to receive any Fee payable under Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay to such Defaulting Lender any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)    Each Defaulting Lender shall be entitled to receive the fee payable under Section 2.10(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)    With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LOC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)    Cash Collateral, Repayment of Swingline Loans.

(i)    If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Fronting Exposure of the Issuing Lenders in accordance with the procedures set forth in this subsection.

(ii)    At any time that there shall exist a Defaulting Lender, within 3 Business Day following the written request of the Administrative Agent or an Issuing Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lenders with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time.

(iii)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Lenders, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LOC Obligations, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the

Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LOC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)    Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lenders shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lenders in accordance with the immediately following subsection (f) or the assignment of such Defaulting Lender’s Loans and Commitment in accordance with Section 10.6), or (y) the determination by the Administrative Agent and the Issuing Lenders that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

(f)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded Participation Interests in LOC Obligations and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages and LOC Commitment Percentages, as applicable (determined without giving effect to the immediately preceding subsection (d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.22     Funds Transfer Disbursements.

(a)    Generally. The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Credit Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions (and absent gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment), even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that, absent gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Credit Documents, or any agreement between the Administrative Agent and the Borrower. The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b)    Funds Transfer. The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Laws or regulation.

(c)    Limitation of Liability. None of the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond the control of the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender, or (iii) any special, consequential, indirect or punitive damages, and the Borrower and the other Credit Parties shall not be liable to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender for any special, consequential, indirect or punitive damages, in each case whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, any Issuing Lender, the Swingline Lender, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation; provided that nothing set forth in this sentence shall affect or limit the Credit Parties’ obligations set forth in Section 10.5(e). None of the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender makes any representations or warranties other than those expressly made in this Agreement.

2.23     Foreign Borrower.

(a)    Appointment of Hyatt as Agent. The Foreign Borrower hereby irrevocably appoints Hyatt as its agent for all purposes relevant to this Agreement and each of the other Credit Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, subject to the limitations set forth in this Section 2.23(a). Except as set forth in this Section 2.23(a), the Foreign Borrower must act through Hyatt for all purposes of this Agreement and the other Credit Documents. Accordingly, any acknowledgment, direction, certification or other action (other than consent) which might otherwise be valid or effective only if given or taken by both Hyatt and the Foreign Borrower, or by each of Hyatt and the Foreign Borrower acting singly, shall be valid and effective if given or taken by only Hyatt, whether or not the Foreign Borrower joins therein. Notwithstanding anything herein to the contrary, if the consent of Hyatt and the Foreign Borrower is required or requested in connection with any Credit Document, such consent shall be valid and effective only if given by both Hyatt and the Foreign Borrower. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Hyatt in accordance with the terms of this Agreement shall be deemed to have been delivered to the Foreign Borrower.

(b)    Joint and Several Liability of Hyatt. The obligations of Hyatt with respect to the Credit Party Obligations of the Foreign Borrower shall be on a joint and several basis, and accordingly, Hyatt confirms that it is liable for the full amount of all of the Credit Party Obligations of the Foreign Borrower. Notwithstanding anything to the contrary in this Agreement or any other Credit Document, with respect to Credit Party Obligations of any other Credit Party, the Foreign Borrower shall not (i) be liable for, (ii) guarantee or be deemed to guarantee, or (iii) allow its assets to serve as security for or offer security for such Credit Party Obligations.

2.24     Extension of Maturity Date.

Hyatt shall have the right to extend the Maturity Date with respect to each Extending Lender to January 10, 2024 (the period from January 11, 2023 until January 10, 2024, the “Extension Period”). Hyatt may exercise such right only by executing and delivering to the Administrative Agent, at least 30 days but not more than 120 days prior to the then-current Maturity Date (the date of such delivery, the “Extension Date”), a written notice of such extension (an “Extension Notice”). The Administrative Agent shall notify the Extending Lenders if it receives an Extension Notice promptly upon receipt thereof. The Maturity Date shall be extended for the Extension Period effective upon receipt by the Administrative Agent of the Extension Notice and subject to the satisfaction of the following conditions as of the Extension Date: (i)  immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall be in existence or would result therefrom and (B) the representations and warranties made by the Credit Parties herein or in any other Credit Document shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Extension Date with the same force and effect as if made on and as of the Extension Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Credit Documents, (ii) the Leverage Ratio for the most recent Measurement Date preceding the Extension Date for which financial statements have been delivered pursuant to Section 5.1(a) or 5.1(b) shall not exceed the maximum level permitted pursuant to Section 5.9(a) for such Measurement Date, (iii) the Credit Parties shall have delivered resolutions authorizing such extension and a legal opinion of counsel to the Credit Parties as to such due authorization and the continued enforceability of the Credit Documents (which due authorization opinions may be provided by in-house counsel), in each case in form and substance reasonably satisfactory to the Administrative Agent, and (iv) payment of the Fees payable under Section 2.10(e). Prior to the effectiveness of such extension, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (i) and (ii). Notwithstanding the foregoing or anything in this Agreement to the contrary, upon the satisfaction of the foregoing conditions and on the Extension Date, (i) the Maturity Date with respect to the Revolving Commitment, LOC Commitment and Swingline Commitment of each Extending Lender shall be automatically extended to January 10, 2024 without consent or further action by any Lender or any other Person, (ii) the Revolving Commitment of each Non-Extending Lender shall terminate, (iii) the Aggregate Revolving Committed Amount shall be reduced by the Revolving Committed Amount of each Non-Extending Lender, (iv) the Swingline Committed Amount and the aggregate Dollar Amount of LOC Obligations permitted hereunder shall be reduced on a proportionate basis with the reduction of such Aggregate Revolving Committed Amount and (v) all Obligations (including all accrued interest and Facility Fees) owing to the Non-Extending Lenders shall be due and payable in full.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make Loans herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

3.1     Existing Indebtedness.

Schedule 3.1 sets forth, as of the First Amendment Effective Date, a complete and correct list of any Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of Hyatt or its Subsidiaries since Hyatt’s audited financial statements for the fiscal year ended December 31, 2016.

3.2     Financial Statements.

The Borrower has delivered to the Administrative Agent copies of the financial statements of Hyatt and its Subsidiaries referenced in Section 4.1(f). All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of Hyatt and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

3.3	No Material Adverse Change.

Since the later of December 31, 2016 or the date of the most recently delivered annual audited financial statements delivered pursuant to Section 5.1(a), there has been no Material Adverse Effect.

3.4	Organization; Existence.

Each of the Credit Parties is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing under the laws of each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Credit Parties has the corporate power and authority to own or hold under lease the material properties it purports to own or hold under lease, to transact the material business it transacts and proposes to transact, to execute and deliver this Credit Agreement, the other Credit Documents and the Fee Letter and to perform the provisions hereof and thereof.

3.5	Authorization; Power; Enforceable Obligations.

This Credit Agreement, the other Credit Documents and the Fee Letter have been duly authorized by all necessary corporate action on the part of the Borrower and the other Credit Parties party thereto, and this Credit Agreement constitutes, and upon execution and delivery thereof each other Credit Document and the Fee Letter will constitute, a legal, valid and binding obligation of the Borrower and the other Credit Parties party thereto enforceable against the Borrower and any such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Credit Document and the Fee Letter to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be.

3.6	Consent; Government Authorizations.

No approval, consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of extensions of credit by the Borrower or the making of the guaranties hereunder, the grant of any Liens under the Collateral Documents or with the execution, delivery or performance of any Credit Documents or the Fee Letter by the other Credit Parties party thereto (other than (i) those which have been obtained and (ii) the filings and consents contemplated by the Collateral Documents) or with the validity or enforceability of any Credit Document or the Fee Letter against the Credit Parties party thereto.

3.7	No Material Litigation.

(a)    There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, if adversely determined would reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Borrower nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any Applicable Law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.8	No Default.

No Default or Event of Default has occurred and is continuing.

3.9	Taxes.

The Borrower and its Subsidiaries have filed all federal and all other material tax returns (state, local and foreign) that are required to have been filed in any jurisdiction, and have paid all income taxes shown to be due and payable (including interest and penalties) on such returns and all other taxes and assessments due and payable by them (within any grace period provided for such payment), except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Credit Parties or their respective Subsidiaries is aware, as of the Closing Date, of any proposed tax assessments against it or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

3.10	ERISA.

Neither a Reportable Event nor a failure to satisfy the “minimum funding standards” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan, and each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained unfunded, and no Lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. No Pension Plan has been determined to be “at risk” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or is reasonably likely to become so. No Multiemployer Plan has been determined to be in “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA) except where such determination could not reasonably be expected to result in material liability to Hyatt or any of its Subsidiaries. Neither Hyatt nor any of its Subsidiaries has received any notice regarding a Multiemployer Plan being in Insolvency. All required contributions have been timely made to each Pension Plan and no application for a waiver of the minimum funding standard has been made with respect to any Pension Plan. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) Borrower has not engaged in a breach of the fiduciary responsibility rules with respect to any Pension Plan, and (ii) no “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) that is maintained or contributed to by Borrower has been assessed, or is reasonably expected to have been assessed, a tax or penalty under Code Section 4980H.

3.11     Governmental Regulations, Etc.

(a)    No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No Indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the Consolidated Assets of Hyatt and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

(b)    The Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

3.12     Subsidiaries.

(a)    As of the Second Amendment Effective Date, Schedule 3.12 is (except as noted therein) a complete and correct list of Hyatt’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Hyatt and each other Subsidiary and an indication whether such Subsidiary is, as of the Second Amendment Effective Date, a Material Subsidiary.

(b)    Each of the Material Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

3.13     Use of Proceeds.

The Extensions of Credit will be used solely (a) to refinance the Existing Facility and certain other Indebtedness of the Borrower and to pay certain fees and expenses related thereto and (b) to provide for the working capital and general corporate requirements of the Borrower and its Subsidiaries, including, without limitation, the financing of investments and acquisitions not prohibited hereunder and the payment of fees and expenses incurred in connection with the transactions contemplated hereby. None of the Borrower or any of its Subsidiaries will use any proceeds of the Loans or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

3.14     Contractual Obligations; Compliance with Laws; No Conflicts.

The execution, delivery and performance by the Borrower and the other Credit Parties, as applicable, of this Credit Agreement, the other Credit Documents and the Fee Letter will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) in respect of any property of the Borrower or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Borrower or any Subsidiary is bound or by which the Borrower or any Subsidiary or any of their respective properties may be bound or affected except to the extent that the same could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or any Subsidiary, (c) violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries (except those as to which waivers or consents have been obtained) or (d) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Person.

3.15     Accuracy and Completeness of Information.

Factual statements contained in the Credit Documents and any other certificates or documents furnished to the Administrative Agent or the Lenders by or on behalf of any Credit Party from time to time pursuant to this Agreement (in any case excluding any projections, budgets and estimates), taken as a whole, and taking into consideration all corrections or substituted documents, do not and will not, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein. There is no fact now known to the Borrower or any of its Subsidiaries which has, or would reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of Hyatt and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders. All projections, budgets and estimates delivered hereunder represent as of the date delivered the good faith estimate of Hyatt and its senior management concerning the financial condition, financial performance and course of the business of Hyatt and its Subsidiaries; provided such projections, budgets and estimates are not to be viewed as fact, and actual results during the period covered thereby may differ from such projections, budgets and estimates and such differences may be Material.

3.16     Environmental Matters.

Except as to matters which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect:

(a)    the facilities and properties owned, leased or operated by the any of the Credit Parties and their Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law.

(b)    the Properties and all operations of the Credit Parties and their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any of the Credit Parties (the “Business”).

(c)    to the knowledge of the Responsible Officers of the Credit Parties, neither Hyatt nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Hyatt nor any of its Subsidiaries have knowledge of any such threatened notice.

(d)    Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which has given rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law.

(e)    no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any of the Credit Parties is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business.

(f)    there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws.

3.17     Solvency.

After taking into account rights of contribution, the fair saleable value of the assets of the Borrower, individually, and of Hyatt and its Subsidiaries, taken as a whole, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. The Credit Parties taken as a whole (a) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (b) have not incurred or do not believe that they will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond their ability to pay such debts as they become due.

3.18     Title to Property; Leases.

Hyatt and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 3.2 and Section 5.1 or acquired by Hyatt or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Credit Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect except to the extent that the failure thereof would not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

3.19     Insurance.

Schedule 3.19 sets forth the insurance coverage of Hyatt and its Subsidiaries in effect as of the First Amendment Effective Date. The present insurance coverage of Hyatt and its Subsidiaries complies with the requirements set forth in Section 5.5.

3.20     Licenses and Permits.

Hyatt and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for the failure of such ownership or possession or those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.21     Anti-Corruption Laws and Sanctions.

(a)    None of the Borrower, any other Credit Party, any Subsidiary, any of their respective directors or officers or, to the Borrower’s knowledge, employees, Affiliates or any agent or representative of the Borrower, any other Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (iii) directly or indirectly derives revenues (other than immaterial operating income) from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. The Borrower, each other Credit Party and its respective Subsidiaries, and to the knowledge of the Borrower and such other Credit Party, each director, officer, employee, agent and Affiliate of the Borrower, such other Credit Party and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Borrower, such other Credit Party, their respective Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

(b)    None of the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower, any of their respective directors, officers, agents, employees or Affiliates, has (i) used any corporate funds or any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of any Anti-Corruption Law, including the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.22     Labor Matters.

None of the Credit Parties currently have existing any strikes, walkouts or other work stoppages, other than as set forth in Schedule 3.22 hereto or as would not reasonably be expected to have a Material Adverse Effect.

3.23     Regarding the Foreign Borrower.

(a)    The Foreign Borrower is subject to civil and commercial laws with respect to its obligations under the Credit Agreement and the other Credit Documents to which it is a party (collectively as to the

Foreign Borrower, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by the Foreign Borrower of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither the Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Grand Duchy of Luxembourg in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)    The Applicable Foreign Obligor Documents are in proper legal form under the laws of the Grand Duchy of Luxembourg for the enforcement thereof against the Foreign Borrower under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents, save to the extent that documents produced before a court or a public body of the Grand-Duchy of Luxembourg might have to be translated into the French or German languages. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the Grand Duchy of Luxembourg or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced (and in particular the registration of the Applicable Foreign Obligor Document with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required in the case of court proceedings in Luxembourg or, in the case that such Applicable Foreign Obligor Document must be produced before a Luxembourg official authority, in which case a fixed duty at 12 euro or an ad valorem duty of 0.24% calculated on the amounts mentioned in such Applicable Foreign Obligor Document so registered will be payable) and (ii) any charge or tax as has been timely paid.

(c)    As of the Closing Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Grand Duchy of Luxembourg either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by the Foreign Borrower pursuant to the Applicable Foreign Obligor Documents.

(d)    As of the Closing Date, no foreign exchange controls are in effect in the Grand-Duchy of Luxembourg and no foreign exchange control authorizations by any governmental authority in the Grand-Duchy of Luxembourg are required for the execution, delivery and performance of the Applicable Foreign Obligor Documents and the transactions contemplated thereby.

3.24     Affected Financial Institution.

None of the Credit Parties or any of their respective Subsidiaries is an Affected Financial Institution.

3.25     Security Interests.

On and after the Second Amendment Effective Date, the Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (b) the other conditions set forth in Section 3 of the Second Amendment have been satisfied, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Collateral Liens.

SECTION 4

CONDITIONS

4.1     Conditions to Closing.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Extensions of Credit is subject to, the satisfaction or waiver of the following conditions precedent:

(a)    Execution of Credit Agreement and Credit Documents. Receipt by the Administrative Agent of (i) counterparts of this Credit Agreement and (ii) for the account of each Lender that requests a Revolving Note, Revolving Notes and for the account of the Swingline Lender, a Swingline Note, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Credit Agreement.

(b)    Legal Opinion. Receipt by the Administrative Agent of a legal opinion of counsel (including in-house counsel) to the Credit Parties relating to this Credit Agreement and the other Credit Documents and the transactions contemplated herein and therein, in form and substance reasonably acceptable to the Administrative Agent, which opinion shall include, without limitation, an opinion that the execution, delivery and performance of the Credit Documents and the performance of the transactions contemplated thereby will not conflict with, result in a breach of, require any consent or permit any acceleration of (or require repayment of) any Indebtedness of the Credit Parties or under any of the Credit Parties’ organizational documents and material agreements.

(c)    Absence of Legal Proceedings. The absence of any pending or, to the best knowledge of Hyatt, threatened action, suit, investigation, proceeding, bankruptcy or insolvency, injunction, order or claim with respect to Hyatt or any of its Subsidiaries which would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    Corporate Documents. Receipt by the Administrative Agent of the following (or their equivalent), each (other than with respect to clause (iv)) certified by the secretary or assistant secretary of each Credit Party as of the Closing Date to be true and correct and in force and effect pursuant to a certificate substantially in the form attached hereto as Schedule 4.1(d):

(i)    Articles of Incorporation. Copies of the articles of incorporation or charter documents of the Credit Parties certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

(ii)    Resolutions. Copies of resolutions of the board of directors or comparable managing body of the Credit Parties approving and adopting the respective Credit Documents to which each is a party, the transactions contemplated therein and authorizing execution and delivery thereof.

(iii)    Bylaws. Copies of the bylaws, operating agreement or partnership agreement of the Credit Parties certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

(iv)    Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent of each of the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the State of organization and each other State in which the failure to so qualify and be in good standing would reasonably be expected to have a Material Adverse Effect.

(v)    Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(e)    Officer’s Certificate. Receipt by the Administrative Agent of (i) a certificate, in form and substance reasonably satisfactory to it, of a Responsible Officer certifying that Hyatt and each of the other Credit Parties on a consolidated basis are solvent as of the Closing Date and (ii) an Officer’s Compliance Certificate demonstrating that Hyatt, on a consolidated basis with its Subsidiaries, is in pro forma compliance with all of the financial covenants in Section 5.9 both before and after giving effect to any Loans to be made on the Closing Date.

(f)    Financial Information. Receipt by the Administrative Agent of (i) the final audited financial statements of Hyatt for the twelve month period ending December 31, 2012 and (ii) the unaudited quarterly financial statements of Hyatt for the quarter ending September 30, 2013.

(g)    Loan Closing Statement. Receipt by the Administrative Agent of a closing statement in form satisfactory to it, setting forth the fees and expenses to be paid by Hyatt on the Closing Date and such other matters as the Administrative Agent may reasonably request.

(h)    Repayment of Existing Facility. All accrued interest and fees payable by the Borrower under the Existing Facility shall have been paid in full (or shall be paid in full with the proceeds of the initial Loans) and the Administrative Agent shall have received such evidence of such payment as the Administrative Agent may reasonably require.

(i)    Consents. The Administrative Agent shall have received evidence that all necessary governmental, corporate, shareholder and third party consents and approvals, if any, in connection with the financings and other transactions contemplated hereby have been received and no condition exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby.

(j)    No Material Adverse Change. Since December 31, 2016 there has been no event or development which has had a Material Adverse Effect.

(k)    Fees. Receipt by the Administrative Agent and the Lenders of all fees, if any, then owing by the Borrower to the Lenders, the Administrative Agent and the Lead Arrangers.

(l)    Know Your Customer Information. The Borrower and each other Credit Party shall have provided all information requested by the Administrative Agent and each Lender (to the extent requested in writing (which may be by e-mail) at least 3 Business Days prior to the Closing Date) in order to comply with applicable “know your customer” and Anti-Money Laundering Laws including without limitation, the Patriot Act.

(m)    Disbursement Instruction Agreement. Receipt by the Administrative Agent of a Disbursement Instruction Agreement effective as of the Closing Date.

(n)    Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agents.

4.2	Conditions to All Extensions of Credit.

The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

(a)    Representations and Warranties. The representations and warranties made by the Borrower herein (excluding, in the case of any Extension of Credit occurring after the Closing Date, the representations and warranties contained in Section 3.3) or in any other Credit Document or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects (or in the case of a representation or warranty qualified by materiality, true and correct in all respects) on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date.

(c)    No Material Adverse Change. Since December 31, 2019, there has been no event or development which has had a Material Adverse Effect (excluding any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been publicly disclosed by the Borrower in its securities filings and the scope of such adverse effect is no greater than that which has been disclosed); provided that this condition shall not be required to be satisfied after the earlier to occur of the Security Release Date and the Limitation Date.

(d)    Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations plus Competitive Loans shall not exceed the Aggregate Revolving Committed Amount, (ii) the aggregate Dollar Amount (determined as of the most recent Revaluation Date) of the LOC Obligations shall not exceed the LOC Committed Amount, (iii) the Swingline Loans shall not exceed the Swingline Commitment, (iv) the aggregate principal amount of all Competitive Loans shall not exceed 50% of the remainder of (x) the Aggregate Revolving Committed Amount less (y) the Dollar Amount (determined as of the most recent Revaluation Date) of the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations and (v) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Foreign Currency Loans plus the aggregate Dollar Amount (determined as of the most recent Revaluation Date) of LOC Obligations in respect of Letters of Credit denominated in a Foreign Currency shall not exceed the Foreign Currency Sublimit.

Each request for an Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such

Extension of Credit that the conditions in subsections (a), (b) and, to the extent applicable, (c) of this Section have been satisfied or waived in writing. Each request for an extension or conversion of a Loan hereunder shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions in subsection (b) and, to the extent applicable, (c) of this Section has been satisfied or waived in writing.

SECTION 5

AFFIRMATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until (a) the Commitments have been terminated, (b) no Loans or Letters of Credit (other than Letters of Credit which have been Cash Collateralized) remain outstanding and (c) all amounts owing hereunder or under any other Credit Document or the Fee Letter or in connection herewith or therewith have been paid in full (other than contingent indemnification of the Credit Party Obligations to the extent no claim giving rise thereto has been asserted), the Credit Parties shall, and shall cause each Subsidiary to:

5.1	Financial Statements.

Furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of Hyatt (or such earlier date as Hyatt may file or be required to file such statements with the SEC), a consolidated balance sheet of Hyatt and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being agreed that any of the “Big Four” accounting firms shall be acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Hyatt (or such earlier date as Hyatt may file or be required to file such statements with the SEC), a consolidated balance sheet of Hyatt and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Hyatt’s fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Hyatt as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Hyatt and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 5.2(a), Hyatt shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Hyatt to furnish the information and materials described in clauses (a)

and (b) above at the times specified therein. All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments and the absence of footnotes) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein.

5.2	Certificates; Other Information.

Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

(a)    Officer’s Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, (i) the financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements, and (ii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate. Such certificate shall include the calculations required to indicate compliance with ~~Section~~(i) Sections 5.9(a) and (c) (or, during the Covenant Relief Period, calculations of the Leverage Ratio and the Secured Funded Debt Ratio, notwithstanding that compliance with ~~Section~~Sections 5.9(a) and (c) is not required), (ii) solely with respect to the Fixed Charge Coverage Ratio Measurement Date, the Fixed Charge Coverage Ratio as of such date and~~,~~ (iii) so long as it is applicable, Section 5.14, for the period covered by such financial statements.

(b)    Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

(c)    Public Information. Promptly, and in any event within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 5.1 or those which are of a promotional nature) and other financial information which any Credit Party sends to its stockholders (but only to the extent such reports and other financial information would customarily be distributed by a public company to its public stockholders).

(d)    Annual Report. Promptly, and in any event within one hundred twenty (120) days after the end of each fiscal-year, (i) to the extent prepared by Hyatt, a copy of its annual report (which shall include audited financial statements as of the end of such fiscal year) and (ii) a report certified by a Responsible Officer of Hyatt as being the annual budget approved by the board of directors of Hyatt.

5.3	Notices.

Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

(a)    Defaults. Promptly (but in any event within five (5) Business Days), after any Responsible Officer of a Credit Party knows thereof, the occurrence of any Default or Event of Default.

(b)    Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental or Governmental Authority proceeding) known to any Credit Party, relating to Hyatt or any of its Subsidiaries which, if adversely determined (and with respect to litigation, for which Hyatt reasonably determines that a reasonable basis for the prayer for damages exists), would reasonably be expected to have a Material Adverse Effect.

(c)    ERISA. As soon as possible and in any event within thirty (30) days after Hyatt knows thereof: (i) the occurrence of any Reportable Event with respect to any Pension Plan, (ii) a failure to make any required contribution to a Pension Plan, (iii) the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Pension Plan (iv) any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (v) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate with respect to the termination of any Pension Plan, in each case of clauses (i) through (v), only to the extent that such occurrence could reasonably be expected to have a Material Adverse Effect.

(d)    Debt Ratings Change. Promptly, and in any event within five (5) Business Days, after Hyatt obtains any actual knowledge of a change in the Debt Rating by either S&P or Moody’s, notice of such change accompanied by any announcement or publication made by the relevant agency in connection therewith.

(e)    Other. Promptly, any other development or event which a Responsible Officer gains knowledge of which would reasonably be expected to have a Material Adverse Effect.

(f)    Portfolio Acquisition. The consummation of a Portfolio Acquisition not more than 5 Business Days following the consummation thereof, such notice to be accompanied by an Officer’s Compliance Certificate giving pro forma effect to such Portfolio Acquisition.

(g)    Bridge Facility and Secured Refinancing Facility. Promptly, and in any event within three (3) Business Days following the occurrence thereof, (i) any borrowings made under the Bridge Facility and any repayments thereof (including any prepayments whether voluntary or mandatory) including occurrence of the Bridge Facility Termination Date, (ii) any amendment or other modification to the Bridge Facility, (iii) any default or event of default occurring under the Bridge Facility or any Secured Refinancing Facility or any notice thereof sent by any party thereto, and (iv) the incurrence of any Secured Refinancing Facility.

Each notice pursuant to this Section 5.3 (other than Sections 5.3(g)(i), (ii) or (iv)) shall be accompanied by a statement of a Responsible Officer setting forth reasonable details of the occurrence referred to therein and stating what action Hyatt proposes to take with respect thereto.

5.4     Maintenance of Existence; Compliance with Laws; Contractual Obligations.

(a)    Subject to Section 6.3, preserve and keep in full force and effect Hyatt’s corporate existence. Subject to Section 6.3, each Credit Party will at all times preserve and keep in full force and effect the corporate existence of it (except Hyatt) and each of its Subsidiaries and all rights and franchises of itself and its Subsidiaries unless, in the good faith judgment of Hyatt, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Comply with all Requirements of Law, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA-related Requirements of Law, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)    Fully perform and satisfy all of its obligations under all of its contractual obligations except (i) to the extent that failure to perform and satisfy such obligations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) in the case of monetary obligations except when the amount or validity of such obligations and costs are currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the applicable Subsidiaries, as the case may be.

5.5     Maintenance of Property; Insurance; Owner of Certain Property.

(a)    Maintain and keep, or cause to be maintained and kept, their respective Properties in normal repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 5.5 shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business, or , in any event, the Borrower has concluded that repair, working order or condition or such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Maintain, with financially sound and reputable insurers, insurance with respect to their respective Material Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated (including, without limitation, terrorism insurance); and furnish to the Administrative Agent, upon written request, reasonable information as to the insurance carried. The Lenders acknowledge and agree that Hyatt’s and its Subsidiaries’ insurance set forth on Schedule 3.19 satisfies the requirements of this Section 5.5 as of the First Amendment Effective Date.

(c)    Prior to the Limitation Date, either Hyatt or a Guarantor shall own and maintain all Intellectual Property of Hyatt and its Subsidiaries that is registered in the United States and that is material to Hyatt and its Subsidiaries, taken as a whole.

5.6     Inspection of Property; Books and Records; Discussions.

Keep proper books of records and account in which true and correct entries in all material respects in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours, at reasonable intervals and upon reasonable notice by the Administrative Agent, the Administrative Agent to visit and inspect any of the Credit Parties’ or their Subsidiaries’ Properties (without materially disrupting the Borrower’s day to day operations) and examine and make abstracts (including photocopies) from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower and its Subsidiaries may not disclose without violation of a Requirement of Law or confidentiality obligation binding upon it) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Credit Parties and their Subsidiaries with officers and employees of the Borrower and, to the extent such certified public accountants will permit, with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be borne by the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of Hyatt.

5.7     Use of Proceeds.

Use the Loans solely for the purposes provided in Section 3.13.

5.8     Additional Guarantors; Specified Guarantors; Collateral.

(a)    Cause each of Hyatt’s Material Domestic Subsidiaries which is not a party to this Credit Agreement (other than any Excluded Subsidiary), whether newly formed, after acquired or otherwise existing, to as soon as practicable and in any event concurrently with the delivery of the next quarterly compliance certificate required pursuant to Section 5.2(a) following such formation, acquisition or existence, become a “Guarantor” hereunder by way of execution of a Joinder Agreement. Such Joinder Agreement shall be accompanied by such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)    If any Subsidiary (other than a Specified Guarantor) acquires any existing Collateral from a Specified Guarantor, in each case, after the Second Amendment Effective Date, Hyatt shall, in each case at its own expense, (A) cause any such Subsidiary to become a party to the Guaranty contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and cause any such Subsidiary to become a party to each applicable Collateral Document by executing and delivering to the Administrative Agent joinders to all applicable Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent, (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 6.1 and the filing of UCC financing statements) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of Hyatt or such Subsidiary, as applicable, to secure the Credit Party Obligations (or, in the case of Principal Property Collateral (as defined in each of the Security Agreement and the Pledge Agreement), the Principal Property Secured Obligations (as defined in each of the Security Agreement and the Pledge Agreement)) to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Collateral Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to Hyatt or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral (or such later date as the Administrative Agent may reasonably agree) and in form and substance reasonably satisfactory to the Administrative Agent.

(c)    Commencing on the Second Amendment Effective Date and ending on the Limitation Date, cause each Subsidiary which is not a party to this Credit Agreement (other than any Excluded Subsidiary) that incurs or guarantees any third-party Indebtedness under clauses (a), (b) or (g) of the definition of “Indebtedness” in excess of $250,000,000 in the aggregate for any such Subsidiary (each such Subsidiary, a “Covenant Relief Period Guarantor”), within ten Business Days following such incurrence, to become a “Guarantor” hereunder by way of execution of a Joinder Agreement. Such Joinder Agreement shall be accompanied by such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Covenant Relief Period Guarantor and favorable opinions of counsel to such Covenant Relief Period Guarantor (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

5.9     Financial Covenants.

(a)    Leverage Ratio. On a consolidated basis, maintain a Leverage Ratio as of each Measurement Date of less than or equal to 4.5 to 1.0; provided, however, that (i ) Hyatt may maintain a Leverage Ratio of not more than 5.5 to 1.0 ~~(i)~~ for any Measurement Date occurring during a period commencing on the date of the consummation of a Portfolio Acquisition and ending 270 days thereafter; provided further, that the Leverage Ratio may only be increased as described in this clause (i) for not more than two periods during the term of this Agreement, which periods may not be consecutive; and (ii) ~~for any~~Hyatt may maintain a Leverage Ratio of not more than the applicable ratio set forth below for the applicable Measurement Date ending during the ~~Leverage Increase Period; provided that, for the avoidance of doubt, there shall not be more than two Measurement Dates occurring during the Leverage Increase Period.~~Covenant Adjustment Period:

Measurement Date	Leverage Ratio
The second Measurement Date occurring during the Covenant Adjustment Period	7.5 to 1.0

The third Measurement Date occurring during the Covenant Adjustment Period	6.5 to 1.0

The fourth Measurement Date occurring during the Covenant Adjustment Period	5.5 to 1.0

The fifth Measurement Date occurring during the Covenant Adjustment Period	5.0 to 1.0

(b)     Consolidated Fixed Charge Coverage Ratio. On a consolidated basis, maintain a Consolidated Fixed Charge Coverage Ratio (calculated on a one fiscal quarter basis) as of the first Measurement Date occurring during the Covenant Adjustment Period (the “Fixed Charge Coverage Ratio Measurement Date”) of no less than 1.25 to 1.00.

(~~b~~c)    Secured Funded Debt Ratio. On a consolidated basis, maintain a Secured Funded Debt Ratio as of each Measurement Date of less than or equal to 0.30 to 1.00.

Notwithstanding the foregoing, the Credit Parties shall not be required to comply with (A) the maximum Leverage Ratio for any Measurement Date occurring during the Covenant Relief Period ~~and~~or as of the Fixed Charge Coverage Ratio Measurement Date, (B) the maximum Secured Funded Debt Ratio for any Measurement Date occurring prior to the earlier of (x) the last day of the Covenant Relief Period and (y) the Security Release Date and (C) the minimum Fixed Charge Coverage Ratio for any Measurement Date other than the Fixed Charge Coverage Ratio Measurement Date.

5.10     Electronic Delivery of Certain Information.

(a)    Documents required to be delivered pursuant to the Credit Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial or governmental, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or Issuing Lender) pursuant to Section 2 and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. In the case of documents or notices delivered electronically to the Administrative Agent and the Lenders, such documents or notices shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Borrower posts such documents or the documents become available on a commercial or governmental website. If (x) such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have occurred as of 10:00 a.m. Eastern time on the next Business Day for the recipient and (y) the deemed time of delivery occurs on a day that is not a Business Day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next Business Day for the recipient. Except for the certificates required by Section 5.2(a), the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)    Documents required to be delivered pursuant to Section 2 may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

5.11     Public/Private Information.

Hyatt shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Hyatt. Documents required to be delivered pursuant to the Credit Documents shall be delivered by or on behalf of Hyatt to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and Hyatt shall designate Information Materials (a) that are either available to the public or not material with respect to Hyatt and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

5.12     Foreign Borrower Authorizations.

With respect to the Foreign Borrower, maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the Grand Duchy of Luxembourg, and all approvals and consents of each other Person in such jurisdiction, in each case that are necessary to maintain the enforceability of, and the practical realization by the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders of the intended benefit of, the applicable Credit Documents against the Foreign Borrower.

5.13     Further Assurances.

The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions that may be required or advisable under applicable law or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.

Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Specified Guarantor shall be required to (a) perfect any security interests, or make any filings or take any other actions necessary or desirable to perfect and protect security interests under the Security Agreement in Excluded Assets, or (b) enter into any control agreement or other control arrangement, including in respect of any deposit, securities or commodities accounts (other than control of pledged capital stock and material intercompany notes to the extent otherwise required in the Collateral Documents).

In addition, the Credit Documents shall limit the amount of Indebtedness secured by Liens on Principal Property Collateral (as defined in each of the Pledge Agreement and the Security Agreement) to $984,0000,000, which is an amount that would not require the Senior Notes to be secured equally and ratably with the Credit Party Obligations by a Lien on such Principal Property Collateral.

5.14	Liquidity.

At all times during the Covenant Relief Period, maintain Liquidity of not less than $~~300,000,000~~450,000,000. “Liquidity” means, as of each date of determination, an amount equal to unrestricted cash and Cash Equivalents of Hyatt and its Subsidiaries held in the United States as of such date, plus an amount equal to undrawn Commitments under this Agreement (to the extent available to be drawn in accordance with this Agreement) and undrawn commitments under the Bridge Facility (to the extent available to be drawn in accordance with the Bridge Facility), in each case, as of such determination date.

SECTION 6

NEGATIVE COVENANTS

The Credit Parties covenant and agree that on the Closing Date, and so long as this Credit Agreement is in effect and until (a) the Commitments have been terminated, (b) no Loans or Letters of Credit (other than Letters of Credit which have been Cash Collateralized) remain outstanding and (c) all amounts owing hereunder or under any other Credit Document or the Fee Letter or in connection herewith or therewith have been paid in full (other than contingent indemnification of the Credit Party Obligations to the extent no claim giving rise thereto has been asserted), the Credit Parties shall not and shall not permit any Subsidiary to:

6.1	Liens.

Contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens. Further, commencing on the Second Amendment Effective Date and ending on the Limitation Date, in the event that Hyatt or any Subsidiary creates a Lien on any Property now or hereafter acquired and owned by Hyatt or any Subsidiary which (i) is not a Permitted Lien or (ii) is a Permitted Lien incurred pursuant to clause (w) of the definition thereof and which Lien, in the case of this clause (ii) secures Indebtedness of the type described in clause (a), (b), (g), (h) or (k) of the definition of Indebtedness in an amount in excess of $250,000,000 in a single transaction or series of related transactions, Hyatt and/or such Subsidiary shall, concurrently with the granting of such Lien, take such actions as are required (and as are otherwise reasonably requested by the Administrative Agent) to assure that the Credit Party Obligations are secured equally and ratably with such Indebtedness, for so long as such Indebtedness shall be so secured; provided that, nothing in this sentence shall be deemed to permit any Lien which is not a Permitted Lien whether or not Hyatt and its Subsidiaries comply with the terms hereof.

6.2	Nature of Business.

Alter the character of the business of Hyatt and its Subsidiaries taken as a whole in any material respect from that conducted as of the Closing Date other than alterations, expansions and extensions reasonably related thereto.

6.3	Mergers and Sale of Assets

(a)    Dissolve, liquidate or wind up its affairs or sell, transfer, lease or otherwise dispose of all or substantially all of the assets of Hyatt and its Subsidiaries taken as a whole or agree to do so at a future time to any other Person; provided that the following, without duplication, shall be expressly permitted:

(i)    the sale, lease or transfer of property or assets between and among Credit Parties;

(ii)    any Subsidiary may dissolve, liquidate or wind up its affairs at any time so long as such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect and, in the case of (x) the Foreign Borrower or any Guarantor, any assets of such Credit Party are transferred to another Credit Party in connection with such dissolution, liquidation or winding up and (y) the Foreign Borrower, the Foreign Borrower and Hyatt have executed such documents as the Administrative Agent may reasonably request to evidence that the Foreign Borrower shall cease to be a Borrower hereunder; and

(iii)    any other dissolution, liquidation or winding up of the affairs of a Subsidiary or any other sale, lease or transfer of property or assets to any Person; provided that after giving effect to such dissolution, liquidation or winding up or sale, lease or transfer of property or assets on a Pro Forma Basis no Default or Event of Default shall be in existence or would result therefrom, and in the case of the Foreign Borrower (and in any event, in the case of any transaction which results in the Foreign Borrower ceasing to be a Wholly Owned Subsidiary), the Foreign Borrower and Hyatt have executed such documents as the Administrative Agent may reasonably request to evidence that the Foreign Borrower shall cease to be a Borrower hereunder.

(b)    Enter into any transaction of merger or consolidation, except that (i) any Subsidiary may merge or consolidate with or into another Subsidiary or Hyatt; provided that (x) if a Credit Party is a party thereto, a Credit Party will be the surviving corporation and (y) if Hyatt is a party thereto, Hyatt will be the surviving corporation or if a Specified Guarantor is a party thereto, such Specified Guarantor is the surviving entity, (ii) any Subsidiary that is no longer useful in the business of Hyatt and its Subsidiaries, as determined by Hyatt in its reasonable discretion, may dissolve, liquidate or wind up its affairs at any time by way of merger or consolidation so long as, in the case of a Credit Party, the assets in such Credit Party are transferred to another Credit Party and in the case of a Specified Guarantor, the assets in such Specified Guarantor are transferred to another Specified Guarantor; and (iii) Hyatt or any Subsidiary of Hyatt may merge or consolidate with or into a Pritzker Affiliate or any other Person so long as after giving effect to such merger or consolidation on a Pro Forma Basis (A) if Hyatt is a party thereto, Hyatt is the surviving entity or if a Specified Guarantor is party thereto, such Specified Guarantor is the surviving entity and (B) no Default or Event of Default shall be in existence or would result therefrom; provided, in each case, that if the Foreign Borrower merges into or consolidates with another Person in accordance with this clause (b) and the Foreign Borrower is not the continuing or surviving Person, the continuing or surviving Person (x) must be a Wholly-Owned Subsidiary of Hyatt, (y) must become the Foreign Borrower substantially simultaneously with such merger or consolidation by assuming all of the obligations of the non-surviving or non-continuing Foreign Borrower pursuant to documentation (including, if reasonably requested by the Administrative Agent, legal opinions) in form and substance reasonably satisfactory to the Administrative Agent, and (z) must be organized in a jurisdiction that is either (I) the same jurisdiction as that of the Foreign Borrower that merged with or consolidated into such Person or (II) a jurisdiction approved by each of the Lenders.

(c)    Notwithstanding the foregoing, prior to the Limitation Date, (i) sell, transfer, lease or otherwise dispose of any assets (including as a result of any merger, consolidation, dissolution, liquidation or other winding up) of Hyatt and its Subsidiaries (other than Permitted Dispositions) unless (x)  (A) such sale, transfer, lease or disposal is for fair market value as determined by Hyatt in good faith, (B) at least 75% of the proceeds of such sale, transfer lease or disposal are received by Hyatt or its Subsidiaries are in cash, or, after the Security Release Date, cash, Cash Equivalents and Designated Non-Cash Consideration (or any combination thereof), and (C) the Net Cash Proceeds of any Asset Sale are applied as required by Section 2.8(b)(ii), or (y) (A) such sale, transfer, lease or disposal is in connection with an exchange or swap of Property in a transaction covered by Section 1031 of the Code (a “1031 Exchange”) and (B) the aggregate fair market value of the assets sold, transferred, leased or otherwise disposed of pursuant to this clause (y) does not exceed $500,000,000 or (ii) sell, transfer, lease or otherwise dispose of all or substantially all of the material Intellectual Property of Hyatt and its Subsidiaries, taken as a whole, or all or substantially all of the management and franchise agreements of Hyatt and its Subsidiaries, taken as a whole.

Upon the sale, transfer or other disposition of any Subsidiary (or dissolution thereof, via merger or otherwise) not prohibited by this Agreement, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties’ request and at the Credit Parties’ expense, such documentation as is reasonably necessary to evidence the release of such Subsidiary from all of its obligations under the Credit Documents, including the release of such Subsidiary, if it is a Guarantor hereunder, from its obligations under Section 9 hereof; provided that any such release shall be conditioned on such Subsidiary being released substantially simultaneously from its obligations and guaranty of the Bridge Facility or any Secured Refinancing Facility.

6.4	Transactions with Affiliates.

Except for loans to officers, directors, employees and shareholders (x) existing on the Closing Date or (y) made after the Closing Date during the term of this Agreement in an aggregate amount not to exceed $50,000,000 at any time outstanding and except as otherwise permitted pursuant to Section 6.6, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower or another Subsidiary), except pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and consistent with the types of transactions entered into by the Borrower or its Subsidiaries prior to the Closing Date or upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

6.5	Fiscal Year; Organizational Documents.

Neither change its fiscal year nor amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent.

6.6	Restricted Payments.

Directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to Hyatt (directly or indirectly through Subsidiaries) or any

Subsidiary (provided that, any Restricted Payment made prior to the Security Release Date with Property constituting (x) Collateral or Restricted Real Properties described in clause (a) of the definition thereof may only be distributed to another Specified Guarantor (including any Subsidiary becomes a Specified Guarantor simultaneous with such Restricted Payment and has complied with the requirements set forth in clause (d) of the definition of “Permitted Disposition”) and (y) Restricted Real Properties described in clause (b) of the definition may only be distributed to Hyatt or any of its Wholly-Owned Subsidiaries), (c) Restricted Payments required to be made in connection with long-term incentive plans and other contractual obligations to employees; provided that, prior to the Limitation Date, the aggregate amount of such Restricted Payments pursuant to this clause (c) shall not exceed $10,000,000, and (d) after the Limitation Date, Hyatt may make other Restricted Payments so long as, after giving effect thereto on a Pro Forma Basis, no Default or Event of Default shall be in existence or would result therefrom.

6.7	Other Limitations Prior to the Limitation Date.

Prior to the Limitation Date:

(a)    Directly or indirectly, make or own any Investment in any Person other than the following:

(i)    (A) Investments (including Guaranty Obligations) existing on the ~~Second~~Third Amendment Effective Date and Investments committed under binding agreements which agreements were entered into before the ~~Second~~Third Amendment Effective Date, in each case, which Investments are included on Schedule 6.7(a) and (B) any amendments, modifications, extensions, refinancings, renewals or replacements of any Guaranty Obligations constituting such existing Investments described in clause (A) so long as (I) the terms of such Guaranty Obligations after giving effect to such amendment, modification, extensions, refinancing, renewal or replacement are not materially more restrictive to Hyatt and its Subsidiaries when taken as a whole as such obligations prior to giving effect thereto, and (II) the aggregate amount of the Indebtedness subject to such Guaranty Obligations is not increased unless (x) as a result of the capitalization of deferred interest or (y) such increased amount is permitted under ~~clause~~clauses (ii) through (~~viii~~x) below;

~~(ii) additional Investments in joint ventures in which Hyatt or its Subsidiaries owned Capital Stock prior to the Second Amendment Effective Date (and such Capital Stock was not acquired in contemplation of the Second Amendment Effective Date) in an aggregate amount not to exceed $150,000,000;~~

(ii)    ~~(iii)~~ Investments in cash and Cash Equivalents;

(iii)    ~~(iv)~~ Investments made as a result of the receipt of non-cash consideration from a disposition of assets permitted under Section 6.3(c);

(iv)    ~~(v)~~ Investments consisting of stock, obligations or securities received in settlement of amounts owing to Hyatt or any of its Subsidiaries in the ordinary course of business or in a distribution received in respect of an Investment permitted under this Section 6.7(a);

(v)    ~~(vi)~~ (A) Ownership by each of Hyatt and its Subsidiaries of the Capital Stock of each of its Subsidiaries and (B) any other Investment in Hyatt or in any Subsidiary; provided that any Investment under clause (B) of this clause (~~vi~~v) made prior to the Security Release Date with Property constituting (x) Collateral or Restricted Real Properties described in clause (a) of the definition thereof may only be made in another Specified Guarantor (including any Subsidiary that becomes a Specified Guarantor simultaneous with such Investment and has complied with the requirements set forth in clause (d) of the definition of “Permitted Disposition”) and (y) Restricted Real Properties described in clause (b) of the definition thereof may only be made in Hyatt or any of its Wholly-Owned Subsidiaries;

(vi)     Investments consisting of additional Guaranty Obligations in an aggregate amount not to exceed the amount of reductions to any Guaranty Obligations from and after the Second Amendment Effective Date (plus any increase in such amount solely to the extent (x) as a result of the capitalization of deferred interest or (y) such increase is otherwise permitted under any other clause of this Section 6.7), so long as the terms of such additional Guaranty Obligations are not materially more restrictive to Hyatt and its Subsidiaries when taken as a whole as Guaranty Obligations prior to giving effect to such reductions;

(vii)     Investments (A) made with the net cash proceeds of any Capital Markets Offering made after the Third Amendment Effective Date or (B) for which the purchase price is paid in Capital Stock of Hyatt, so long as such net cash proceeds and the value of such Capital Markets Offering or Capital Stock, as applicable, do not exceed $2,000,000,000 in the aggregate;

(viii)     Investments constituting acquisitions of Property acquired in, or in connection with, any 1031 Exchange in an aggregate amount not to exceed $500,000,000;

(ix)    ~~(vii)~~ other Investments in an aggregate amount not to exceed $~~100,000,000~~350,000,000; and

(x)    ~~(viii)~~ other Investments in an aggregate amount not to exceed $150,000,000; provided that, at the time of making such Investment and after giving pro forma effect thereto, (A) there are no outstanding loans under the Bridge Facility, (B) the aggregate principal amount of outstanding Loans hereunder does not exceed $350,000,000 and (C) the Leverage Ratio as of the most recently ended fiscal quarter for which financial statements have been provided does not exceed 7.0 to 1.0 (provided that for purposes of calculating the Leverage Ratio for this clause (C), Consolidated EBITDA shall be calculated on a one quarter annualized basis).

(b)    Directly or indirectly prepay the Senior Notes or any Indebtedness which is secured by Liens which are subordinate to the Liens securing the Credit Party Obligations, contractually subordinated to the Credit Party Obligations or otherwise subordinated in right of payment to the Credit Party Obligations; provided that~~,~~ (i)  Hyatt and its Subsidiaries may directly or indirectly prepay the Senior Notes maturing in 2021 and 2022 so long as any such prepayment is not made with the proceeds of Loans and (ii) on or after the Security Release Date, subject to the immediately preceding clause (i), Hyatt and its Subsidiaries may enter into any refinancing or replacement Indebtedness with respect to the Senior Notes.

(c)    Modify the terms and conditions of (i) the Bridge Facility or any document entered into in connection therewith in any manner that (A) makes the terms of the Bridge Facility more favorable to the holders of the Bridge Facility than the terms of the Credit Documents, (B) would grant additional Liens or provide additional guarantees to support the Bridge Facility which Liens and guarantees are not also provided to secure or guaranty the Credit Party Obligations, (C) extends the maturity date thereof or (D) would otherwise be materially adverse to the Administrative Agent or the Lenders, (ii) any Secured Refinancing Facility or any document entered into in connection therewith in any manner that would grant additional Liens or provide additional guarantees to support the Secured Refinancing Facility which Liens and guarantees are not also provided to secure or guaranty the Credit Party Obligations, or (iii) the indenture governing the Senior Notes (including any supplemental indenture relating thereto or in respect thereof) to add guarantees or collateral for the benefit of the holders of the Senior Notes.

6.8	Other Limitations Prior to the Security Release Date.

Prior to the Security Release Date or, if earlier, the Limitation Date:

(a)    Permit any Pledged Entity to directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness described in clauses (a), (b), (g), (h) or (k) of the definition of “Indebtedness”, except for Permitted Collateral Indebtedness.

(b)     Enter into any arrangement with any third party that would cause any Property constituting Collateral on the Second Amendment Effective Date to become an Excluded Asset.

(c)    Assign the right to receive proceeds from the sale, transfer or disposition of any Restricted Assets to any Person (other than hereunder or under the Bridge Facility).

(d)    Permit or authorize the filing of any financing statement naming the Borrower or any Subsidiary thereof as debtor under the Uniform Commercial Code (or any similar filing in any other jurisdiction) with respect to any Restricted Asset (other than a financing statement in favor of the Administrative Agent or the Bridge Facility Agent in the Collateral).

(e)    Permit any Restricted Asset, to be subject to any provision of a document, instrument or agreement (other than any Credit Document or the Bridge Facility Agreement to the extent consistent with the terms of the Credit Documents) which prohibits or purports to prohibit the creation or assumption of any Lien on such Property as security for Indebtedness of the Person owning such Property or any other Person other than (i) negative pledges on Liens securing Capitalized Leases and purchase money obligations, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and only so long as such Indebtedness is permitted hereunder, (ii) customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (iii) restrictions arising in connection with cash or other deposits which are Permitted Liens or Permitted Collateral Liens and limited to such cash or deposit, (iv) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (v) restrictions contained in Section 4.07 of the indenture relating to the Senior Notes (or similar provisions in any supplemental indenture)(including any related definitional provisions) as the same are in effect on the Second Amendment Effective Date.

(f)    Contract, create, incur, assume or permit to exist any Lien with respect to any of the Restricted Assets, whether now owned or hereafter acquired, except for Permitted Collateral Liens.

(g)    Modify the terms and conditions of any documentation in respect of real property ground leases of the real property owned by any Pledged Entity that would have a material adverse effect on the Lien in the Collateral securing Credit Party Obligations.

(h)    Sell, transfer, lease or otherwise dispose of any Restricted Real Property to any Affiliate (including any Subsidiary) other than (x) transfers of Restricted Real Properties described in clause (a) of the definition thereof among Specified Guarantors (including any Subsidiary that shall become a Specified Guarantor simultaneous with such disposition and has complied with the requirements set forth in clause (d) of the definition of “Permitted Disposition”) and (y) transfers of the Restricted Real Properties described in clause (b) of the definition thereof to Hyatt or any of its Wholly-Owned Subsidiaries.

SECTION 7

EVENTS OF DEFAULT

7.1	Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)    (i) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to reimburse any Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or (iii) the Borrower shall fail to pay any interest on any Loan or any Fee or other amount payable hereunder or under the Fee Letter when due in accordance with the terms hereof (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder within the aforesaid period of time) and, solely with respect to this clause (iii) such failure shall continue unremedied for three (3) Business Days; or

(b)    Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time pursuant to this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect (or in the case of a representation or warranty qualified by materiality, in any respect) on or as of the date made or deemed made; or

(c)    (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.3(a), 5.7, 5.9, or in Section 6; or (ii) any Credit Party shall fail to perform, comply with or observe any covenant or agreement contained in Section 5.1, 5.3(g), 5.4(a) or 5.14 and in the event such breach or failure to comply is capable of cure such failure shall continue unremedied for a period of five Business Days; or (iii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents (other than as described in Sections 7.1(a), 7.1(b), 7.1(c)(i) or 7.1(c)(ii) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

(d)    Any Credit Party or any of its Subsidiaries shall (i) (x) default in any payment of principal of or interest under the Bridge Facility or any Secured Refinancing Facility beyond the period of grace, if any, provided in the Bridge Facility or any Secured Refinancing Facility or (y) default in the observance or performance of any instrument or agreement evidencing, securing or relating to the Bridge Facility or any Secured Refinancing Facility, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of the Bridge Facility or any Secured Refinancing Facility or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, the Bridge Facility or any Secured Refinancing Facility to become due and payable prior to its stated maturity or to be required to be prepaid, repurchased, redeemed or defeased prior to its stated maturity, (ii) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $100,000,000 (or, in the case of Non-Recourse Debt, $175,000,000), in the aggregate for the Credit Parties and their Subsidiaries beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (iii) any Indebtedness in a principal amount outstanding of at least $100,000,000 (or, in the case of Non-Recourse Debt, $175,000,000) in the aggregate for the Credit Parties or their Subsidiaries shall be declared to become due and payable prior to its stated maturity or shall be required to be prepaid, repurchased, redeemed or defeased (or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made), in each case prior to its stated maturity; or

(e)    (i) Any Credit Party or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) any Credit Party or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f)    One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance or self-insurance) of $50,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(g)    (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) a failure to satisfy the “minimum funding standards” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan (other than a Permitted Lien) shall arise on the assets of the Borrower or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any of its ERISA Affiliates shall incur any liability in connection with a withdrawal from, or the Insolvency of, any Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)    There shall occur a Change of Control; or

(i)    (A) The Guaranty or any material provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor’s obligations under the Guaranty; or (B) any Lien purported to be created under any Credit Document shall cease to be, or shall be asserted by any Borrower or other Credit Party not to be, a valid and perfected Lien on any Collateral having an aggregate value in excess of $50,000,000, with the priority required by the applicable Credit Documents and the Pari Passu Intercreditor Agreement, except as a result of (x) the sale or other disposition of the applicable Collateral in a transaction permitted under the Credit Documents, (y) the release of such Lien as a result of the occurrence of the Security Release Date hereunder or (z) the failure of the Administrative Agent to maintain the possession of certificates actually delivered to it representing securities pledged under a Collateral Document or to file Uniform Commercial Code continuation statements or to take any other action;

(j)    (A) Any other Credit Document or the Fee Letter shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the material rights, powers and privileges purported to be created thereby, or any Credit Party or any Person acting by or on behalf of any Credit Party shall deny or disaffirm any Credit Party Obligation or (B) so long as the Bridge Facility or any Secured Refinancing Facility are outstanding, the Pari Passu Intercreditor Agreement shall cease to be (or shall be asserted in writing by Hyatt or any of the Specified Guarantors not to be) legally valid, binding and enforceable against any party thereto or otherwise not be effective to create the rights and obligations purported to be created thereunder.

7.2	Acceleration; Remedies.

Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or upon the request and direction of the Required Lenders shall, by written notice to the Borrower take any of the following actions (including any combination of such actions):

(a)    Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)    Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations (including, without limitation, Fees) of any and every kind owing by any Credit Party to the Administrative Agent and/or any of the Lenders hereunder to be due and direct the Borrower to pay to the Administrative Agent Cash Collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to 103% of the Dollar Amount (determined as of the most recent Revaluation Date) of the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party.

(c)    Enforcement of Rights. Exercise any and all rights and remedies created and existing under the Credit Documents, whether at law or in equity.

(d)    Rights Under Applicable Law. Exercise any and all rights and remedies available to the Administrative Agent or the Lenders under Applicable Law.

Notwithstanding the foregoing, if an Event of Default specified in Section 7.1(e) shall occur, then the Commitments shall automatically terminate, all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable and the Borrower’s obligation to provide Cash Collateral described in clause (b) above shall become effective immediately, in each case, without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, all of which are hereby waived by the Borrower.

SECTION 8

AGENCY PROVISIONS

8.1	Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Credit Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Credit Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Credit Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Laws. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Section 5 that the Borrower is not otherwise required to deliver directly to the Lenders. The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Credit Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Credit Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Credit Document. As to any matters not expressly provided for by the Credit Documents (including, without limitation, enforcement or collection of any of the Credit Party Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Credit Party Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Credit Document or Applicable Laws. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Credit Document upon the occurrence of a Default or an Event of Default unless the Required Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Credit Documents in accordance with the instructions of the Required Lenders, or where applicable, all the Lenders.

The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders, each of the Issuing Lenders and, by accepting the benefits thereof, each Hedging Agreement Provider hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or in trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Credit Party Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 8 (including Section 8.6, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) and Section 10.5 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Section 8 shall, where applicable, be read as including a reference to the “collateral agent”. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent as collateral agent to execute and deliver, and to perform its obligations under, each of the Collateral Documents to which the Administrative Agent is a party and (ii) the Administrative Agent to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Secured Parties. Notwithstanding the foregoing, the Administrative Agent shall have no obligation whatsoever to any Secured Party or to any other Person to assure that the Collateral exists or is owned by any Borrower or any other Credit Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent pursuant to any of the Credit Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, and that the Administrative Agent shall have no duty or liability whatsoever to any Secured Party or any other Person.

8.2	Wells Fargo as Lender.

Wells Fargo, as a Lender or as a Hedging Agreement Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Credit Document and under any Hedging Agreement, as the case may be, as any other Lender or Hedging Agreement Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Credit Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Lenders, other Lenders, or any other Hedging Agreement Providers. Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or any Hedging Agreement, or otherwise without having to account for the same to the Issuing Lenders, the other Lenders or any other Hedging Agreement Providers. The Issuing Lenders and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Credit Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

8.3	Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved.

8.4	Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such Lender to any other party to any of the Credit Documents. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

8.5	Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Credit Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Credit Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, any Issuing Lender or any other Person, or shall be responsible to any Lender, any Issuing Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Credit Party or any other Person in or in connection with this Agreement or any other Credit Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document or the satisfaction of any conditions precedent under this Agreement or any Credit Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Secured Parties in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Credit Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Credit Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney in fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

8.6	Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Credit Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Credit Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Required Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Credit Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Credit Documents and/or collect any Credit Party Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Credit Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

8.7	Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Lenders expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to such Issuing Lender or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Credit Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Lender or any Lender. Each of the Lenders and the Issuing Lenders acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Credit Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Credit Parties, the other Subsidiaries and other Persons, its review of the Credit Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each of the Lenders and the Issuing Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Credit Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Credit Party of the Credit Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Credit Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Lenders by the Administrative Agent under this Agreement or any of the other Credit Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Credit Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties. Each of the Lenders and the Issuing Lenders acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Lender.

8.8	Successor Administrative Agent.

(a)    The Administrative Agent may resign at any time as Administrative Agent under the Credit Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender or Eligible Assignee has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and the applicable Issuing Lenders directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and the

Issuing Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Lender were itself the Administrative Agent.

(b)    If the Lender serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Lender as Administrative Agent. Upon any such removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Titled Agent (as defined in Section 8.9) and any of its Affiliates as a successor Administrative Agent). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days of notice of such removal (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and (1) the current Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents, and at the request of Hyatt, shall deliver to Hyatt a copy of the Register and (2) all payments, communications and determinations provided to be made by, to or through the current Administrative Agent shall instead be made to each Lender and the applicable Issuing Lenders directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and the Issuing Lenders so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Lender were itself the Administrative Agent.

(c)    Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as set forth in clause (a) or (b) above, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and unless previously discharged in accordance with clause (a) or (b) above, the current Administrative Agent shall be discharged from its duties and obligations under the Credit Documents. Any resignation or removal by an Administrative Agent shall also constitute the resignation or removal as an Issuing Lender and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning/Removed Lender”). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) the Resigning/Removed Lender shall be discharged from all duties and obligations of an Issuing Lender and the Swingline Lender hereunder and under the other Credit Documents and (ii) one or more of the other Issuing Lenders shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning/Removed Lender as Issuing Lender outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or, only in the case of the resignation of the Administrative Agent as provide in clause (a) above, make other arrangements satisfactory to the Resigning/Removed Lender to effectively assume the obligations of the Resigning/Removed Lender with respect to such Letters of Credit. After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Credit Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

8.9	Titled Agents.

Each of the Syndication Agent, Co-Lead Arrangers, Joint Book Runners and Co-Documentation Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Lender, the Borrower or any other Credit Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

8.10	Patriot Act Notice.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Credit Parties to, provide promptly upon any such request to such Lender, such Credit Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

8.11	Intercreditor Agreement.

The Administrative Agent is authorized by the Lenders and the other Secured Parties (including any Hedge Agreement Provider by its acceptance of such collateral security) to (i) enter into the Pari Passu Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement or any other Credit Document, (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Credit Party of any Indebtedness of such Credit Party that is permitted to be secured pursuant to Sections 6.1 and 6.7 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected Lien on the Collateral), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender and other Secured Party (a) understands, acknowledges and agrees that Liens will be created on the Collateral pursuant to the terms of the Bridge Facility and/or any Secured Refinancing Facility and the collateral agreements securing obligations under the Bridge Facility and/or any Secured Refinancing Facility, which Liens shall be subject to the terms and conditions of the Pari Passu Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement or any other intercreditor agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent to enter into the Pari Passu Intercreditor Agreement and any other intercreditor agreement expressly contemplated by this Agreement or any other Credit Document or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Credit Party of any Indebtedness of such Credit Party that is permitted to be secured pursuant to Sections 6.1 and 6.7 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected Lien on the Collateral (with such priority as may be designated by such Credit Party, to the extent such priority is permitted by the Credit Documents)), and to subject the Liens on the Collateral securing the Credit Party Obligations to the provisions thereof.

SECTION 9

GUARANTY

9.1	The Guaranty.

In order to induce the Lenders and Issuing Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders and the Issuing Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Guarantied Credit Party Obligations owed to the Administrative Agent, the Lenders and the Issuing Lenders hereunder and the Hedging Agreement Providers under any Hedging Agreement. If any or all of the Guarantied Credit Party Obligations become due and payable hereunder or under any Hedging Agreement with a Hedging Agreement Provider, each Guarantor unconditionally promises to pay such Guarantied Credit Party Obligations to the Administrative Agent, the Lenders, the Issuing Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Lenders, the Issuing Lenders or the Hedging Agreement Providers in collecting any of the Guarantied Credit Party Obligations. As used in this Section 9, Guarantied Credit Party Obligations shall include all Guarantied Credit Party Obligations now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such Guarantied Credit Party Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower and the Guarantors may be liable individually or jointly with others, whether or not recovery upon such Guarantied Credit Party Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guarantied Credit Party Obligations may be or hereafter become otherwise unenforceable. This Guaranty is a guaranty of payment and performance and not of collection.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents (a) to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any Applicable Law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (including, without limitation, the Bankruptcy Code or its non-U.S. equivalent) and (b) this Guaranty shall not be deemed to cover any Excluded Swap Obligations.

9.2	Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Guarantied Credit Party Obligations of the Borrower to the Lenders, the Issuing Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e) as applicable to the Borrower or any Subsidiaries of the Borrower, and unconditionally promises to pay such Guarantied Credit Party Obligations to the Administrative Agent for the account of the Lenders and the Issuing Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender, any Issuing Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the

Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or other Applicable Law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

9.3	Nature of Liability.

The liability of each Guarantor hereunder is absolute and unconditional and exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders, the Issuing Lenders or any Hedging Agreement Provider on the Guarantied Credit Party Obligations that the Administrative Agent, such Lenders, such Issuing Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, a guarantor or a borrower other than the payment in full of the Credit Party Obligations.

The guaranty under this Section 9 is a continuing and irrevocable guaranty of all Guarantied Credit Party Obligations now or hereafter existing and shall remain in full force and effect until all Credit Party Obligations and any other amounts payable under this Section 9 are indefeasibly paid in full in cash and any commitments of the Lenders or facilities provided by the Lenders with respect to the Credit Party Obligations are terminated. Notwithstanding the foregoing, this guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantors is made, or the Administrative Agent, on behalf of the Lenders and the Issuing Lenders, exercises its right of set-off, in respect of the Credit Party Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent, on behalf of the Lenders and the Issuing Lenders, is in possession of or has released this guaranty and regardless of any prior revocation, rescission, termination or reduction; provided, however, that neither the Administrative Agent nor any Lender or Issuing Lender shall have any set-off rights against accounts of any Credit Party under hotel management agreements pursuant to which such Credit Party is acting as agent for a third party with respect to the amounts in such account. The obligations of the Guarantors under the preceding sentence shall survive termination of this Credit Agreement.

9.4	Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

9.5	Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender, each Issuing Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by Applicable Law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

9.6	Reliance.

It is not necessary for the Administrative Agent, the Lenders, the Issuing Lenders or any Hedging Agreement Providers to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.7	Waiver.

(a)    Each of the Guarantors waives any right (except as shall be required by Applicable Law and cannot be waived) to require the Administrative Agent, any Lender, any Issuing Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s, any Lender’s, any Issuing Lender’s or any Hedging Agreement Provider’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full in cash of the Credit Party Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent or any of the Lenders or Issuing Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender or Issuing Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by Applicable Law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full. Each of the Guarantors, to the extent permitted by law, waives any defense arising out of any such election by the Administrative Agent and each of the Lenders and Issuing Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b)    Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender or Issuing Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c)    Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders, Issuing Lenders or the Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders, Issuing Lenders or such Hedging Agreement Provider (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been indefeasibly paid in full in cash, no Credit Document or Hedging Agreement with a Hedging Agreement Provider remains in effect and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders, the Issuing Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders, Issuing Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations shall have been indefeasibly paid in full in cash, no Credit Document or Hedging Agreement with a Hedging Agreement Provider remains in effect and the Commitments have been terminated.

9.8	Limitation on Enforcement.

The Lenders, the Issuing Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or any such Hedging Agreement Provider (only with respect to obligations under the applicable Hedging Agreement entered into with such Hedging Agreement Provider) and that no Lender, Issuing Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders and Issuing Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Hedging Agreement provided by such Hedging Agreement Provider. The Lenders, the Issuing Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors or any Pritzker Affiliate other than the Guarantors.

9.9	Confirmation of Payment.

The Administrative Agent, the Lenders and the Issuing Lenders will, upon request after payment of the Guarantied Credit Party Obligations under the Credit Documents which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the Guarantied Credit Party Obligations under the Credit Documents have been paid in full and the Commitments relating thereto terminated, subject to the provisions of Section 9.2.

9.10	Collateral and Guaranty Matters.

The Lenders and the Issuing Lenders and each Hedging Agreement Provider by its acceptance of such Guaranty or Collateral, irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and, unless such Guarantor is required to provide a guaranty pursuant to Section 5.8(a), to release such Subsidiary as a Guarantor as of the Security Release Date; and

(ii)    to release any Lien on any property granted to or held by the Administrative Agent under any Collateral Document (a) upon the date upon which (x) the Commitments have been terminated, (y) no Loans or Letters of Credit (other than Letters of Credit which have been Cash Collateralized) remain outstanding and (z) all amounts owing hereunder or under any other Credit Document or the Fee Letter or in connection herewith or therewith have been paid in full (other than contingent indemnification of the Credit Party Obligations to the extent no claim giving rise thereto has been asserted), (b) that is sold, disposed of or transferred or to be sold, disposed of or transferred as part of or in connection with any sale, disposition or transfer permitted hereunder and under each other Credit Document to a Person that is not a Credit Party, (c) if the Property subject to such Lien is owned by a Guarantor, upon the release of such Credit Party from its Guaranty otherwise in accordance with the Credit Documents, (d) that is Collateral provided under the Security Agreement and that constitutes Excluded Assets, (e) upon the occurrence of the Security Release Date or (f) if approved, authorized or ratified in writing in accordance with Section 10.21.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty or to release any Lien under any Collateral Document, in each case, pursuant to this Section 9.10. Further, in each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to (i) evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents pursuant to this Section 9.10 and (ii) to evidence the release of such Guarantor from its Guaranty pursuant to this Section 9.10. Notwithstanding the foregoing any release of a Guarantor or a Lien shall be conditioned on such Subsidiary or Collateral being released substantially simultaneously under the Bridge Facility or any Secured Refinancing Facility.

9.11	Keepwell.

Each of Hyatt and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.11, or otherwise under this Guaranty, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each of Hyatt and each Qualified ECP Guarantor under this Section 9.11 shall remain in full force and effect until all Guarantied Credit Party Obligations and any other amounts payable under this Section 9 are indefeasibly paid in full in cash and any Commitments of the Lenders or facilities provided by the Lenders and the Issuing Lenders with respect to the Guarantied Credit Party Obligations are terminated. Each of Hyatt and each Qualified ECP Guarantor intends that this Section 9.11 constitute, and this Section 9.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

9.12 Administrative	Agent May File Bankruptcy Disclosure and Proofs of Claim.

In the case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(ii)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Credit Party Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due Administrative Agent under Sections 2.10 and 10.5 of this Agreement allowed in such judicial proceeding; and

(iii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.10 and 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agent and counsel, and any other amounts due Administrative Agent under Sections 2.10 and 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Credit Party Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10

MISCELLANEOUS

10.1	Amendments and Waivers.

Except as expressly provided herein, neither this Credit Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:

(i)    reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate or as a result of amendments effected pursuant to Section 2.14) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; or

(ii)    amend, modify or waive any provision of this Section 10.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

(iii)    amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent; or

(iv)    release all or substantially all of the Guarantors from their obligations under the Guaranty (provided that (A) the release of less than substantially all of the Guarantors shall solely require the consent of the Required Lenders and (B) no consent of the Lenders shall be required for the release of any Guarantor that ceases to be a Subsidiary as a result of a transaction not prohibited hereunder provided no Event of Default shall exist or arise as a result of such release) without the written consent of all the Lenders; or

(v)    amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of the Required Lenders or of all Lenders as appropriate; or

(vi)    amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

(vii)    amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.12(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby;

provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, any Issuing Lender (in such capacity) or the Swingline Lender (in such capacity) under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, such Issuing Lender or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.

Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the other Credit

Parties, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default permanently waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Section 8 (other than the provisions of Section 8.9 and any other provision the effect of which is adverse to the Credit Parties); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for and permitted hereunder; provided further, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Notwithstanding anything to the contrary herein or in any other Credit Document, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Credit Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.

The Borrower shall be permitted to replace with a replacement financial institution acceptable to the Administrative Agent, any Lender (other than the Lender then acting as Administrative Agent) that fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Credit Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of Lenders, in each case in accordance with the terms of this Section 10.1, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (a) such replacement does not conflict with any Requirement of Law, (b) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such Replaced Lender on or prior to the date of replacement, (c) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (d) the Borrower shall be liable to such Replaced Lender under Section 2.17 if any Eurocurrency Rate Loan owing to such Replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (e) the Replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (f) until such time as such replacement shall be consummated, the Borrower shall pay to the Replaced Lender all additional amounts (if any) required pursuant to Section 2.15, 2.16 or 2.18(a), as the case may be, (g) the Borrower provides at least three (3) Business Days’ prior notice to such Replaced Lender, and (h) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Replaced Lender. In the event any Replaced Lender fails to execute the agreements required under Section 10.6 in connection with an assignment pursuant to this Section 10.1 (after two (2) days’ notice has been given to such Replaced Lender), such failure will not impair the validity of the removal of such Replaced Lender and the mandatory assignment of such Replaced Lender’s Commitments and outstanding Loans shall nevertheless be effective without the execution by such Replaced Lender of the assignment documents required under Section 10.6 so long as (i) evidence of proof of receipt by such Replaced Lender of such assignment agreement is available and (ii) such Replaced Lender has been paid in full in cash on or prior to the effective date of such replacement. A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such replacement cease to apply.

Notwithstanding any of the foregoing to the contrary, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or any other Credit Document or an inconsistency between or among provisions of this Agreement or any other Credit Document, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

10.2	Notices.

(a)    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth in the Administrative Questionnaire in the case of a Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans and Notes:

if to the Borrower:

Hyatt Hotels Corporation

150 N. Riverside Drive

Chicago, Illinois 60606

Attention: Brad O’Bryan, Treasurer and Senior Vice President

Telephone:             (312) 780-5726

Telecopy:               (312) 780-5726

with a copy to:

Hyatt Hotels Corporation

150 N. Riverside Drive

Chicago, Illinois 60606

Attention: General Counsel

Telephone:             (312) 750-1234

Telecopy:               (312) 780-5284

and to:

Latham & Watkins, LLP

330 N. Wabash Ave., Suite 2800

Chicago, Illinois 60611

Attention: Cindy Caillavet Sinclair

Telecopier:             (312) 993-9767

Telephone:             (312) 876-7703

if to the Administrative Agent or Wells Fargo as Swingline Lender or an Issuing Lender:

Wells Fargo Bank, National Association, as Administrative Agent

1750 H. Street, NW, Suite 550

Washington, D.C. 20006

Attn: Mark Monahan

Telephone:             (202) 303-3017

Telecopy:               (202) 429-2984

with a copy to:

Wells Fargo Bank, National Association

2030 Main Street, Suite 800

Irvine, California 92614

Attn: Rhonda Friedly

Telephone:             (949) 251-4383

Telecopy:               (949) 851-9728

and in the case of notices under Section 2:

Wells Fargo Bank, National Association, as Administrative Agent

Minneapolis Loan Center – CRE Agency Services

600 South 4th Street, 4th Floor

Minneapolis, Minnesota 55415

Attn: Kara Rasmussen

Telephone:             (612) 316-0299

Telecopy:               (866) 835-0263

with respect to Foreign Currency Loans:

Wells Fargo Bank, National Association, as Administrative Agent

Minneapolis Loan Center – CRE Agency Services

600 South 4th Street, 4th Floor

Minneapolis, Minnesota 55415

Attn: Kara Rasmussen

Telephone:             (612) 316-0299

Telecopy:               (866) 835-0263

if to an Issuing Lender (other than Wells Fargo):

Bank of America, N.A.

Global Trade Operations

One Fleet Way, 2nd Floor

Mail Code PA6-580-02-30

Scranton, PA 18507

Telephone:             (800) 370.7519

Telecopy:               (800) 755.8743

JPMorgan Chase Bank, N.A.

10420 Highland Manor Dr. 4th Floor

Tampa, FL 33610

Attention: Standby LC Unit

Telephone:             (800) 364-1969

Telecopy:               (856) 294-5267

Deutsche Bank AG New York Branch

Portfolio Management and Standby Letter of Credit

60 Wall Street, 23rd Floor

New York, NY 10005

Attention: Terry Greenberg, Assistant Vice President

Telephone:             (212) 250-665

Telecopy:               (646) 350-3183

The Bank of Nova Scotia

720 King St. West

Toronto, Ontario

Canada M5V 2T3

Attention: Rachelle Duncan, Senior Manager

GWO - Lending Services Operations

Telephone:             (416) 649-4049

Telecopy:               (212) 225-5705

(b)    Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

10.3	No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4	Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement, the Collateral Documents and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all Credit Party Obligations have been paid in full (other than contingent indemnification obligations a claim for which has not yet been asserted).

10.5	Payment of Expenses and Taxes.

The Credit Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent and the Lead Arrangers for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement, the other Credit Documents, the Fee Letter and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of one outside counsel to the Administrative Agent, the Issuing Lenders and the Lead Arrangers, (b) to pay or reimburse each Lender, the Issuing Lenders and the Administrative Agent for all of their respective reasonable out-of-pockets costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the other Credit Documents and the Fee Letter, including, without limitation, the reasonable fees and disbursements of outside counsel to the Administrative Agent and to each of the Lenders and each of the Issuing Lenders, provided that, absent an actual or perceived conflict of interest, the Borrower shall only be required to reimburse the Administrative Agent, the Lead Arrangers, the Issuing Lenders and each Lender, in the aggregate, for one outside law firm, (c) on demand, to pay, indemnify, and hold each Lender, each Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by the Borrower in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents, the Fee Letter and any such other documents, (d) to pay, reimburse or indemnify the Administrative Agent, including as its role as “collateral agent” with respect to the exercise of any right or remedy the Administrative Agent or the Lenders may have under this Agreement or the other Credit Documents, including but not limited to, the foreclosure upon, or seizure of, any Collateral or exercise of any other rights of a secured party, (e) to pay or reimburse each Lender, each Issuing Lender and the Administrative Agent for any reasonable out-of-pocket costs, fees or expenses incurred in connection with any investigation (including, without limitation, background checks) performed to determine whether the Borrower or any of its Subsidiaries or any officer, director, shareholder or Affiliate of the Borrower or any of its Subsidiaries has violated any Anti-Money Laundering Laws, Anti-Corruption Laws or other similar law and (f) to pay, indemnify, and hold each Lender, each Issuing Lender the Administrative Agent, the Lead Arrangers, their respective Affiliates and their respective other Related Parties (an “Indemnified Person”) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever from third party claims (other than claims by taxing authorities) with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents, the Fee Letter and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the an Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section 10.5 shall survive repayment of the Loans, Notes and all other Credit Party Obligations. The obligations of the Foreign Borrower with respect to the indemnification and cost and expense reimbursement obligations set forth above and in the other Credit Documents shall, to the extent reasonably ascertainable, be limited to losses, claims, damages, liabilities, costs and expenses arising out of or relating to the obligations of the Foreign Borrower under this Agreement and the other Credit Documents (including the enforcement thereof) and the Foreign Borrower’s use or proposed use of the proceeds of any Loan made to it.

10.6	Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of a Competitive Loan.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)     the consent of (1) the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and (2) the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Commitment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (which fee the Administrative Agent may, in its sole discretion, elect to waive), and the Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates (other than an Affiliate of The Goldman Sachs Group, Inc. that is a Lender as of the First Amendment Effective Date) or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    No Assignment to Competitors. No such assignment shall be made to any competitor of the Borrower or any Subsidiary in the hospitality or lodging industry.

(viii)    Assignments Involving Defaulting Lenders. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage; provided that notwithstanding the foregoing provisions of this clause (viii), if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d); provided, an assignment that does not comply with subsection (b)(vii) shall not be treated as a participation and shall be of no effect.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 10.2 a copy of each Assignment and

Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no participation may be sold to any competitor of the Borrower or any Subsidiary in the hospitality or lodging industry. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Credit Document described in the first proviso of Section 10.1 that adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 through 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(b) (it being understood that the documentation required under Section 2.18(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under any of Sections 2.15 through 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)    Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

10.7    Adjustments; Set-off.

(a)    Each Lender agrees that if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b)    In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, but subject to receipt of the prior written consent of the Required Lenders exercised in their sole discretion, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final but excluding set-off of trust and payroll accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower and the other Credit Parties to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under any other Credit Document, the Fee Letter or any Hedging Agreement with a Hedging Agreement Provider provided by such Lender pursuant to the terms of this Credit Agreement, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured; provided, however, that neither the Administrative Agent nor any Lender shall have any set-off rights against accounts of any Credit Party under hotel management agreements pursuant to which such Credit Party is acting as agent for a third party with respect to the amounts in such account. The aforesaid right of set-off may be exercised by such Lender against the Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of any such Credit Party, or against anyone else claiming through or against any such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Credit Party Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

10.8    Table of Contents and Section Headings.

The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

10.9    Counterparts.

This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. A Lender’s signature to any Credit Document shall binding on all Applicable Lending Offices of such Lender.

10.10    Effectiveness.

Subject to Section 4, this Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent (or counsel to the Administrative Agent) or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex signature pages and notice (actually received) at such office that the same has been signed and mailed to it.

10.11    Severability.

Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.12    Integration.

This Credit Agreement, the other Credit Documents and the Fee Letter represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

10.13    GOVERNING LAW.

THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS (WITHOUT TAKING INTO ACCOUNT CONFLICT OF LAW PRINCIPLES).

10.14    Consent to Jurisdiction and Service of Process.

All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note , any of the other Credit Documents or the Fee Letter may be brought in the courts of the State of Illinois in Cook County or in any federal court located in the State of Illinois, and, by execution and delivery of this Credit Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement, any Note, any other Credit Document or the Fee Letter from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect any right that any party hereto may have to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

10.15    Confidentiality.

The Administrative Agent and each of the Lenders agrees that it will not disclose without the prior consent of the Borrower (other than to its employees, Affiliates, agents, auditors or counsel or to another Lender who shall agree to keep such information confidential) any information with respect to the Borrower, its Subsidiaries, any Pritzker Affiliate and any of their Affiliates which is furnished pursuant to or in connection with this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 10.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or the NAIC or similar organizations (whether in the

United States or elsewhere) or their successors; provided, that prior to such disclosure such Lender shall give prior notice to the Borrower, (c) as is required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling of a Governmental Authority applicable to such Lender; provided, that prior to such disclosure such lender shall give prior notice to the Borrower, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 10.6, provided that such prospective transferee shall have been made aware of this Section 10.15 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (e) with the Borrower’s consent (such consent not to be unreasonably withheld) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, (f) to any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to a Credit Party and its obligations hereunder or under any Hedging Agreement; provided that such prospective transferee shall have agreed to be bound by the confidentiality provisions set forth in this Section, or (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents, the Fee Letter or any Hedging Agreement entered into with a Hedging Agreement Provider; provided further that, in any case, notice of any disclosure as set forth in clauses (a) through (g) above shall only be provided to the Borrower to the extent permitted by Applicable Law, regulation or legal process and in no event shall such notice be provided or required in connection with a regular examination of a Lender or Issuing Lender by its regulators.

10.16    Acknowledgments.

(a)    The Borrower and the other Credit Parties each hereby acknowledges that:

(i)    it has been advised by counsel in the negotiation, execution and delivery of each Credit Document and the Fee Letter;

(ii)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

(iii)    no joint venture exists among the Lenders or among the Borrower and the Lenders; and

(iv)    the Administrative Agent, each Lender and their Affiliates may have economic interests that conflict with those of the Borrower and the other Credit Parties, their stockholders and/or their Affiliates.

(b)    The Administrative Agent and each of the Lenders agree that:

(i)    the Credit Party Obligations may not be enforced against any director, officer, employee or stockholder of the Borrower or the other Credit Parties; and

(ii)    it is not necessary for the Borrower or the other Credit Parties to inquire into the capacity or power of the Administrative Agent or any of the Lenders or the officers, directors, partners or agents acting or purporting to act on their behalf.

10.17     Waivers of Jury Trial.

THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE FEE LETTER AND FOR ANY COUNTERCLAIM THEREIN.

10.18     Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document or the Fee Letter in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents or the Fee Letter shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender in the Judgment Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in the Judgment Currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

10.19     Nonliability of Administrative Agent and Lenders; No Advisory or Fiduciary Responsibility.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Administrative Agent, any Issuing Lender or any Lender shall have any fiduciary responsibilities to the Borrower or any other Credit Party, and no provision in this Agreement or in any of the other Credit Documents or the Fee Letter, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Lender or any Lender to any Lender, the Borrower, any Subsidiary or any other Credit Party. None of the Administrative Agent, any Issuing Lender or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Not in limitation of the foregoing, in connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Titled Agent, the Administrative Agent, any Issuing Lender, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Credit Documents, irrespective of whether any Titled Agent, the Administrative Agent, any Issuing Lender, any

Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; and (b) (i) the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Titled Agents, the Administrative Agent, the Issuing Lenders, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.20     NO NOVATION.

THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING FACILITY. THE PARTIES DO NOT INTEND THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE CREDIT PARTY OBLIGATIONS (AS DEFINED IN THE EXISTING FACILITY) OWING BY THE BORROWER OR ANY GUARANTOR UNDER OR IN CONNECTION WITH THE EXISTING FACILITY OR ANY OF THE OTHER CREDIT DOCUMENTS (AS DEFINED IN THE EXISTING FACILITY).

10.21    Release of Collateral.

(i) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Credit Party (including, without limitation, as a result of the sale, in accordance with the terms of the Credit Documents, of the Credit Party that owns such Collateral) in accordance with the terms of the Credit Documents or if otherwise approved, authorized or ratified in writing by the Required Lender (or such other percentage of Lenders as required by below), (ii) upon the date (x) the Commitments have been terminated, (y) no Loans or Letters of Credit (other than Letters of Credit which have been Cash Collateralized) remain outstanding and (z) all amounts owing hereunder or under any other Credit Document or the Fee Letter or in connection herewith or therewith have been paid in full (other than contingent indemnification of the Credit Party Obligations to the extent no claim giving rise thereto has been asserted) (and, concurrently therewith, to release all the Credit Parties from their obligations under the Credit Documents (other than those that specifically survive termination of this Agreement)), (iii) upon any asset ceasing to constitute Collateral or (iv) upon the occurrence of the Security Release Date, the Lenders irrevocably authorize the Administrative Agent, and the Administrative Agent agrees, at the Borrowers’ expense, to execute and deliver to such

Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Credit Documents; provided, however, that (x) any release of a Lien shall be conditioned on such Lien being released under the Bridge Facility or any Secured Refinancing Facility substantially simultaneously, (y) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (z) such release shall not in any manner discharge, affect or impair the Credit Party Obligations or, in the case of clauses (i) and (iii) above, any Liens upon (or obligations of any Borrower or any other Credit Party in respect of) all interests retained by any Borrower or any other Credit Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral; provided, further, that the Principal Property Collateral (as defined in each of the Pledge Agreement and the Security Agreement) shall be released upon the indefeasible payment in full of all Principal Property Secured Obligations (as defined in each of the Pledge Agreement and the Security Agreement) with proceeds of Principal Property Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

Notwithstanding anything to the contrary set forth in this Agreement, (a) any release of all or substantially all of the Specified Guarantors from their obligations under the Collateral Documents prior to the Security Release Date shall require the written consent of all the Lenders (provided that (i) the release of less than substantially all of the Specified Guarantors shall solely require the consent of the Required Lenders and (ii) no consent of the Lenders shall be required for the release of any Specified Guarantor that ceases to be a Subsidiary as a result of a transaction not prohibited hereunder provided that no Event of Default shall exist or arise as a result of such release); (b) any release of all or substantially all of the Liens on the Collateral in any transaction or series of transactions prior to the Security Release Date, shall require the written consent of all directly or adversely affected Lenders and/or (c) any amendments to the Credit Documents that would have the effect of subordinating the Lenders’ security interest in all or substantially all Collateral prior to the Security Release Date, shall require the written consent of all directly or adversely affected Lenders.

10.22     Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.23     Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Illinois and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amended and Restated Credit Agreement to be duly executed and delivered as of the date first above written.

HYATT:	HYATT HOTELS CORPORATION,
a Delaware corporation

By:
	Name:	Bradley O’Bryan
	Title:	Senior Vice President and Treasurer

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FOREIGN BORROWER:	HOTEL INVESTORS I, INC.,
A Luxembourg société à responsabilité limitée

By:
	Name:	Bradley O’Bryan
	Title:	Type B Manager

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[Signature Page to Second Amended and Restated Credit Agreement with Hyatt Hotels Corporation]

GUARANTORS:	HE ORLANDO HOTEL, LLC
HYATT FRANCHISING, L.L.C.
HYATT PLACE FRANCHISING, L.L.C.
GRAND HYATT SF, L.L.C.
SDI, INC.

By:
	Name:	Bradley O’Bryan
	Title:	Vice President, Treasurer

HYATT CORPORATION

By:
	Name:	Bradley O’Bryan
	Title:	Senior Vice President and Treasurer

HYATT EQUITIES, L.L.C.
SELECT HOTELS GROUP, L.L.C.

By:
	Name:	Bradley O’Bryan
	Title:	Vice President

WAILEA HOTEL HOLDINGS, L.L.C.

By: Hyatt Corporation, a Delaware corporation, its Managing and Administrative Member

By:
	Name:	Bradley O’Bryan
	Title:	Senior Vice President and Treasurer

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LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually in its capacity as a Lender and in its capacity as Administrative Agent

By:
Name:
Title:

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BANK OF AMERICA, N.A.

By:
Name:
Title:

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[Signature Page to Second Amended and Restated Credit Agreement with Hyatt Hotels Corporation]

BANK OF AMERICA SECURITIES LIMITED, in its capacity as an Applicable Designee of Bank of America, N.A.

By:
Name:
Title:

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[Signature Page to Second Amended and Restated Credit Agreement with Hyatt Hotels Corporation]

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

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THE BANK OF NOVA SCOTIA

By:
Name:
Title:

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[OTHER LENDERS]

By:
Name:
Title:

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ANNEX II

SCHEDULES 2.1(a), 5.2(a) and 6.7(a) TO CREDIT AGREEMENT

See attached.

ANNEX III

EXTENDING LENDERS

1.	Wells Fargo Bank, National Association

2.	Bank of America, N.A.

3.	Deutsche Bank AG New York Branch

4.	JPMorgan Chase Bank, N.A.

5.	The Bank of Nova Scotia

6.	Goldman Sachs Lending Partners LLC

7.	Truist Bank

8.	U.S. Bank National Association

9.	Crédit Agricole Corporate and Investment Bank

10.	HSBC Bank USA, National Association

11.	PNC Bank, National Association

12.	Sumitomo Mitsui Banking Corporation

13.	BBVA USA

14.	Fifth Third Bank, National Association

15.	The Northern Trust Company

16.	Comerica Bank

17.	First Hawaiian Bank